EXECUTION COPY









RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.,

Company,

RESIDENTIAL FUNDING CORPORATION,

Master Servicer,

and

BANKERS TRUST COMPANY,

Trustee




POOLING AND SERVICING AGREEMENT

Dated as of May 1, 1995



Mortgage Pass-Through Certificates

Series 1995-S7





TABLE OF CONTENTS

                                                  Page

                       ARTICLE I

                      DEFINITIONS

Section 1.01.  Definitions..........................2
               Accrued Certificate Interest.........2
               Adjusted Mortgage Rate...............3
               Advance..............................3
               Affiliate............................3
               Agreement............................3
               Amount Held for Future Distribution..3
               Appraised Value......................4
               Assignment...........................4
               Assignment Agreement.................4
               Assignment of Proprietary Lease......4
               Available Distribution Amount........4
               Bankruptcy Amount....................5
               Bankruptcy Code......................5
               Bankruptcy Loss......................5
               Book-Entry Certificate...............5
               Business Day.........................5
               Buydown Funds........................5
               Buydown Mortgage Loan................5
               Cash Liquidation.....................5
               Certificate..........................6
               Certificate Account..................6
               Certificate Account Deposit Date.....6
               Certificateholder or Holder..........6
               Certificate Owner....................6
               Certificate Principal Balance........6
               Certificate Register and
               Certificate Registrar................7
               Class................................7
               Class A Certificate..................7
               Class A-10 Collection Shortfall......7
               Class A-10 Principal
               Distribution Amount..................7
               Class B Certificate..................7
               Class B Percentage...................8
               Class B-1 Percentage.................8
               Class B-2 Percentage.................8
               Class B-3 Percentage.................8
               Class B-1 Prepayment
               Distribution Trigger.................8
               Class B-2 Prepayment
               Distribution Trigger.................8
               Class B-3 Prepayment
               Distribution Trigger.................8
               Class M Certificate..................9
               Class M Percentage...................9
               Class M-1 Percentage.................9
               Class M-2 Percentage.................9
               Class M-3 Percentage.................9
               Class M-2 Prepayment
               Distribution Trigger.................9
               Class M-3 Prepayment
               Distribution Trigger.................9
               Class R Certificate.................10
               Class R-I Certificate...............10
               Class R-II Certificate..............10
               Closing Date........................10
               Code................................10
               Compensating Interest...............10
               Cooperative.........................10
               Cooperative Apartment...............10
               Cooperative Lease...................10
               Cooperative Loans...................11
               Cooperative Stock...................11
               Cooperative Stock Certificate.......11
               Corporate Trust Office..............11
               Credit Support Depletion Date.......11
               Curtailment.........................11
               Custodial Account...................11
               Custodial Agreement.................11
               Custodian...........................11
               Cut-off Date........................11
               Cut-off Date Principal Balance......11
               Debt Service Reduction..............12
               Deficient Valuation.................12
               Definitive Certificate..............12
               Deleted Mortgage Loan...............12
               Depository..........................12
               Depository Participant..............12
               Destroyed Mortgage Note.............12
               Determination Date..................12
               Discount Fraction...................12
               Discount Mortgage Loan..............12
               Disqualified Organization...........13
               Distribution Date...................13
               Due Date............................13
               Due Period..........................13
               Eligible Account....................13
               Eligible Funds:.....................14
               Event of Default....................14
               Excess Bankruptcy Loss..............14
               Excess Fraud Loss...................14
               Excess Special Hazard Loss..........14
               Excess Subordinate
               Principal Amount....................14
               Extraordinary Events................14
               Extraordinary Losses................15
               FDIC................................15
               FHLMC...............................15
               Final Distribution Date.............15
               Fitch...............................15
               FNMA................................15
               Foreclosure Profits.................15
               Fraud Loss Amount...................16
               Fraud Losses........................16
               Independent.........................16
               Initial Certificate
               Principal Balance...................17
               Initial Monthly Payment Fund........17
               Insurance Proceeds..................17
               Insurer.............................17
               Late Collections....................17
               Liquidation Proceeds................17
               Loan-to-Value Ratio.................17
               Maturity Date.......................17
               Monthly Payment.....................17
               Moody's.............................18
               Mortgage............................18
               Mortgage File.......................18
               Mortgage Loan Schedule..............18
               Mortgage Loans......................19
               Mortgage Note.......................19
               Mortgage Rate.......................19
               Mortgaged Property..................19
               Mortgagor...........................19
               Net Mortgage Rate...................19
               Non-Discount Mortgage Loan..........19
               Non-Primary Residence Loans.........19
               Non-United States Person............19
               Nonrecoverable Advance..............20
               Nonsubserviced Mortgage Loan........20
               Notional Amount.....................20
               Officers' Certificate...............20
               Opinion of Counsel..................20
               Original Senior Percentage..........20
               Outstanding Mortgage Loan...........20
               Ownership Interest..................20
               PAC Certificate.....................20
               PAC Principal Amount................21
               Pass-Through Rate...................21
               Paying Agent........................21
               Percentage Interest.................21
               Permitted Investments...............21
               Permitted Transferee................22
               Person..............................22
               Planned Principal Balance...........22
               Pool Stated Principal Balance.......22
               Prepayment Assumption...............23
               Prepayment Distribution Percentage..23
               Prepayment Distribution Trigger.....24
               Prepayment Period...................24
               Primary Insurance Policy............24
               Principal Prepayment................25
               Principal Prepayment in Full........25
               Program Guide.......................25
               Purchase Price......................25
               Qualified Substitute Mortgage Loan..25
               Rating Agency.......................25
               Realized Loss.......................26
               Record Date.........................26
               Regular Certificate.................26
               REMIC...............................26
               REMIC I.............................26
               REMIC I Certificates................27
               REMIC II............................27
               REMIC II Certificates...............27
               REMIC Provisions....................27
               REO Acquisition.....................27
               REO Disposition.....................27
               REO Imputed Interest................27
               REO Proceeds........................27
               REO Property........................28
               Request for Release.................28
               Required Insurance Policy...........28
               Residential Funding.................28
               Responsible Officer.................28
               Schedule of Discount Fractions......28
               Security Agreement..................28
               Segment I...........................28
               Segment II..........................28
               Segment I Principal Amount..........28
               Segment I Scheduled
               Principal Balance...................28
               Segment Certificate.................28
               Seller..............................28
               Seller's Agreement..................29
               Senior Accelerated
               Distribution Percentage.............29
               Senior Percentage...................29
               Senior Principal
               Distribution Amount.................30
               Servicing Accounts..................30
               Servicing Advances..................30
               Servicing Fee.......................30
               Servicing Officer...................30
               Special Hazard Amount...............30
               Special Hazard Loss.................31
               Spread..............................31
               Spread Rate.........................31
               Stated Principal Balance............31
               Subordinate Principal
               Distribution Amount.................32
               Subserviced Mortgage Loan...........32
               Subservicer.........................32
               Subservicer Advance.................32
               Subservicing Account................32
               Subservicing Agreement..............32
               Subservicing Fee....................33
               Tax Returns.........................33
               Transfer............................33
               Transferee..........................33
               Transferor..........................33
               Trust Fund..........................33
               Uncertificated Accrued Interest.....33
               Uncertificated Pass-Through Rate....34
               Uncertificated Principal Balance....34
               Uncertificated REMIC I
               Regular Interest  V.................34
               Uncertificated REMIC I
               Regular Interest W..................34
               Uncertificated REMIC I
               Regular Interest X..................34
               Uncertificated REMIC I
               Regular Interest Y..................34
               Uncertificated REMIC I
               Regular Interests...................35
               Uncertificated REMIC Regular
               Interest V Distribution amount......35
               Uncertificated REMIC I Regular
               Interest W Distribution Amount......35
               Uncertificated REMIC I Regular
               Interest X Distribution Amount......35
               Uncertificated REMIC I Regular
               Interest Y Distribution Amount......35
               Uncertificated REMIC I
               Regular Interest Distribution
               Amounts.............................35
               Uninsured Cause.....................35
               United States Person................35
               Voting Rights.......................35

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.   Conveyance of Mortgage Loans.........37
Section 2.02.   Acceptance by Trustee................42
Section 2.03.   Representations, Warranties and
                Covenants of the Master Servicer
                and the Company......................43
Section 2.04.   Representations and Warranties of
                Sellers..............................47
Section 2.05.   Issuance of Certificates Evidencing
                Interests in REMIC I.................49
Section 2.06.   Conveyance of Uncertificated REMIC I
                Regular Interests; Acceptance by the
                Trustee..............................49
Section 2.07.   Issuance of Certificates Evidencing
                Interest in REMIC II.................50

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01.   Master Servicer to Act as Servicer...51
Section 3.02.   Subservicing Agreements Between
                Master Servicer and Subservicers;
                Enforcement of Subservicers' and
                Sellers' Obligations.................52
Section 3.03.   Successor Subservicers...............53
Section 3.04.   Liability of the Master Servicer.....53
Section 3.05.   No Contractual Relationship Between
                Subservicer and Trustee or
                Certificateholders...................54
Section 3.06.   Assumption or Termination of
                Subservicing Agreements by Trustee...54
Section 3.07.   Collection of Certain Mortgage Loan
                Payments; Deposits to Custodial
                Account..............................54
Section 3.08.   Subservicing Accounts; Servicing
                Accounts.............................57
Section 3.09.   Access to Certain Documentation and
                Information Regarding the Mortgage
                Loans................................58
Section 3.10.   Permitted Withdrawals from the
                Custodial Account....................58
Section 3.11.   Maintenance of the Primary Insurance
                Policies; Collections Thereunder.....60
Section 3.12.   Maintenance of Fire Insurance and
                Omissions and Fidelity Coverage......61
Section 3.13.   Enforcement of Due-on-Sale Clauses;
                Assumption and Modification
                Agreements; Certain Assignments......63
Section 3.14.   Realization Upon Defaulted Mortgage
                Loans................................65
Section 3.15.   Trustee to Cooperate; Release of
                Mortgage Files.......................67
Section 3.16.   Servicing and Other Compensation;
                Compensating Interest................68
Section 3.17.   Reports to the Trustee and the
                Company..............................69
Section 3.18.   Annual Statement as to Compliance....69
Section 3.19.   Annual Independent Public Accountants'
                Servicing Report.....................70
Section 3.20.   Rights of the Company in Respect
                of the Master Servicer...............70
Section 3.21.   Administration of Buydown Funds......71

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01.   Certificate Account.................72
Section 4.02.   Distributions.......................72
Section 4.03.   Statements to Certificateholders....81
Section 4.04.   Distribution of Reports to the
                Trustee and the Company; Advances
                by the Master Servicer..............83
Section 4.05.   Allocation of Realized Losses.......84
Section 4.06.   Reports of Foreclosures and
                Abandonment of Mortgaged Property...86
Section 4.07.   Optional Purchase of Defaulted
                Mortgage Loans......................86
Section 4.08.   Distributions on the Uncertificated
                REMIC I Regular Interests...........86

ARTICLE V

THE CERTIFICATES

Section 5.01.   The Certificates....................89
Section 5.02.   Registration of Transfer and
                Exchange of Certificates............91
Section 5.03.   Mutilated, Destroyed, Lost or
                Stolen Certificates.................95
Section 5.04.   Persons Deemed Owners...............96
Section 5.05.   Appointment of Paying Agent.........96
Section 5.06.   Optional Purchase of Certificates...96

ARTICLE VI

THE COMPANY AND THE MASTER SERVICER

Section 6.01.   Respective Liabilities of
                the Company and the Master
                Servicer............................99
Section 6.02.   Merger or Consolidation of the
                Company or the Master Servicer;
                Assignment of Rights and Delegation
                of Duties by Master Servicer........99
Section 6.03.   Limitation on Liability of the
                Company, the Master Servicer and
                Others.............................100
Section 6.04.   Company and Master Servicer Not to
                Resign.............................101

ARTICLE VII

DEFAULT

Section 7.01.   Events of Default..................102
Section 7.02.   Trustee or Company to Act;
                Appointment of Successor...........104
Section 7.03.   Notification to Certificateholders.105
Section 7.04.   Waiver of Events of Default........105

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01.   Duties of Trustee..................106
Section 8.02.   Certain Matters Affecting the
                Trustee............................107
Section 8.03.   Trustee Not Liable for
                Certificates or Mortgage Loans.....109
Section 8.04.   Trustee May Own Certificates.......109
Section 8.05.   Master Servicer to Pay Trustee's
                Fees and Expenses; Indemnification.109
Section 8.06.   Eligibility Requirements for
                Trustee............................110
Section 8.07.   Resignation and Removal of the
                Trustee............................111
Section 8.08.   Successor Trustee..................112
Section 8.09.   Merger or Consolidation of
                Trustee............................112
Section 8.10.   Appointment of Co-Trustee or
                Separate Trustee...................113
Section 8.11.   Appointment of Custodians..........114
Section 8.12.   Appointment of Office or Agency....114

ARTICLE IX

TERMINATION

Section 9.01.   Termination Upon Purchase
                by the Master Servicer or the
                Company or Liquidation of All
                Mortgage Loans......................115
Section 9.02.   Termination of REMIC II.............117
Section 9.03.   Additional Termination
                Requirements........................117

ARTICLE X

REMIC PROVISIONS

Section 10.01.  REMIC Administration................119
Section 10.02.  Master Servicer and Trustee
                Indemnification.....................122

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.  Amendment...........................123
Section 11.02.  Recordation of Agreement;
                Counterparts........................125
Section 11.03.  Limitation on Rights of
                Certificateholders..................126
Section 11.04.  Governing Law.......................127
Section 11.05.  Notices.............................127
Section 11.06.  Notices to Rating Agency............127
Section 11.07.  Severability of Provisions..........128
Section 11.08.  Company's Right to Spread
                Absolute............................128

EXHIBITS

Exhibit A: Form of Class A Certificate
Exhibit B: Form of Class M Certificate
Exhibit C: Form of Class B Certificate
Exhibit D: Form of Class R Certificate
Exhibit E: Form of Custodial Agreement
Exhibit F: Mortgage Loan Schedule
Exhibit G: Form of Seller/Servicer Contract
Exhibit H: Forms of Request for Release
Exhibit I-1: Form of Transfer Affidavit and Agreement
Exhibit I-2: Form of Transferor Certificate
Exhibit J: Form of Investor Representation Letter
Exhibit K: Form of Transferor Representation Letter
Exhibit L: Text of Amendment to Pooling and Servicing
           Agreement Pursuant to Section 11.01(e) for a
           Limited Guaranty
Exhibit M: Form of Limited Guaranty
Exhibit N: Form of Lender Certification for Assignment
         of Mortgage Loan
Exhibit O: Planned Principal Balances
Exhibit P: Segment I Scheduled Principal Balances
Exhibit Q: Schedule of Discount Fractions

This Pooling and Servicing Agreement, effective as of May 1, 1995, among RESIDENTIAL FUNDING MORTGAGE
SECURITIES I, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer
(together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as trustee (together with its permitted successors and assigns, the "Trustee"),


                                PRELIMINARY STATEMENT:

The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly
Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." Four partial undivided beneficial ownership interests in each of the Mortgage Loans (the
"Uncertificated REMIC I Regular Interests") will represent ownership of "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, for purposes of the REMIC Provisions (as defined herein) under federal income tax law. A segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests will be designated as "REMIC II," and the Master Servicer will make a separate REMIC election with respect thereto.
The Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class
A-10, Class M-1, Class M-2, Class M-3, Class B-1, Class
B-2 and Class B-3 Certificates will represent ownership of "regular interests" in REMIC II, and the Class R-II
Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions
(as defined herein) under federal income tax law.


The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate
Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.


                                        Aggregate
                                        Initial
                         Pass-          Certificate
                         Through        Principal
Designation      Type    Rate           Balance

Class A-1       Senior   8.25%          $10,285,000.00
Class A-2       Senior   7.75%          $10,286,000.00
Class A-3       Senior   8.00%          $25,078,000.00
Class A-4       Senior   8.00%          $ 1,719,000.00
Class A-5       Senior   8.00%          $22,300,000.00
Class A-6       Senior   7.10%          $17,800,000.00
Class A-7       Senior   7.75%          $ 5,280,000.00
Class A-8       Senior   7.75%          $ 7,200,000.00
Class A-9       Senior   8.00%          $         0.00
Class A-10      Senior   0.00%          $   569,607.66
Class R-I       Senior   8.00%          $     1,000.00
Class R-II      Senior   8.00%          $     1,000.00
Class M-1     Mezzanine  8.00%          $ 1,574,800.00
Class M-2     Mezzanine  8.00%          $ 1,049,900.00
Class M-3     Mezzanine  8.00%          $   892,400.00
Class B-1    Subordinate 8.00%          $   209,800.00
Class B-2    Subordinate 8.00%          $   367,400.00
Class B-3    Subordinate 8.00%          $   367,731.33



                            Maturity   Initial Ratings
Designation  Features         Date       S&P     Fitch
Class A-1    Segment       May 25, 2010  AAA     AAA
Class A-2    Segment       May 25, 2010  AAA     AAA
Class A-3    Segment       May 25, 2010  AAA     AAA
Class A-4    Segment       May 25, 2010  AAA     AAA
Class A-5      PAC         May 25, 2010  AAA     AAA
Class A-6      PAC         May 25, 2010  AAA     AAA
Class A-7      PAC         May 25, 2010  AAA     AAA
Class A-8      PAC         May 25, 2010  AAA     AAA
Class A-9    PAC Strip     May 25, 2010  AAAr    AAA
Class A-10 Principal Only  May 25, 2010  AAAr    AAA
Class R-I Residual/Segment May 25, 2010  AAA     AAA
Class R-IIResidual/Segment May 25, 2010  AAA     AAA
Class M-1   Mezzanine      May 25, 2010  AA      N/A
Class M-2   Mezzanine      May 25, 2010  A       N/A
Class M-3   Mezzanine      May 25, 2010  N/A     BBB
Class B-1  Subordinate     May 25, 2010  BB      N/A
Class B-2  Subordinate     May 25, 2010  B       N/A
Class B-3  Subordinate     May 25, 2010  N/A     N/A








The Mortgage Loans have an aggregate Cut-off Date
Principal Balance equal to $104,981,638.99.  The
Mortgage Loans are fixed rate mortgage loans having terms to maturity at origination or modification of not more than 15 years.


In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                       ARTICLE I


                                      DEFINITIONS

Section 1.01.  Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

Accrued Certificate Interest:        With respect to
each Distribution Date, as to any Class A Certificate
(other than Class A-9 Certificates and the Class A-10
Certificates), any Class M Certificate, any Class B
Certificate or any Class R Certificate, one month's interest accrued at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Class A-9 Certificates, one month's interest accrued at the related Pass-
Through Rate on the related Notional Amount thereof.
Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01),
(ii) the interest portion (adjusted to the Net Mortgage
Rate) of Realized Losses (including Excess Special
Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage
Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess
Fraud Losses, Excess Bankruptcy Losses or Extraordinary
Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M
Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued
Certificate Interest which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate
Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M
Certificates pursuant to Section 4.05.  The Class A-10
Certificates are not entitled to any distributions in respect of interest.

Adjusted Mortgage Rate:  With respect to any Mortgage
Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

Affiliate:  With respect to any Person, any other
Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms
"controlling" and "controlled" have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Amount Held for Future Distribution:  As to any
Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i)
Liquidation Proceeds, Insurance Proceeds, Principal
Prepayments, Mortgage Loan purchases made pursuant to
Section 2.02, 2.03 or 2.04 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date
(other than such Liquidation Proceeds, Insurance
Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and
(ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged
Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged
Property securing a refinanced or modified Mortgage
Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering
Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

Assignment Agreement:  The Assignment and Assumption
Agreement, dated as of May 30, 1995, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related
Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

Available Distribution Amount:  As to any Distribution
Date, an amount equal to (a) the sum of (i) the amount relating to the Mortgage Loans on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date, exclusive of the Spread, and amounts deposited in the Custodial
Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding
Certificate Account Deposit Date, (iii) any amount deposited in the Custodial Account pursuant to Section
3.12(a), (iv) any amount deposited in the Custodial
Account pursuant to Section 2.01(f) and (v) any amount deposited in the Certificate Account pursuant to
Section 4.07, reduced by (b) the sum as of the close of business on the immediately preceding Determination
Date of (w) aggregate Foreclosure Profits, (x) the
Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section
3.10(a).

Bankruptcy Amount: As of any date of determination, an amount equal to the excess, if any, of (A) $100,000 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. The
Bankruptcy Amount may be further reduced by the Master
Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

Bankruptcy Loss:  With respect to any Mortgage Loan, a
Deficient Valuation or Debt Service Reduction;
provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master
Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) are required or authorized by law or executive order to be closed.

Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related
Buydown Funds in accordance with a related buydown agreement.

Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO
Acquisition occurred, a determination by the Master
Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

Certificate:  Any Class A Certificate, Class M
Certificate, Class B Certificate or Class R
Certificate.

Certificate Account: The account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Funding
Mortgage Securities I, Inc., Mortgage Pass-Through
Certificates, Series 1995-S7" and which must be an Eligible Account.

Certificate Account Deposit Date:  As to any
Distribution Date, the Business Day prior thereto.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate
Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R-I or R-II Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R-I or R-II
Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting
Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

Certificate Owner:  With respect to a Book-Entry
Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

Certificate Principal Balance:  With respect to each
Class A Certificate (other than a Class A-9
Certificate) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial
Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of
(x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor
Certificate) and applied to reduce the Certificate
Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate
Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M
Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal
Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate
Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M
Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate
Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B
Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal
Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that the Certificate
Principal Balance of each Class B Certificate of those
Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate
Principal Balance of all other Classes of Certificates then outstanding. The Class A-9 Certificates have no Certificate Principal Balance.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 5.02.

Class: Collectively, all of the Certificates bearing the same designation.

Class A Certificate:  Any one of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
A-7, Class A-8, Class A-9 or Class A-10 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate evidencing an interest designated as a "regular interest" in REMIC
II for purposes of the REMIC Provisions.

Class A-10 Collection Shortfall:  With respect to the
Final Disposition of a Discount Mortgage Loan and any
Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

Class A-10 Principal Distribution Amount: As defined in Section 4.02(b)(i).

Class B Certificate:  Any one of the Class B-1
Certificates, Class B-2 Certificates or Class B-3
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

Class B Percentage:  The Class B-1 Percentage, Class B-
2 Percentage and Class B-3 Percentage.

Class B-1 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)
(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

Class B-2 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)
(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

Class B-3 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)
(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.90%.

Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3
Certificates immediately prior to such Distribution
Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO
Properties) immediately prior to such Distribution Date is greater than or equal to 0.70%.


Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated
Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.35%.

Class M Certificate:  Any one of the Class M-1, Class
M-2 or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC
Provisions.

Class M Percentage:  The Class M-1 Percentage, Class M-
2 Percentage and Class M-3 Percentage.

Class M-1 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)
(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

Class M-2 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)
(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

Class M-3 Percentage:  With respect to any Distribution
Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate
Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties)
(other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class B-1 Certificates,
Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.75%.

Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates,
Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.75%.

Class R Certificate:  Any one of the Class R-I
Certificates or Class R-II Certificates.

Class R-I Certificate:  Any one of the Class R-I
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

Class R-II Certificate:  Any one of the Class R-II
Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

Closing Date:  May 30, 1995.

Code:  The Internal Revenue Code of 1986.

Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment
Interest Shortfalls resulting from Principal
Prepayments in Full during the related Prepayment
Period, but not more than the lesser of (a) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution
Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution
Date and servicing compensation to which the Master
Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative
Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement,
(ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section 2.01 and are from time to time held as part of the Trust Fund.

Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related
Cooperative.

Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this instrument is located at Four Albany Street, New York, New York 10006, Attention: Residential
Funding Corporation Series 1995-S7.

Credit Support Depletion Date:  The first Distribution
Date on which the Senior Percentage equals 100%.

Curtailment:  Any Principal Prepayment made by a
Mortgagor which is not a Principal Prepayment in Full.

Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

Custodian: A custodian appointed pursuant to a Custodial Agreement.

Cut-off Date: May 1, 1995.

Cut-off Date Principal Balance:  As to any Mortgage
Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

Debt Service Reduction:  With respect to any Mortgage
Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:  With respect to any Mortgage
Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Definitive Certificate: Any definitive, fully registered Certificate.

Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry
Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section
8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Determination Date:  With respect to any Distribution
Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution
Date.

Discount Fraction:  With respect to each Discount
Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 8.00% minus the Net Mortgage
Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage
Rate is modified pursuant to 3.07(a)) for such Mortgage
Loan and the denominator of which is 8.00%.  The
Discount Fraction with respect to each Discount
Mortgage Loan is set forth on Exhibit Q attached hereto.

Discount Mortgage Loan:  Any Mortgage Loan having a Net
Mortgage Rate (or the initial Net Mortgage Rate) of less than 8.00% and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing
(other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing,
(iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code and (v) any other
Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership
Interest in a Class R Certificate by such Person may cause REMIC I, REMIC II or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms
"United States", "State" and "international organization" shall have the meanings set forth in
Section 7701 of the Code or successor provisions.

Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating
Agency, and its long term debt obligations are rated A2
(or the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating
Agency that use of any such account as the Custodial
Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

Eligible Funds: On any Distribution Date means the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates, (ii) the Senior
Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-10 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and
(iv) the aggregate amount of Accrued Certificate
Interest on the Class M, Class B-1 and Class B-2
Certificates.

Event of Default:  As defined in Section 7.01.

Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable
Bankruptcy Amount.

Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable
Special Hazard Amount.

Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate
Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized
Losses to be allocated to such classes of Certificates on such Distribution Date, as reduced by any such amount that is included in clause (5) of the definition of "Class A-10 Principal Distribution Amount".

Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

(a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to
Section 3.12(b) but are in excess of the coverage maintained thereunder;

(b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard
Loss";

(c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

2.   by military, naval or air forces; or

3. by an agent of any such government, power, authority or forces;

(d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

(e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

Extraordinary Losses:  Any loss incurred on a Mortgage
Loan caused by or resulting from an Extraordinary
Event.

FDIC: Federal Deposit Insurance Corporation or any successor thereto.

FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home
Finance Act of 1970, as amended, or any successor thereto.

Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01 which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.03.

Fitch: Fitch Investors Service, L.P. or its successor in interest.

FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act, or any successor thereto.

Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance
Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO
Property (determined, in the case of an REO
Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to (X) prior to the first anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off
Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination (Y) from the first to the third anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss
Amount as of the most recent anniversary of the Cut-off
Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus
(2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with
Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the third to the fifth anniversary of the Cut-off
Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate outstanding principal balance of all of the Mortgage
Loans as of the most recent anniversary of the Cut-off
Date minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage
Loan.

Independent:  When used with respect to any specified
Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal
Balance of such Class of Certificates as of the Cut-off
Date as set forth in the Preliminary Statement hereto.

Initial Monthly Payment Fund:  As defined in Section
2.01(f).

Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance
Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly
Payments due but delinquent for a previous Due Period and not previously recovered.

Liquidation Proceeds:  Amounts (other than Insurance
Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted
Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.

Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage
Loan at the date of determination and the denominator of which is the Appraised Value of the related
Mortgaged Property.

Maturity Date: The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate
Principal Balance of each Class of Certificates representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated
REMIC I Regular Interest would be reduced to zero, which is May 25, 2010, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

Monthly Payment:  With respect to any Mortgage Loan
(including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody's: Moody's Investors Service, Inc., or its successor in interest.

Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage
Note.

Mortgage File:  The mortgage documents listed in
Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute
Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage
Loan:

(i) the Mortgage Loan identifying number ("RFC LOAN
#");

(ii) the street address of the Mortgaged Property including state and zip code ("ADDRESS");

(iii) the maturity of the Mortgage Note ("MATURITY
DATE");

(iv) the Mortgage Rate ("ORIG RATE");

(v) the Subservicer pass-through rate ("CURR NET");

(vi) the Net Mortgage Rate less the Spread Rate ("NET
MTG RT");

(vii) the Spread Rate ("SPREAD");

(viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

(ix) the Cut-off Date Principal Balance ("PRINCIPAL
BAL");

(x) the Loan-to-Value Ratio at origination ("LTV");

(xi) the rate at which the Subservicing Fee accrues
("SUBSERV FEE") and at which the Servicing Fee accrues
("MSTR SERV FEE");

(xii) a code "T," "BT" or "CT" under the column "LN
FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

(xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information requested.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan
Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security
Agreement, Assignment of Proprietary Lease, Cooperative
Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative
Loan, each related Mortgage Note, Mortgage and Mortgage
File and all rights appertaining thereto.

Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto.

Mortgaged Property: The underlying real property securing a Mortgage Loan.

Mortgagor:  The obligor on a Mortgage Note.

Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage
Rate less the per annum rate at which the Servicing Fee is calculated.

Non-Discount Mortgage Loan: A Mortgage Loan that is not a Discount Mortgage Loan.

Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage
Loan Schedule.

Non-United States Person:  Any Person other than a
United States Person.

Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master
Servicer, will not, or, in the case of a proposed
Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections,
Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof.

Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing Agreement.

Notional Amount: As of any Distribution Date, with respect to the Class A-9 Certificates, an amount equal to the sum of (a) 9/80th of the aggregate Certificate
Principal Balance of the Class A-6 Certificates immediately prior to such date and (b) 1/32nd of the aggregate Certificate Principal Balance of the Class A-
7 Certificates and Class A-8 Certificates immediately prior to such date.

Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice
President or Assistant Vice President, and by the Treasurer, the Secretary, or one of the Assistant
Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Permitted Transferee" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

Original Senior Percentage: 95.73%, which is the fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal
Balance of the Class A Certificates (other than the
Class A-10 Certificates) and Class R Certificates and the denominator of which is the aggregate Stated
Principal Balance of the Mortgage Loans (other than the related Discount Fraction of each Discount Mortgage
Loan).

Outstanding Mortgage Loan:  As to any Due Date, a
Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash
Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due
Date pursuant to Section 2.02, 2.03 or 2.04.

Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

PAC Certificate:  Any one of the Class A-5, Class A-6,
Class A-7 and Class A-8 Certificates.

PAC Principal Amount:  As defined in Section
4.02(b)(iv).

Pass-Through Rate:  With respect to the Class A
Certificates (other than the Class A-10 Certificates),
Class M Certificates, Class B Certificates and Class R
Certificates and any Distribution Date, the per annum rate set forth in the Preliminary Statement hereto.

Paying Agent:  Bankers Trust Company or any successor
Paying Agent appointed by the Trustee.

Percentage Interest:  With respect to any Certificate
(other than a Class A-9, Class R-I or Class R-II
Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof divided by the aggregate Initial Certificate
Principal Balance of all of the Certificates of the same Class. With respect to a Class A-9, Class R-I or
Class R-II Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

Permitted Investments:  One or more of the following:

(i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United
States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S.
depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard &
Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating
Agency;

(iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted
Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating
Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch in the case of Fitch.

Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United States Person.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Planned Principal Balance: With respect to each Class of PAC Certificates, the amount set forth for such Class on such Distribution Date, as set forth on Exhibit O hereto.

Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal
Balances of each Mortgage Loan that was an Outstanding
Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

Prepayment Assumption: A prepayment assumption of 250% of the standard prepayment assumption, used for determining the accrual of original issue discount and market discount and premium on the Certificates for federal income tax purposes. The standard prepayment assumption assumes a constant rate of prepayment of mortgage loans of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans, increasing by an additional 0.2% per annum in each succeeding month until the thirtieth month, and a constant 6% per annum rate of prepayment thereafter for the life of the mortgage loans.

Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M
Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

(i)  For any Distribution Date on which the Class M-1
Certificates are outstanding and prior to the later to occur of (x) the Distribution Date in June 2002 and (y) the Distribution Date on which the sum of the Class M-2
Percentage, Class  M-3 Percentage and Class B
Percentage (before taking into account such month's distribution) equals or exceeds 5.53%:

(a) in the case of the Class M-1 Certificates, 100%;
and

(b) in the case of each other Class of Class M
Certificates and each Class of Class B Certificates,
0%.

(ii) For any Distribution Date not described in clause
(i) above:

(a) in the case of the Class of Class M Certificates then outstanding with the lowest numerical designation
(or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation) and each other Class of Class M Certificates and Class B
Certificates for which the related Prepayment
Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation (or in the event the Class M
Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation) and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

(b) in the case of each other Class of Class M
Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%.

(iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate
Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B
Certificates in an amount greater than the remaining
Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment
Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal
Balance of such Class to zero; (b) the Prepayment
Distribution Percentage of each other Class of Class M
Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated
Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing
Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages
(the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment
Percentage"); and (d) for purposes of such Distribution
Date, the Prepayment Distribution Percentage of each
Non-Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

Prepayment Distribution Trigger:  The Class M-2
Prepayment Distribution Trigger, Class M-3 Distribution
Trigger, Class B-1 Distribution Trigger, Class B-2
Distribution Trigger or Class B-3 Prepayment
Distribution Trigger.

Prepayment Interest Shortfall:  As to any Distribution
Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of
(a) a Principal Prepayment in Full during the related
Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated
Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate minus the Spread Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal
Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding from time to time.

Purchase Price:  With respect to any Mortgage Loan (or
REO Property) required to be purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal
Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or at the Net
Mortgage Rate in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal
Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding, in the Custodial Account in the month of substitution);
(ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted
Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted
Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and
Section 4 of the Assignment Agreement; and (vi) have a Spread Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, with respect to any Qualified
Substitute Mortgage Loan substituted for a Deleted
Mortgage Loan which was a Discount Mortgage Loan, such
Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount
Fraction equal to the Discount Fraction of the Deleted
Mortgage Loan.

Rating Agency: Standard & Poor's and Fitch, with respect to the Class A Certificates and Class R
Certificates, Standard & Poor's with respect to the Class M-1, Class M-2, Class B-1 and Class B-2
Certificates and Fitch with respect to the Class M-3
Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable
Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

Realized Loss:  With respect to each Mortgage Loan (or
REO Property) as to which a Cash Liquidation or REO
Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash
Liquidation or REO Disposition, plus (ii) interest (and
REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO
Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO
Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage
Loan which has become the object of a Debt Service
Reduction, the amount of such Debt Service Reduction.

Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related
Distribution Date occurs.

Regular Certificate: Any of the Certificates other than a Class R-I Certificate or Class R-II Certificate.

REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

(i) the Mortgage Loans, exclusive of the Spread, and the related Mortgage Files,

(ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund,

(iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, and

(iv) the hazard insurance policies and Primary
Insurance Policies, if any, and certain proceeds thereof.

REMIC I Certificates:  The Class R-I Certificates.

REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class A-7, Class A-8, Class A-9,
Class A-10, Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2, Class B-3 and Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

REMIC II Certificates:  Any of the Class A-1, Class A-
2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-
7, Class A-8, Class A-9, Class A-10, Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2, Class B-3 and
Class R-II Certificates.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Acquisition:  The acquisition by the Master
Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to
Section 3.14.

REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds,
REO Proceeds and other payments and recoveries
(including proceeds of a final sale) which the Master
Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net
Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related
Mortgaged Property) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

REO Property:  A Mortgaged Property acquired by the
Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage
Loan.

Request for Release: A request for release, the forms of which are attached as Exhibit H hereto.

Required Insurance Policy:  With respect to any
Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related
Subservicing Agreement in respect of such Mortgage
Loan.

Residential Funding: Residential Funding Corporation, a Delaware corporation, in its capacity as seller of the Mortgage Loans to the Company and any successor thereto.

Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any
Assistant Secretary, any Trust Officer or Assistant
Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit Q.

Security Agreement:  With respect to a Cooperative
Loan, the agreement creating a security interest in favor of the originator in the related Cooperative
Stock.

Segment I: The amount of the Segment Certificates apportioned to Segment I, which initially will be equal to $18,110,000 and will be reduced in accordance with Sections 4.02 and 4.05.

Segment II: The amount of the Segment Certificates apportioned to Segment II, which initially will be equal to $29,260,000 and will be reduced in accordance with Sections 4.02 and 4.05.

Segment I Principal Amount:  As defined in Section
4.02(b)(ii).

Segment I Scheduled Principal Balance: With respect to each Distribution Date, the amount scheduled to be applied to Segment I on such Distribution Date, as set forth on Exhibit P hereto.

Segment Certificate:  Any one of the Class A-1, Class
A-2, Class A-3, Class A-4, Class R-I and Class R-II
Certificates.

Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program
Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans.

Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:


Distribution Date            Senior Accelerated
                             Distribution Percentage

June 1995 through May 2000...100%
June 2000 through May 2001...Senior Percentage, plus
                             70% of the difference
                             between 100% and the
                             Senior Percentage
June 2001 through May 2002...Senior Percentage, plus
                             60% of the difference
                             between 100% and the
                             Senior Percentage
June 2002 through May 2003...Senior Percentage, plus
                             40% of the difference
                             between 100% and the
                             Senior Percentage
June 2003 through May 2004...Senior Percentage, plus
                             20% of the difference
                             between 100% and the
                             Senior Percentage
June 2004 and thereafter.....Senior Percentage;

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution
Date unless either (a)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage
Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year
(or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% and 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or
(b)(1) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans to date for any Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior
Percentage is greater than the Original Senior
Percentage, the Senior Accelerated Distribution
Percentage for such Distribution Date shall be 100%.
Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-10
Certificates) and Class R Certificates to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate
Certificate Principal Balance of the Class A
Certificates (other than the Class A-10 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

Senior Principal Distribution Amount:  As to any
Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and (ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R
Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and
3.14.

Servicing Fee:  With respect to any Mortgage Loan and
Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section
7.02.

Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

Special Hazard Amount: As of any Distribution Date, an amount equal to $524,908 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment
Amount (as defined below) as most recently calculated.
For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of
(i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding
Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) an amount calculated by the Master Servicer and approved by each Rating Agency, which amount shall not be less than $500,000.

The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section
3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

Spread: With respect to any Mortgage Loan, all interest accrued at the Spread Rate on the principal balance from time to time outstanding of each Mortgage
Loan, the right to which is initially retained by the Company pursuant to Section 2.01, and which is payable to or at the direction of the Company out of the interest portion of all payments or collections actually received by the Master Servicer as to the Mortgage Loan. In the event any payment or collection received and allocated to interest on any Mortgage Loan payment, net of Servicing Fees and any Subservicing
Fees, is less than the full amount of interest then due with respect to such Mortgage Loan, the proportion of such partial recovery to be treated as Spread shall be determined in accordance with Section 3.14.

Spread Rate: With respect to each Mortgage Loan, the rate per annum designated on the Mortgage Loan Schedule as the "SPREAD" for such Mortgage Loan. For purposes of the definition of Qualified Substitute Mortgage
Loan, Spread Rate is the excess of the Net Mortgage
Rate over 8.00% per annum.

Standard & Poor's: Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or its successor in interest.

Stated Principal Balance:  With respect to any Mortgage
Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage
Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance
Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M
Percentage or Class B Percentage for such Class, and
(y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of
Section 4.02(a)(ii)(Y)(A), (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B
Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A and Class R Certificates;
(iii) the product of (x) the related Prepayment
Distribution Percentage, (y) 100% minus the Senior
Accelerated Distribution Percentage and (z) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period
(other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage Loans); (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such
Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing Agreement.

Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing
Agreement.

Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company.

Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master
Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related
Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such
Mortgage Loan.

Tax Returns:  The federal income tax return on Internal
Revenue Service Form 1066, U.S. Real Estate Mortgage
Investment Conduit Income Tax Return, including
Schedule Q thereto, Quarterly Notice to Residual
Interest Holders of REMIC Taxable Income or Net Loss
Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

Trust Fund:  REMIC I and REMIC II.

Uncertificated Accrued Interest:  With respect to each
Distribution Date, (i) as to Uncertificated REMIC I
Regular Interest V, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class M-1, Class M-2, Class M-3, Class B-1, Class B-2,
Class B-3 and Class R-II Certificates, if the Pass-
Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated
REMIC I Regular Interest V, (ii) as to Uncertificated
REMIC I Regular Interest W, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-6 Certificates, if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-
Through Rate on Uncertificated REMIC I Regular Interest
W, (iii) as to Uncertificated REMIC I Regular Interest
X, an amount equal to the aggregate amount of Accrued
Certificate Interest that would result under the terms of the definition thereof on the Class A-7 and Class A-
8 Certificates, if the Pass-Through Rates on such Classes were equal to the Uncertificated Pass-Through
Rate on Uncertificated REMIC I Regular Interest X, and
(iv) as to Uncertificated REMIC I Regular Interest Y, an amount equal to the aggregate amount of Accrued
Certificate Interest that would result under the terms of the definition thereof on the Class A-10
Certificates, if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest Y.

Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests V, W, X and Y, 8.00%, 8.00%, 8.00% and 0.00%, respectively.

Uncertificated Principal Balance:  With respect to each
Uncertificated REMIC I Regular Interest on any date of determination, an amount equal to $74,131,031.33 with respect to Uncertificated REMIC I Regular Interest V,
$17,800,000.00 with respect to Uncertificated REMIC I
Regular Interest W, $12,480,000.00 with respect to
Uncertificated REMIC I Regular Interest X and
$569,607.66 with respect to Uncertificated REMIC I
Regular Interest Y, minus (ii) the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to
Section 4.08(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated
Principal Balance of such Uncertificated REMIC I
Regular Interest pursuant to Section 4.08(d).

Uncertificated REMIC I Regular Interest V: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5, Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2, Class B-3 and
Class R-II Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

Uncertificated REMIC I Regular Interest W: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-6
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

Uncertificated REMIC I Regular Interest X: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-7
Certificates and Class A-8 Certificates and the denominator of which is the aggregate Certificate
Principal Balance of all of the Certificates, and which bears interest at a rate equal to 8.00% per annum.

Uncertificated REMIC I Regular Interest Y: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and
REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate
Certificate Principal Balance of the Class A-10
Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 0.00% per annum.

Uncertificated REMIC I Regular Interests:
Uncertificated REMIC I Regular Interest V,
Uncertificated REMIC I Regular Interest W,
Uncertificated REMIC I Regular Interest X and
Uncertificated REMIC I Regular Interest Y.

Uncertificated REMIC Regular Interest V Distribution
Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest V for such
Distribution Date pursuant to Section 4.08(a).

Uncertificated REMIC I Regular Interest W Distribution
Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest W for such
Distribution Date pursuant to Section 4.08(a).

Uncertificated REMIC I Regular Interest X Distribution
Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest X for such
Distribution Date pursuant to Section 4.08(a).

Uncertificated REMIC I Regular Interest Y Distribution
Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest Y for such
Distribution Date pursuant to Section 4.08(a).

Uncertificated REMIC I Regular Interest Distribution
Amounts:  The Uncertificated REMIC I Regular Interest V
Distribution Amount, Uncertificated REMIC I Regular
Interest W Distribution Amount, Uncertificated REMIC I
Regular Interest X Distribution Amount and
Uncertificated REMIC I Regular Interest Y Distribution
Amounts.

Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

United States Person: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. 98.0% of all of the Voting Rights shall be allocated among Holders of Certificates, respectively, other than the Class A-9, Class R-I and Class R-II Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; and the Holders of the Class
A-9, Class R-I and Class R-II Certificates shall be entitled to 1.0%, 0.5%, and 0.5% of all of the Voting
Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective
Percentage Interests.



                                      ARTICLE II


                             CONVEYANCE OF MORTGAGE LOANS;

                           ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.Conveyance of Mortgage Loans.

(a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans (exclusive of all rights of the Company in and to the Spread with respect to each Mortgage Loan), including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage
Loans on or before the Cut-off Date), except for scheduled payments due on June 1, 1995, with respect to which the Master Servicer made a deposit pursuant to
Section 2.01(f).

(b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative
Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage
Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage
Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)  The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

(c) The Company may, in lieu of delivering the documents set forth in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master
Servicer shall hold such documents in trust for the use and benefit of all present and future
Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in Section
2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv),
(vii), (ix) and (x) (or copies thereof as permitted by such Section) for any Mortgage Loan and (ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section
2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv),
(vii), (ix) and (x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating
Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding.

(d) In the event that in connection with any Mortgage
Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective
Custodian a true and correct photocopy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (I)(iii) of Section
2.01(b) except in states where, in the opinion of counsel acceptable to the Trustee and the Master
Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively of Section 2.01(b). If any Assignment, Form UCC-3 or
Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute
Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective
Custodian such Mortgage or assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related
Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related
Cooperative Apartment is located outside the State of New York.

Any of the items set forth in Sections 2.01(b)(I)(iv) and (v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

(e) It is intended that the conveyances by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated REMIC I
Regular Interests as provided for in Section 2.06 be construed as a sale by the Company to the Trustee of the Mortgage Loans and the Uncertificated REMIC I
Regular Interests for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated REMIC I Regular
Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans and the Uncertificated REMIC I Regular Interests are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial
Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Sections 2.01 and 2.06 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security
Agreement, Assignment of Proprietary Lease, Cooperative
Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related
Mortgage File and (ii) with respect to each Mortgage
Loan other than a Cooperative Loan, the related
Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests and (D) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate
Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and
(2) an assignment by the Company to the Trustee of any security interest in any and all of Residential
Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-
305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated
REMIC I Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans, the Uncertificated REMIC I Regular Interests as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan, or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC I Regular Interest or
Uncertificated REMIC II Regular Interest.

(f) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $19,262.33 (the
"Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage
Rate for the Due Date in June 1995, for those Mortgage
Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial
Account and shall include such Initial Monthly Payment
Fund in the Available Distribution Amount for the Distribution Date in June 1995. Notwithstanding anything herein to the contrary, the Initial Monthly
Payment Fund shall not be an asset of the REMIC. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of the REMIC, (2) it shall be owned by the Seller and (3) amounts transferred by the REMIC to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury
Regulations.

Section 2.02.Acceptance by Trustee.

The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through
(iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, in trust for the use and benefit of all present and future
Certificateholders.  The Trustee or Custodian (such
Custodian being so obligated under a Custodial
Agreement) agrees, for the benefit of
Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt
(or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section
2.01(c) above.  The Trustee or Custodian (such
Custodian being so obligated under a Custodial
Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage
Loan Schedule, as supplemented, that have been conveyed to it.

If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage
File to be missing or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section
2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from REMIC I at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial
Account maintained by it pursuant to Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage
Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders.

Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.


(a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that:

(i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage
Loan in accordance with the terms of this Agreement;

(ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's Certificate of Incorporation or
Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

(iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any Federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

(vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

(viii) The Master Servicer has examined each existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The terms of each existing Subservicing Agreement and each designated Subservicer are acceptable to the Master
Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

Upon discovery by either the Company, the Master
Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage
Loan, the party discovering such breach shall give prompt written notice to the other parties (any
Custodian being so obligated under a Custodial
Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section
2.02. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section
2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

(b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

(i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off
Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off
Date;

(ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

(iii)The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on the first day of each month and terms to maturity at origination or modification of not more than 15 years;

(iv) To the best of the Company's knowledge, if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary
Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged
Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

(v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

(vi) No more than 1.0% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off
Date are secured by Mortgaged Properties located in any one zip code area in California, and no more than 2.0% of the Mortgage Loans by aggregate Stated Principal
Balance as of the Cut-off Date are secured by Mortgaged
Properties located in any one zip code area outside
California; Not more than 2.0% of the Mortgage Loans by aggregate stated Principal Balance as of the Cut-off
Date are Cooperative Loans;

(vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property
(either by coverage under the federal flood insurance program or by coverage by private insurers);

(viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

(ix) Approximately 9.64% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off
Date were underwritten under a reduced loan documentation program;

(x) Each Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied and therefore would not be an investor property as of the date of origination of such Mortgage Loan. No
Mortgagor is a corporation or a partnership;

(xi) Not more than 0.2% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-Off
Date will be Buydown Mortgage Loans;

(xii) Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

(xiv)With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xv) With respect to each Mortgage Loan originated under a "streamlined" Mortgage Loan program (through which no new or updated appraisals of Mortgaged
Properties are obtained in connection with the refinancing thereof), the related Seller has represented that either (a) the value of the related
Mortgaged Property as of the date the Mortgage Loan was originated was not less than the appraised value of such property at the time of origination of the refinanced Mortgage Loan or (b) the Loan-to-Value Ratio of the Mortgage Loan as of the date of origination of the Mortgage Loan generally meets the Company's underwriting guidelines;

(xvi)Interest on each Mortgage Loan is calculated on the basis of a
360-day year consisting of twelve 30-day months; and

(xvii)No more than 0.006% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date contain in the related Mortgage File a Destroyed Mortgage Note.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

Upon discovery by any of the Company, the Master
Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any
Custodian being so obligated under a Custodial
Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in
Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery.
Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase
Price and in the manner set forth in Section 2.02;
provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or
Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date.
Any such substitution shall be effected by the Company under the same terms and conditions as provided in
Section 2.04 for substitutions by Residential Funding.
It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. Notwithstanding the foregoing, the
Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

Section 2.04. Representations and Warranties of
Sellers.

The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment
Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificateholders. Upon the discovery by the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's
Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master
Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section
2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage
Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the Master Servicer was notified of the breach if such 90 day period expires before two years following the Closing Date. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage
Loan or Loans for a Deleted Mortgage Loan pursuant to this Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by
Section 2.01, with the Mortgage Note endorsed as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage
Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master
Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage
Loan was a Discount Mortgage Loan, the Schedule of
Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the
Master Servicer shall deliver the amended Mortgage Loan
Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount
Fractions, to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related
Subservicing Agreement in all respects, the related
Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute
Mortgage Loan contained in the related Seller's
Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage
Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in Section 2.03 hereof and in
Section 4 of the Assignment Agreement, and the Master
Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment
Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

In connection with the substitution of one or more
Qualified Substitute Mortgage Loans for one or more
Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute
Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution).
Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.
Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust
Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section
860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage
Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. If the Master
Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

Section 2.05. Issuance of Certificates Evidencing
Interests in REMIC I.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such deliv-ery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which, together with the Uncertificated
REMIC I Regular Interests, evidence ownership of REMIC
I.  The rights of the Class R-I Certificateholders and
REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II in such distributions, shall be as set forth in this Agreement.

Section 2.06. Conveyance of Uncertificated REMIC I
Regular Interests; Acceptance by the Trustee.

The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated
REMIC I Regular Interests to the Trustee for the benefit of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class
A-9, Class A-10, Class  M-1, Class M-2, Class M-3,
Class B-1, Class B-2, Class B-3 and Class R-II
Certificateholders. The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class A-7, Class A-8, Class A-9,
Class A-10, Class M-1, Class M-2, Class M-3, Class B-1,
Class B-2 and Class B-3 and Class R-II Certificate-holders. The rights of the Class A-1, Class A-2, Class
A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
A-8, Class A-9, Class A-10, Class M-1, Class M-2, Class
M-3, Class B-1, Class B-2, Class B-3 and Class R-II
Certificateholders to receive distributions from the proceeds of REMIC II in respect of the Class A-1, Class
A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class
A-7, Class A-8, Class A-9, Class A-10, Class M-1, Class
M-2, Class M-3, Class B-1, Class B-2, Class B-3 and
Class R-II Certificates, and all ownership interests of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class
A-10, Class M-1, Class M-2, Class M-3, Class B-1, Class
B-2, Class B-3 and Class R-II Certificateholders in such distributions, shall be as set forth in this Agreement.

Section 2.07. Issuance of Certificates Evidencing
Interest in REMIC II.

The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class A-10, Class M-1, Class M-2,
Class M-3, Class B-1, Class B-2, Class B-3 and Class R-
II Certificates in authorized denominations evidencing ownership of the entire REMIC II.
ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01. Master Servicer to Act as Servicer.

(a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration.
Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to an Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged
Properties.  Notwithstanding the foregoing, subject to
Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.13(d) hereof) and cause either
REMIC I or REMIC II to fail to qualify as such under the Code. The Trustee shall furnish the Master
Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master
Servicer to service and administer the Mortgage Loans.
The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof.

(b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to
Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section
3.10(a)(ii).

(c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master
Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest
Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

Section 3.02. Subservicing Agreements Between Master
Servicer and Subservicers; Enforcement of Subservicers' and Sellers' Obligations.


(a) The Master Servicer may continue in effect
Subservicing Agreements entered into by Residential
Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new
Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage
Loan that is a Nonsubserviced Mortgage Loan, the Master
Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage
Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each
Subservicing Agreement will be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement.
The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing
Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

(b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage
Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

Section 3.03. Successor Subservicers.

The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing
Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master
Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into a Subservicing Agreement with a successor
Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated
Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

Section 3.04. Liability of the Master Servicer.

Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05. No Contractual Relationship Between
Subservicer and Trustee or Certificateholders.


Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section 2.02 hereof.

Section 3.06. Assumption or Termination of Subservicing
Agreements by Trustee.


(a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

(b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.07. Collection of Certain Mortgage Loan
Payments; Deposits to Custodial Account.


(a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related
Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary Insurance Policy or materially adversely affect the lien of the related Mortgage.
Consistent with the terms of this Agreement, the Master
Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders, provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby.

(b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) All payments on account of principal, including
Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO
Disposition has occurred;

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including
Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO
Disposition has occurred;

(iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

(iv) All proceeds of any Mortgage Loans purchased pursuant to Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

(v) Any amounts required to be deposited pursuant to
Section 2.01(f), 3.07(c) or 3.21; and

(vi) All amounts transferred from the Certificate
Account to the Custodial Account in accordance with
Section 4.02(a).

The foregoing requirements for deposit in the Custodial
Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial
Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.
Notwithstanding such commingling of funds, the Master
Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

With respect to Insurance Proceeds, Liquidation
Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03,
2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

(c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted
Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities.
All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

Section 3.08.Subservicing Accounts; Servicing Accounts.

(a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating
Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The
Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing
Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

(b)The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master
Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate on any Curtailment received by such Subservicer in respect of a Mortgage
Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections
3.10(a)(iv) and (v).

(c)In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections
3.11 (with respect to the Primary Insurance Policy) and
3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing
Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

(d)The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds,
Liquidation Proceeds or otherwise.

Section 3.09. Access to Certain Documentation and
Information Regarding the Mortgage Loans.


In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift
Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master
Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

Section 3.10. Permitted Withdrawals from the Custodial
Account.

(a)The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial
Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage
Loans for the following purposes:

(i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
4.01;

(ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage
Loans (including, for this purpose, REO Proceeds,
Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to
Section 2.02, 2.03, 2.04 or 4.07) which represent (A)
Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) late recoveries of the payments for which such advances were made in the case of Servicing Advances;

(iii)to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest
(but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

(iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

(v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

(vi) to pay amounts allocable to Spread to the Company or its assignee out of collections or payments which represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying
Mortgaged Property was acquired);

(vii)to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

(viii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below or any Advance reimbursable to the Master
Servicer pursuant to Section 4.02(a)(iii);

(ix) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise;

(x) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO
Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

(xi) to withdraw any amount deposited in the Custodial
Account that was not required to be deposited therein pursuant to Section 3.07.

(b) Since, in connection with withdrawals pursuant to clauses (ii), (iii), (v) and (vi), the Master
Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage
Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage
Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

(c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

(d) The Master Servicer shall pay to the Company or its assignee, by wire transfer, on a monthly basis, all amounts collected by the Master Servicer on account of Spread on the Mortgage Loans, to the account of the Company or its assignee at a bank or other entity having appropriate facilities therefor, or shall otherwise hold and distribute such amounts as provided under any agreement relating to Spread to which the Master Servicer is a party.

Section 3.11. Maintenance of the Primary Insurance
Policies; Collections Thereunder.


(a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance
Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage
Loan secured by a Mortgaged Property is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off
Date and the Company had knowledge of such Primary
Insurance Policy. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance
Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary
Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary
Insurance Policy applicable to a Nonsubserviced
Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance
Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

(b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary
Insurance Policies respecting defaulted Mortgage Loans.
Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.

Section 3.12. Maintenance of Fire Insurance and
Omissions and Fidelity Coverage.


(a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing
Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master
Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to
Section 3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by
Section 3.10.  It is understood and agreed that no
earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. When the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage
Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance
(to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged
Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate
Account Deposit Date next preceding the Distribution
Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

(b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master
Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

Section 3.13. Enforcement of Due-on-Sale Clauses;
Assumption and Modification Agreements; Certain
Assignments.

(a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:

 (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

(ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

(b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in
Section 3.13(a), in any case in which a Mortgaged
Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage
Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person;
provided, however, none of such terms and requirements shall both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage
Loan under the Code (or final, temporary or proposed
Treasury Regulations promulgated thereunder) and cause either REMIC I or REMIC II to fail to qualify as such under the Code. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage
Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required
Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage
Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan
(including the interest rate on the Mortgage Loan) will be altered nor will the term of the Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed by the Master
Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master
Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related
Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage
Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that neither REMIC I nor REMIC II would fail to continue to qualify as a REMIC under the Code as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

(d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master
Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit N, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;
(ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Mortgage
Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

Section 3.14. Realization Upon Defaulted Mortgage
Loans.

(a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO
Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine
(i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage
Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses and
(ii) that such expenses will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or
REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.10, whether or not such expenses are actually recoverable from related Liquidation
Proceeds, Insurance Proceeds or REO Proceeds). In the event of a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash
Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master
Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund.
Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation
Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized
Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

(b) In the event that title to any Mortgaged Property is acquired by REMIC I as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders.
Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO
Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage
Loan held in REMIC I until such time as the REO
Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title
(after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

(c) In the event that REMIC I acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master
Servicer shall dispose of such REO Property within two years after its acquisition by REMIC I for purposes of
Section 860G(a)(8) of the Code or, at the expense of the Trust Fund, request, more than 60 days before the day on which the two-year grace period would otherwise expire, an extension of the two-year grace period unless the Master Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such two-year period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause REMIC I to fail to qualify as a REMIC at any time that any Uncertificated REMIC I
Regular Interests are outstanding, in which case REMIC
I may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel).
The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in
Section 3.10.  Notwithstanding any other provision of
this Agreement, no REO Property acquired by REMIC I shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of REMIC I in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless REMIC I with respect to the imposition of any such taxes.

(d) The proceeds of any Cash Liquidation, REO
Disposition or purchase or repurchase of any Mortgage
Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO
Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section
3.10(a)(ii); second, to the Certificateholders and the Company or its assignee on a pari passu basis to the extent of accrued and unpaid interest on the Mortgage
Loan, and any related REO Imputed Interest, at the Net
Mortgage Rate and the Spread Rate, respectively, to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property); fourth, to all
Servicing Fees and Subservicing Fees payable therefrom
(and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

Section 3.15. Trustee to Cooperate; Release of Mortgage
Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master
Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master
Servicer. The Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage
Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial
Account or the Certificate Account.

(b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing
Officer substantially in one of the forms attached as Exhibit H hereto, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required
Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage
File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged
Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing
Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery.
In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial
Account.

(c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master
Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged
Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master
Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

Section 3.16. Servicing and Other Compensation;
Compensating Interest.

(a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage
Loan plus unpaid interest accrued thereon (including
REO Imputed Interest) at the related Net Mortgage Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related
Subservicer any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

(b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges, investment income on amounts in the Custodial
Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

(c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder
(including payment of premiums for the Primary
Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

(d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

(e)Notwithstanding any other provision herein, the amount of servicing compensation that the Master
Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master
Servicer is entitled pursuant to Section 3.10(a)(iii);
second, to any income or gain realized from any investment of funds held in the Custodial Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate
Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

Section 3.17. Reports to the Trustee and the Company.

Not later than fifteen days after each Distribution
Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing
Officer, setting forth the status of the Custodial
Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

Section 3.18. Annual Statement as to Compliance.

The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under the pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has fulfilled its material obligations under its Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations relating to this Agreement, specifying such default known to such officer and the nature and status thereof.

Section 3.19. Annual Independent Public Accountants'
Servicing Report.

On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of Independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Company and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under pooling and servicing agreements (including this Agreement) substantially similar one to another (such statement to have attached thereto a schedule setting forth the pooling and servicing agreements covered thereby, including this Agreement) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single
Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of Independent public accountants with respect to the related Subservicer.
For purposes of such statement, such firm may conclusively assume that all pooling and servicing agreements among the Company, the Master Servicer and the Trustee relating to Mortgage Pass-Through
Certificates evidencing an interest in first mortgage loans are substantially similar one to another except for any such pooling and servicing agreement which, by its terms, specifically states otherwise.

Section 3.20. Rights of the Company in Respect of the Master Servicer.

The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master
Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 3.21. Administration of Buydown Funds.

(a) With respect to any Buydown Mortgage Loan, the
Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing
Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the
Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full
Monthly Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with the related payment made by the Mortgagor or advanced by the Subservicer.

(b)If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the
"Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown
Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage
Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown
Period and the property securing such Buydown Mortgage
Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related
Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master
Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial
Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance
Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.

ARTICLE IV

PAYMENTS TO CERTIFICATEHOLDERS

Section 4.01. Certificate Account.

(a)The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to
Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to
Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available
Distribution Amount for the immediately succeeding
Distribution Date.

(b)The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution
Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time.
The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate
Account by the Master Servicer out of its own funds immediately as realized.

Section 4.02. Distributions.

(a)On each Distribution Date the Master Servicer on behalf of the Trustee or the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section
4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to
Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such
Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master
Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority
(subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution
Amount:

(i) to the Class A Certificateholders (other than the
Class A-10 Certificateholders) and Class R
Certificateholders on a pro rata basis based on Accrued
Certificate Interest payable thereon, Accrued
Certificate Interest on such Classes of Certificates as applicable for such Distribution Date, plus any Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below plus, in the case of the Class R-II Certificates, an additional amount equal to (A) one month's interest on the aggregate Certificate Principal Balance of the Class A-1 and Class A-2 Certificates at a rate of 8.00% per annum, minus (B) the sum of Accrued Certificate
Interest payable to the Class A-1 Certificates and Class A-2 Certificates in respect of such Distribution
Date;

(ii)(X) to the Class A-10 Certificateholders, the Class
A-10 Principal Distribution Amount; and (Y) to the
Class A Certificateholders (other than the Class A-9 and Class A-10 Certificateholders) and Class R
Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii)-(v) and (c), the sum of the following (applied to reduce the Certificate
Principal Balances of such Class A or Class R
Certificates, as applicable):

(A) the Senior Percentage for such Distribution Date times the sum of the following:

(1)the principal portion of each Monthly Payment due during the related Due Period on each Outstanding
Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction
(other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy
Amount;

(2)the Stated Principal Balance of any Mortgage Loan repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with
Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
Section 2.03 or 2.04 during the related Prepayment
Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount Mortgage Loan); and

(3)the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds,
Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
Section 3.14 (other than the related Discount Fraction of the principal portion of such unscheduled, collections, with respect to a Discount Mortgage Loan);

(B) with respect to each Mortgage Loan for which a Cash
Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section
3.07(b)) and did not result in any Excess Special
Hazard Losses, Excess Fraud Losses, Excess Bankruptcy
Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount
Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior
Accelerated Distribution Percentage for such
Distribution Date times the related unscheduled collections (including without limitation Insurance
Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section
4.02(b)(i)(C));

(C)the Senior Accelerated Distribution Percentage for such Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount
Mortgage Loan);

(D) any Excess Subordinate Principal Amount for such
Distribution Date;

(E) any amounts described in subsection (ii)(Y), clauses (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized
Losses which have been allocated to the Class M
Certificates or Class B Certificates;

(iii)if the Certificate Principal Balances of the Class
M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial
Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage
Loan or REO Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud
Losses, Excess Bankruptcy Losses or Extraordinary
Losses;

(iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate
Interest thereon remaining unpaid from any previous
Distribution Date, except as provided below;

(v)to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal
Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-10 Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
4.02(a)(vii), (ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1
Certificates;

(vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate
Interest thereon remaining unpaid from any previous
Distribution Date, except as provided below;

(vii)to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal
Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-10 Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
4.02(a)(ix), (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2
Certificates;

(viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate
Interest thereon remaining unpaid from any previous
Distribution Date, except as provided below;

(ix)to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal
Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-10 Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
4.02(a)(xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate
Principal Balance of the Class M-3 Certificates;

(x)to the Holders of the Class B-1 Certificates, the
Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate
Interest thereon remaining unpaid from any previous
Distribution Date, except as provided below;

(xi)to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal
Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-10 Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate
Principal Balance of the Class B Certificates;

(xii)to the Holders of the Class B-2 Certificates, the
Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate
Interest thereon remaining unpaid from any previous
Distribution Date, except as provided below;

(xiii)to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal
Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-10 Collection Shortfalls remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections
4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal
Balance of the Class B Certificates;

(xiv)to the Holders of the Class B-3 Certificates an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued
Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-10 Collection
Shortfalls remaining unpaid for all previous
Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(xv) are insufficient therefor;

(xv)to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal
Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-10 Collection Shortfalls remaining unpaid for all previous Distribution Dates, applied in reduction of the Certificate Principal Balance of the Class B-3
Certificates;

(xvi)to the Class A and Class R Certificateholders in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and
Class R Certificates, but in no event more than the sum of the outstanding Certificate Principal Balances of each such Class of Class A and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class
A Certificates (other than the Class A-10 Certificates) and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter, to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class
M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

(xvii)to the Class R-I Certificateholders, the balance, if any, of the Available Distribution Amount.

Notwithstanding the foregoing, on any Distribution
Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B
Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B
Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates,
Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid
Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO
Disposition.

(b) Distributions of principal on the Class A
Certificates (other than the Class A-9 Certificates) and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support
Depletion Date will be made as follows:

(i) to the Class A-10 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-10 Principal Distribution
Amount") equal to the aggregate of:

(A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount
Mortgage Loan due during the related Due Period, whether or not received on or prior to the related
Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

(B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount
Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount
Mortgage Loan described in clause (C) below), including
Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section
3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount
Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution;

(C)in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable
Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of collections on such Mortgage Loan to the extent applied as recoveries of principal;

(D)any amounts allocable to principal for any previous
Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

(E) the amount of any Class A-10 Collection Shortfalls for such Distribution Date and the amount of any Class
A-10 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

(ii)  an amount equal to the lesser of (1) the Senior
Principal Distribution Amount and (2) the aggregate amount (the "Segment I Principal Amount") necessary to reduce the outstanding amount of Segment I to its Segment I Scheduled Principal Balance for such
Distribution Date shall be applied to reduce the outstanding amount of Segment I and shall be distributed in reduction of the Certificate Principal
Balances of the Segment Certificates, as follows:

(A) first, to the Class A-1, Class A-2 and Class A-3
Certificates on a pro rata basis in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero; and

(B) second, to the Class A-4, Class R-I and Class R-II
Certificates, on a pro rata basis in proportion to their respective Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)an amount equal to the lesser of (1) the balance of the Senior Principal Distribution Amount remaining after the distribution, if any, described in clause
(ii) above and (2) the aggregate amount (the "PAC
Principal Amount") necessary to reduce the outstanding
Certificate Principal Balances of the PAC Certificates to the respective Planned Principal Balances of each such class for such Distribution Date shall be distributed in reduction of the Certificate Principal
Balances of the classes set forth below, as follows:

(A) first, to the Class A-5 Certificates until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance;

(B) second, to the Class A-6 Certificates until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance;

(C) third, to the Class A-7 Certificates until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance; and

(D) fourth, to the Class A-8 Certificates until the Certificate Principal Balance thereof has been reduced to its Planned Principal Balance; and

(iv) the balance, if any, of the Senior Principal
Distribution Amount remaining after the distributions described in clauses (ii) and (iii) above shall be distributed as follows:

(A) first, to the Segment Certificates, to be distributed to the Segment Certificates in the order set forth in clause (ii) above and applied to reduce the amount of Segment II, until the amount of Segment
II has been reduced to zero;

(B) second, to the Segment Certificates, without regard to the Segment I Scheduled Principal Balance of
Segment I, to be distributed to the Segment
Certificates in the order set forth in clause (ii) above and applied to reduce the amount of Segment I, until the Certificate Principal Balance of each such Class of Segment Certificates has been reduced to zero;
and

(C) third, to the PAC Certificates, without regard to their Planned Principal Balances, in the order set forth in clause (iii) above, in each case until the Certificate Principal Balances of the PAC Certificates have been reduced to zero.

(c)On or after the occurrence of the Credit Support
Depletion Date, all priorities relating to distributions as described above in respect of principal among the Class A Certificates (other than the Class A-10 Certificates) and Class R Certificates will be disregarded and an amount equal to the Discount
Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class A-10 Certificates, and the Senior
Principal Distribution Amount will be distributed to the Class A Certificates (other than the Class A-10
Certificates) and Class R Certificates pro rata in accordance with their respective outstanding
Certificate Principal Balances.

(d)In addition to the foregoing distributions, with respect to any Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized
Loss was determined to have occurred the Master
Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries
(net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related
Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), subject to the following: No such distribution shall be in an amount that would result in total distributions on the Certificates of any such Class in excess of the total amounts of principal and interest that would have been distributable thereon if such Cash Liquidation or REO Disposition had occurred but had resulted in a Realized Loss equal to zero.
Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section
11.01(e) or (ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof.
Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution, on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.

(e)Each distribution with respect to a Book-Entry
Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository
Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(f)Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business
Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their
Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

Section 4.03. Statements to Certificateholders.

(a)Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

(i)(a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing
Principal Prepayments;

(ii)the amount of such distribution to Holders of such Class of Certificates allocable to interest;

(iii)if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

(iv)the amount of any Advance by the Master Servicer pursuant to Section 4.04;

(v)the number and Pool Stated Principal Balance of the
Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

(vi)the aggregate Certificate Principal Balance of each
Class of Certificates, and each of the Senior, Class M-
1, Class M-2, Class M-3, Class B-1, Class B-2 and Class
B-3 Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized
Losses other than pursuant to an actual distribution of principal;

(vii)the related Subordinate Principal Distribution
Amount and Prepayment Distribution Percentage, if applicable;

(viii)on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

(ix)the number, aggregate principal balance and book value of any REO Properties;

(x)the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xi)the Special Hazard Amount, Fraud Loss Amount and
Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;


(xii)the Notional Amount of Class A-9 Certificates for such Distribution Date;

(xiii)the occurrence of the Credit Support Depletion
Date;

(xiv)the Senior Accelerated Distribution Percentage applicable to such distribution;

(xv)the Senior Percentage for such Distribution Date;

(xvi)the aggregate amount of Realized Losses for such Distribution Date;

(xvii)the aggregate amount of any recoveries on previously foreclosed loans from Sellers due to a breach of representation or warranty;

(xviii) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

(xix)the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section
4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

(b)Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer and Trustee pursuant to any requirements of the Code.

(c)Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and the Trustee shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class
R Certificate, a statement containing the applicable distribution information provided pursuant to this
Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer and Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master
Servicer and Trustee pursuant to any requirements of the Code.

Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.


(a)Prior to the close of business on the Business Day next succeeding each Determination Date, the Master
Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount and
(ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate
Account on the immediately succeeding Certificate
Account Deposit Date pursuant to clause (iii) of
Section 4.01(a).  The determination by the Master
Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

(b) On or before 2:00 P.M. New York time on each
Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related
Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly
Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage
Loans as of the related Due Date, which Monthly
Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable
Advance, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate
Account all or a portion of the Amount Held for Future
Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and
(ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00
A.M. New York time on any future Certificate Account
Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial
Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section
4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific
Monthly Payments due but delinquent for previous Due
Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed
Advance, if made, would constitute a Nonrecoverable
Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account
Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding
Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate
Account Deposit Date the Trustee shall, unless by 12:00
Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master
Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master
Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution
Date.

The Trustee shall deposit all funds it receives pursuant to this Section 4.04 into the Certificate
Account.

Section 4.05. Allocation of Realized Losses.

Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt
Service Reduction, Deficient Valuation or REO
Disposition that occurred during the related Prepayment
Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized
Losses, other than Excess Special Hazard Losses,
Extraordinary Losses, Excess Bankruptcy Losses or
Excess Fraud Losses, shall be allocated as follows:
first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3
Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class
M-2 Certificates until the Certificate Principal
Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal
Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount
Mortgage Loan, to the Class A-10 Certificates in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized
Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A
Certificates (other than the Class A-10 Certificates),
Class R Certificates and the Spread on a pro rata basis, as described below. Any Excess Special Hazard
Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Class A (other than the Class A-10 Certificates) and Class M, Class B and Class
R Certificates and the Spread on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class A-10 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-10 Certificates), Class M, Class B and
Class R Certificates on a pro rata basis, as described below.

As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates and the Spread means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued
Certificate Interest thereon (without regard to any Compensating Interest for such Distribution Date) or the Spread Rate, in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal
Balance" and by operation of the provisions of Section
4.02(a). Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a).
Allocations of the principal portion of Debt Service
Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The principal portion of Realized Losses allocated to the Segment Certificates will also be applied to reduce Segment I and Segment II on a pro rata basis, in proportion to the respective amounts thereof.

Section 4.06. Reports of Foreclosures and Abandonment of Mortgaged Property.


The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H,
6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

Section 4.07.  Optional Purchase of Defaulted Mortgage
Loans.

As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master
Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage Loan, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss in accordance with the terms hereof as if such Mortgage
Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance and any Realized Loss shall be recoverable pursuant to the provisions for the recovery of advances as set forth herein.

Section 4.08.Distributions on the Uncertificated REMIC
I Regular Interests.


(a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the
Uncertificated REMIC I Regular Interest Distribution
Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

(i) Uncertificated Accrued Interest on the
Uncertificated REMIC I Regular Interests for such
Distribution Date, plus any Uncertificated Accrued
Interest thereon remaining unpaid from any previous
Distribution Date; and

(ii) In accordance with the priority set forth in
Section 4.08(b), an amount equal to the sum of the amounts in respect of principal distributable on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6, Class A-7, Class A-8, Class A-10, Class M-1,
Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

(b)The amount described in Section 4.08(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I
Regular Interest V, (ii) Uncertificated REMIC I Regular
Interest W, (iii) Uncertificated REMIC I Regular
Interest X and (iv) Uncertificated REMIC I Regular
Interest Y, respectively, with the amount to be distributed allocated among such interests in accordance with the priority assigned to the (i) Class
A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class
M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class
B-3 and Class R-II Certificates, (ii) Class A-6
Certificates, (iii) Class A-7 and Class A-8
Certificates and (iv) Class A-10 Certificates, respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

(c)The portion of the Uncertificated REMIC I Regular
Interest Distribution Amounts described in Section
4.08(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).

(d)In determining from time to time the Uncertificated
REMIC I Regular Interest V Distribution Amount,
Uncertificated REMIC I Regular Interest W Distribution
Amount, Uncertificated REMIC I Regular Interest X
Distribution Amount and Uncertificated REMIC I Regular
Interest Y Distribution Amount, Realized Losses allocated to the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-5, Class M-1, Class M-2, Class M-3, Class
B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V; Realized
Losses allocated to the Class A-6 Certificates under
Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest W, Realized
Losses allocated to the Class A-7 and Class A-8
Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest X;
and Realized Losses allocated to the Class A-10
Certificates under Section 4.05 shall be deemed allocated to the Uncertificated REMIC I Regular
Interest Y.

(e)On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
Class A-7, Class A-8, Class A-9, Class A-10, Class M-1,
Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates the amounts distributable thereon, from the Uncertificated REMIC I Regular
Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section
4.08.

(f)Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 4.08, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.

ARTICLE V

THE CERTIFICATES

Section 5.01. The Certificates.

(a)The Class A, Class M, Class B and Class R
Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more
Custodians of the documents specified in Section 2.01.
The Class A Certificates (other than the Class A-9 and
Class A-10 Certificates) will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.  The Class A-10 and Class M-1
Certificates will be issuable in minimum denominations of $25,000 and the Class M-2, Class M-3, Class B-1,
Class B-2 and Class B-3 Certificates will be issuable in minimum denominations of $250,000, and, in each case, in integral multiples of $1,000 in excess thereof, except that one Certificate of each Class of the Class A-10, Class M and Class B Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

Class A-10      $ 25,607.66
Class M-1       $ 25,800.00
Class M-2       $ 25,900.00
Class M-3       $ 25,400.00
Class B-1       $250,800.00
Class B-2       $250,400.00
Class B-3       $250,731.33


The Class A-9, Class R-I and Class R-II Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R-I and one Class R-II Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%.

The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates.
No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b)The Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class A-7 and Class A-8
Certificates shall initially be issued as one or more
Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5,
Class A-6, Class A-7 and Class A-8 Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive
Certificates in respect of such Ownership Interests.
All transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each
Depository Participant shall transfer the Ownership
Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of
Certificate Owners with respect to the respective
Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners.
Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry
Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates.
Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

Section 5.02. Registration of Transfer and Exchange of
Certificates.

(a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed
Certificate Registrar for the purpose of registering
Certificates and transfers and exchanges of Certificates as herein provided. The Certificate
Registrar, or the Trustee, shall provide the Master
Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination
Date.

(b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12 and, in the case of any Class M, Class B or Class R
Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like
Class and aggregate Percentage Interest.

(c)At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate
Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities
Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B
Certificate is to be made (i) the Trustee shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer. The Holder of a Class B
Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

(e)In the case of any Class M, Class B or Class R
Certificate presented for registration in the name of an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee
Retirement Income Security Act of 1974, as amended
("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), an investment manager, a named fiduciary or a trustee of any such plan or any other Person who is using "plan assets" of any such plan to effect such acquisition, unless otherwise directed by the Company, the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of a Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer. The Trustee may (unless otherwise directed by the Company) require that any prospective transferee of a Class M, Class B or Class R Certificate provide either a certification to the effect set forth in paragraph six of Exhibit J, which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, an investment manager, a named fiduciary or a trustee of any such plan, or any other Person who is using "plan assets" of any such plan to effect such acquisition.

 (f)(i)  Each Person who has or who acquires any
Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R
Certificate are expressly subject to the following provisions:

(A)Each Person holding or acquiring any Ownership
Interest in a Class R Certificate shall be a Permitted
Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted
Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the
Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a
"Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed
Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class
R Certificate that is the subject of the proposed
Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R
Certificate, it will endeavor to remain a Permitted
Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as
Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that no purpose of the proposed
Transfer is to impede the assessment or collection of tax.

(C)Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R
Certificate to such proposed Transferee shall be effected.

(D)Each Person holding or acquiring any Ownership
Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

(E)Each Person holding or acquiring an Ownership
Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary
Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

(ii)The Trustee will register the Transfer of any Class
R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and
Disqualified Organizations (as defined in Section
860E(e)(5) of the Code) are prohibited.

(iii)(A)If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R
Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R
Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury
Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R-I or Class R-II Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B)If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause
(iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R
Certificate to a purchaser selected by the Master
Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master
Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

    (iv)  The Master Servicer, on behalf of the
Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any
Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-
1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

 (v)The provisions of this Section 5.02(f) set forth prior to this clause (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following:

(A)written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or
Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating
Agency; and

(B)a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master
Servicer, to the effect that such modification, addition to or absence of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not cause (x) the Trust Fund to be subject to an entity-level tax caused by the Transfer of any Class R
Certificate to a Person that is a Disqualified
Organization or (y) a Certificateholder or another
Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

(g)No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h)All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate
Registrar.

Section 5.03. Mutilated, Destroyed, Lost or Stolen
Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen
Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate
Registrar) connected therewith.  Any duplicate
Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

Section 5.04. Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, the Company, the Master
Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and neither the Company, the Master Servicer, the Trustee, the
Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate
Registrar shall be affected by notice to the contrary except as provided in Section 5.02(f).

Section 5.05. Appointment of Paying Agent.

The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master
Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to Certificateholders in the amounts and in the manner provided for in
Section 4.02, such sum to be held in trust for the benefit of Certificateholders.

The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

Section 5.06. Optional Purchase of Certificates.

(a) On any Distribution Date on which the Pool Stated
Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued
Certificate Interest thereon and any previously unpaid
Accrued Certificate Interest.

(b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master
Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to
Section 5.06(a).  Notice of any such purchase,
specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating
Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

(i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

(ii) the purchase price therefor, if known, and

(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

(c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate
Principal Balance thereof plus the sum of one month's
Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest with respect thereto.

(d)In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this
Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its
Certificate(s) for payment in accordance with this
Section 5.06.  Any Certificate that is not surrendered
on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder.
The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.

ARTICLE VI

THE COMPANY AND THE MASTER SERVICER

Section 6.01. Respective Liabilities of the Company and the Master Servicer.

The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and
Delegation of Duties by Master Servicer.


(a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

(b)Any Person into which the Company or the Master
Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating
Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating
Agency).

(c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation
(as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

Section 6.03. Limitation on Liability of the Company, the Master Servicer and Others.


Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The
Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The
Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific
Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued
Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

Section 6.04. Company and Master Servicer Not to
Resign.

Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with
Section 7.02.
ARTICLE VII

DEFAULT

Section 7.01. Events of Default.

Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) the Master Servicer shall fail to distribute or cause to be distributed to Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

(ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master
Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master
Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master
Servicer; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) the Master Servicer shall notify the Trustee pursuant to Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master
Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section
7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02;
and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly
Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential
Funding would have been entitled pursuant to Sections
3.10(a)(ii), (vi) and (vii) as well as its Servicing
Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

Section 7.02. Trustee or Company to Act; Appointment of
Successor.

On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial
Account or the Certificate Account pursuant to Sections
3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding
Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master
Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate Account. If the Trustee has become the successor to the Master Servicer in accordance with
Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master
Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The
Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master
Servicer appointed pursuant to this Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

Section 7.03. Notification to Certificateholders.

(a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

Section 7.04. Waiver of Events of Default.

The Holders representing at least 66% of the Voting
Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in
Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.
ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01. Duties of Trustee.

(a)The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

(b)The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The
Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II as REMICs under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC I or REMIC II to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

(c)No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

(ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible
Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding
Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section
7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate
Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder;
and

(v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A)
"prohibited transaction" penalty taxes as defined in
Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section
860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

Section 8.02. Certain Matters Affecting the Trustee.

(a) Except as otherwise provided in Section 8.01:

(i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default
(which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

(iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%;
provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

(vi)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

(vii)To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax
Returns that contain errors or omissions.

(b)Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under
Section 860F(a) of the Code).

Section 8.03. Trustee Not Liable for Certificates or
Mortgage Loans.

The recitals contained herein and in the Certificates
(other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage
Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate
Account by the Company or the Master Servicer.

Section 8.04. Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

Section 8.05.Master Servicer to Pay Trustee's Fees and
Expenses; Indemnification.


(a)The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement
(including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section
8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

(b)The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses
(including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement, provided that:

(i)with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

(ii)while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii)notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement shall affect the obligations created by this Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of Certificateholders pursuant to the terms of this Agreement.

Section 8.06.Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

Section 8.07.Resignation and Removal of the Trustee.

(a)The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b)If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section
8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master
Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

(c)The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

(d)Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08. Successor Trustee.

(a)Any successor trustee appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

(c)Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.09. Merger or Consolidation of Trustee.

Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

Section 8.10. Appointment of Co-Trustee or Separate
Trustee.

(a)Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust
Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master
Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section
8.08 hereof.

(b)In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed
(whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(c)Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(d)Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11.Appointment of Custodians.

The Trustee may, with the consent of the Master
Servicer and the Company, appoint one or more
Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to
Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in
Section 11.01.  The Trustee shall notify the
Certificateholders of the appointment of any Custodian
(other than the Custodian appointed as of the Closing
Date) pursuant to this Section 8.11.

Section 8.12.Appointment of Office or Agency.

The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany
Street, New York, New York 10006 for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section
11.05(c) hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.

                                      ARTICLE IX


                                      TERMINATION

Section 9.01. Termination Upon Purchase by the Master
Servicer or the Company or Liquidation of All Mortgage
Loans.

(a)Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master
Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final
Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final
Distribution Date pursuant to this Article IX following the earlier of:

(i)the later of the final payment or other liquidation
(or any Advance with respect thereto) of the last
Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

(ii)the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust
Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed
Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net
Mortgage Rate to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of either REMIC I or REMIC II as REMICs.

The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated
Principal Balance as of the Final Distribution Date being less than ten percent of the Cut-off Date
Principal Balance of the Mortgage Loans. If such right is exercised by the Master Servicer, the Master
Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage
Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master
Servicer or the Company, as applicable, the Mortgage
Files pertaining to the Mortgage Loans being purchased.

(b)The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise).
Notice of any termination, specifying the anticipated
Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master
Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

(i)the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

(ii)the amount of any such final payment, if known, and

(iii)that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate
Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master
Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final
Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

(c)Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal
Balance thereof, plus one month's Accrued Certificate
Interest and any previously unpaid Accrued Certificate
Interest, subject to the priority set forth in Section
4.02(a), and (B) with respect to the Class R
Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

(d)In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining
Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee
(in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master
Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting
Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its
Certificate(s) for final payment thereof in accordance with this Section 9.01.

Section 9.02.Termination of REMIC II.

REMIC II shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and the last distribution due on the Class A, Class M, Class B and
Class R-II Certificates is made.

Section 9.03.Additional Termination Requirements.

(a)REMIC I and REMIC II, as the case may be, shall be terminated in accordance with the following additional requirements, unless the Trustee and the Master
Servicer have received an Opinion of Counsel (which
Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I or REMIC II, as the case may be, to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

(i)The Master Servicer shall establish a 90-day liquidation period for REMIC I or REMIC II, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The
Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I or REMIC II, as the case may be, under Section 860F of the Code and regulations thereunder;

(ii)The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust
Fund in accordance with the terms hereof; and

(iii)If the Master Servicer is exercising its right to purchase the assets of the Trust Fund, the Master
Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash;
provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution
Date, the Master Servicer shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

(b)Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.
ARTICLE X

REMIC PROVISIONS

Section 10.01.REMIC Administration.

(a)The Master Servicer shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return
(including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.
For the purposes of the REMIC I election in respect of the Trust Fund, Uncertificated REMIC I Regular
Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, the Class A, Class M and
Class B Certificates shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The Master Servicer and the
Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the Uncertificated REMIC I Regular Interests and the Class
R-I Certificates and the REMIC II Certificates, the
Class R-II Certificates, respectively.

(b)The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of
Section 860G(a)(9) of the Code.

(c)Residential Funding Corporation shall hold a Class R
Certificate representing a 0.01% Percentage Interest of all Class R-I and R-II Certificates and shall be designated as the tax matters person with respect to REMIC I and REMIC II in the manner provided under Treasury regulations section 1.860F-4(d) and temporary
Treasury regulations section 301.6231(a)(7)-1T.
Residential Funding Corporation, as tax matters person, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and Residential Funding Corporation shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of Residential Funding Corporation's willful misfeasance, bad faith or gross negligence. If Residential Funding is no longer the Master Servicer hereunder Residential
Funding shall be paid reasonable compensation by any successor Master Servicer hereto for so acting as "tax matters person."

(d)The Master Servicer shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Master Servicer without any right of reimbursement therefor. The Master Servicer agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax
Returns that contain errors or omissions.

(e)The Master Servicer shall provide (i) to any Transferor of a Class R-I or R-II Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R-I and R-II
Certificate to any Person who is not a Permitted
Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC
Provisions including reports relating to interest, original issue discount and market discount or premium
(using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II.

(f)The Master Servicer shall take such actions and shall cause each of REMIC I and REMIC II created hereunder to take such actions as are reasonably within the Master Servicer's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer, to the extent reasonably requested by the Master Servicer to do so). The Master
Servicer shall not knowingly or intentionally take any action, cause each of REMIC I and REMIC II to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each of REMIC I and REMIC II as a REMIC or (ii) result in the imposition of a tax upon each of REMIC I and REMIC
II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Master Servicer receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I and REMIC II created hereunder, endanger such status or, unless the Master
Servicer determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I and REMIC
II or its assets, or causing REMIC I and REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I and REMIC II, and the Trustee shall not take any such action or cause REMIC I and REMIC II to take any such action as to which the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.
The Master Servicer may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I and REMIC II as "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

(g)In the event that any tax is imposed on "prohibited transactions" of REMIC I or REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I or REMIC
II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup
Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, or otherwise (iii) against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

(h)The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)Following the Startup Day, neither the Master
Servicer nor the Trustee shall accept any contributions of assets to REMIC I and REMIC II unless the Master
Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I and REMIC II will not cause
REMIC I and REMIC II to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I and REMIC II to any tax under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)Neither the Master Servicer nor the Trustee shall enter into any arrangement by which REMIC I and REMIC
II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

(k)Solely for the purposes of Section 1.860G-
1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Certificate
Principal Balance of each Class of Certificates representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated
REMIC I Regular Interest would be reduced to zero is May 25, 2010, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The Maturity Date for
Uncertificated REMIC II Regular Interest is the maturity date for the related Mortgage Loan.

(l)Within 30 days after the Closing Date, the Master
Servicer shall prepare and file with the Internal
Revenue Service Form 8811, "Information Return for Real
Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for REMIC I and
REMIC II.

(m)Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage
Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I and REMIC
II, (iii) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC
I and REMIC II, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to REMIC I and REMIC
II after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I and REMIC II as REMICs or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause REMIC I and REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

Section 10.02.Master Servicer and Trustee
Indemnification.

(a)The Trustee agrees to indemnify the Trust Fund, the Company and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

(b)The Master Servicer agrees to indemnify the Trust
Fund, the Company and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust
Fund, the Company or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master
Servicer that contain errors or omissions.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01.Amendment.

(a)This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master
Servicer and the Trustee, without the consent of any of the Certificateholders:

(i)to cure any ambiguity,

(ii)to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

(iii)to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that
(A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

(iv)to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the Certificate Account
Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating
Agency to such effect,

(v)to modify, eliminate or add to the provisions of
Section 5.02(f) or any other provision hereof restricting transfer of the Class R-I Certificates and Class R-II Certificates by virtue of their being the "residual interests" in REMIC I and REMIC II, respectively, provided that (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not, as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

(vi)to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

(b)This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master
Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

(i)reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

(ii)adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Percentage
Interests aggregating not less than 66%, or

(iii)reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

(c)Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(d)Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.
It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e)The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls.
Any such instrument or fund shall be held by the Trustee for the benefit of the Class B
Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust
Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust
Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of proposed
Treasury Regulations Section 1.860G-1(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master
Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A
Certificateholders, the Class R Certificateholders, the
Class M Certificateholders, the Master Servicer or the
Trustee, as applicable; provided that the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section
860G(d)(1) of the Code and (b) either REMIC I or REMIC
II to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors
Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit L
(in which case Residential Funding's Subordinate
Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit M, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

Section 11.02. Recordation of Agreement; Counterparts.

(a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting
Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

(b)For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03. Limitation on Rights of
Certificateholders.

(a)The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

(b)Neither the Company, as the owner of the Spread on the Mortgage Loans, nor any Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage
Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other
Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.04. Governing Law.
This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 11.05.Notices.

All demands and notices hereunder shall be in writing
and shall be deemed to have been duly given if
personally delivered at or mailed by registered mail,
postage prepaid (except for notices to the Trustee
which shall be deemed to have been duly given only when
received), to (a) in the case of the Company, 8400
Normandale Lake Boulevard, Suite 700, Minneapolis,
Minnesota 55437, Attention:  President, or such other
address as may hereafter be furnished to the Master
Servicer and the Trustee in writing by the Company, (b)
in the case of the Master Servicer, 10 Universal City
Plaza, Suite 2100, Universal City, California 91608,
Attention:  Ms. Becker or such other address as may be
hereafter furnished to the Company and the Trustee by
the Master Servicer in writing, (c) in the case of the
Trustee,    Four Albany Street, New York, New York
10006, Attention:  Residential Funding Corporation
Series 1995-S7 or such other address as may hereafter
be furnished to the Company and the Master Servicer in
writing by the Trustee, (d) in the case of Fitch, One
State Street Plaza, New York, New York 10004, or such
other address as may hereafter be furnished to the
Company, the Trustee and the Master Servicer in writing
by Fitch and (e) in    the case of Standard & Poor's,
25 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee, and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.06.Notices to Rating Agency.

The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause
(a), (b), (c), (d), (g), (h), (i) or (j) below or
provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses
(e) and (f) below:

(a)a material change or amendment to this Agreement,

(b)the occurrence of an Event of Default,

(c)the termination or appointment of a successor Master
Servicer or Trustee or a change in the majority ownership of the Trustee,

(d)the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by Section 3.12 or the cancellation or modification of coverage under any such instrument,

(e)the statement required to be delivered to the Holders of each Class of Certificates pursuant to
Section 4.03,

(f)the statements required to be delivered pursuant to Sections 3.18 and 3.19,

(g)a change in the location of the Custodial Account or the Certificate Account,

(h)the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

(i)the occurrence of the Final Distribution Date, and

(j)the repurchase of or substitution for any Mortgage
Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master
Servicer.

Section 11.07.Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.08.Company's Right to Spread Absolute.

The Company's right to receive the Spread with respect to each Mortgage Loan shall be absolute and unconditional, and shall survive notwithstanding the termination of the rights and obligations of the Master
Servicer hereunder, the resignation of the Master
Servicer or the termination of this Agreement.  The
Company's right to receive the Spread shall not be subject to offset or counterclaim, whether or not such right has been assigned in whole or in part, notwithstanding any breach of any representation or warranty of the Company herein or any default by the Company of any of its obligations or covenants hereunder. The Company shall have the right to assign any or all of its rights in and to the Spread, without notice to or the consent of any party to this Agreement or any Certificateholder; provided, however, that upon any such assignment the Company shall notify the Trustee of such assignment.

IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

[Seal]
By:
Name:   Jill M. Davis
Title:  Vice President
Attest:
Name:  Diane S. Wold
Title: Vice President


RESIDENTIAL FUNDING CORPORATION

[Seal]
By:
Name:   Diane S. Wold
Title:  Director


Attest:

Name:   Jill M. Davis
Title:  Director


BANKERS TRUST COMPANY, as Trustee

[Seal]
By:
Name:
Title:  Vice President

Attest:
Name:
Title:
STATE OF MINNESOTA                )
                                  )ss.:
COUNTY OF HENNEPIN                )


On the 30th day of May, 1995 before me, a notary public in and for said State, personally appeared Jill M.
Davis, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


Notary Public

[Notarial Seal]

STATE OF MINNESOTA          )
                            ) ss.:
COUNTY OF HENNEPIN
             )

On the 30th day of May, 1995 before me, a notary public in and for said State, personally appeared Diane
S. Wold, known to me to be a Director of Residential
Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.







                  Notary Public

[Notarial Seal]
STATE OF CALIFORNIA           )
                              ) ss.:
COUNTY OF ORANGE              )


On the 30th day of May, 1995 before me, a notary public in and for said State, personally appeared
_________________________, known to me to be a Vice
President of Bankers Trust Company, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.







                  Notary Public

[Notarial Seal]
EXHIBIT A


                              FORM OF CLASS A CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

[NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974,  AS AMENDED, UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY
TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE
THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF
OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT (AS DEFINED BELOW),
PROVIDED, THAT NO SUCH OPINION SHALL BE REQUIRED UNDER
THE CIRCUMSTANCES SET FORTH IN SECTION 5.02 OF THE
AGREEMENT.]

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX
ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS MAY
30, 1995.  ASSUMING THAT THE MORTGAGE LOANS PREPAY AT
250% OF THE STANDARD PREPAYMENT ASSUMPTION (AS
DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING
A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-
THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO
MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF
[INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL
AMOUNT], THE YIELD TO MATURITY IS ___% AND THE AMOUNT
OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO
MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL
CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT],
COMPUTED USING THE APPROXIMATE METHOD.  NO
REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL
PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT
ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY
OF THE PASS-THROUGH RATE.]
Certificate No. ____        [___%] Pass-Through Rate

Class A-__ Senior    [___% [Initial] Pass-Through Rate
                       based on a Notional Amount]

Date of Pooling and Servicing
Agreement and Cut-off Date:     [Percentage Interest:
May 1, 1995                        ___%]

                                 Aggregate [Initial
First Distribution Date:         Certificate Principal
June 26, 1995                    Balance]
                                 [Notional Amount] of
                                 the Class A-__
                                 Certificates:
                                 $_____________]

Master Servicer:                [Initial] [Certificate
Residential Funding             Principal Balance]
Corporation                     [Notional Amount]
                                of this Certificate:
                                $_____________]
Assumed Final Distribution Date:
                                CUSIP 760944-_____



MORTGAGE PASS-THROUGH CERTIFICATE
SERIES 1995-S7

evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities
I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that _____________________________ is
the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the Initial Certificate Principal Balance of this
Certificate by the aggregate Initial Certificate
Principal Balance of all Class A-___ Certificates, both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage
Loans"), formed and sold by Residential Funding
Mortgage Securities I, Inc. (hereinafter called the
"Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing
Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers
Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record
Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Notional Amount of the
Class A-9 Certificates as of any date of determination is equal to the sum of 9/80th of the aggregate
Certificate Principal Balance of the Class A-6
Certificates plus 1/32nd of the aggregate Certificate
Principal Balance of the Class A-7 and Class A-8
Certificates.]  [The Class [A-9] Certificates have no
Certificate Principal Balance.]

Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. [The
Initial Certificate Principal Balance of this
Certificate is set forth above.  The Certificate
Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to
Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered
Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Trustee and the
Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage
Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool
Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage
Loans.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:            BANKERS TRUST COMPANY, as Trustee

                  By:
                     Authorized Signatory



CERTIFICATE OF AUTHENTICATION

This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

BANKERS TRUST COMPANY, as Certificate Registrar


By:
    Authorized Signatory
                            ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
Signature by or on behalf of assignor




Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                 account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

This information is provided by
    , the assignee named above, or
            , as its agent.

                                       EXHIBIT B


                              FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES AND CLASS R-I CERTIFICATES
[AND] CLASS R-II CERTIFICATES [AND CLASS M-1
CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED
BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY
TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE
THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF
OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE
PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX
ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS
CERTIFICATE.  THE ISSUE DATE OF THIS CERTIFICATE IS MAY
30, 1995.  BASED ON PROPOSED OID REGULATIONS PUBLISHED
IN THE FEDERAL REGISTER ON DECEMBER 22, 1992 AND
ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 250% OF THE
STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE
PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN
ISSUED WITH NO MORE THAN $              OF OID PER
$1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE
YIELD TO MATURITY IS     % AND THE AMOUNT OF OID
ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE
THAN $           PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE
METHOD.  NO REPRESENTATION IS MADE THAT THE MORTGAGE
LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]
Certificate No. ___

                  8.00% Pass-
Through Rate

Class M-    Subordinate

                  Aggregate
Certificate Principal Balance


                  of the Class M
Certificates:
Date of Pooling and Servicing


$_______________
Agreement and Cut-off Date:


May 1, 1995

                  Initial
Certificate Principal Balance


                  of this
Certificate:
First Distribution Date:


$_______________
June 26, 1995


                  CUSIP: 760944-
_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:



MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 1995-S7

evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities
I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. [None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

This certifies that _________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans
(the "Mortgage Loans"), formed and sold by Residential
Funding Mortgage Securities I, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing
Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers
Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record
Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized
Losses allocable hereto.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to
Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered
Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Trustee and the
Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage
Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool
Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage
Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:           BANKERS TRUST COMPANY, as Trustee

                 By:
                    Authorized Signatory




CERTIFICATE OF AUTHENTICATION

This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

BANKERS TRUST COMPANY, as Certificate Registrar

By:
    Authorized Signatory
                        ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:











Dated:





                          Signature by or
on behalf of assignor




Signature Guaranteed


DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                 account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

This information is provided by
    , the assignee named above, or
            , as its agent.
                           EXHIBIT C

FORM OF CLASS B CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO
THE CLASS A CERTIFICATES, CLASS R-I CERTIFICATES, CLASS
R-II CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED
IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY
NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED
PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED
IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION
UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY
TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE
THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF
OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.  THE FOLLOWING
INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF
APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE
DISCOUNT ("OID") RULES TO THIS CERTIFICATE.  THE ISSUE
DATE OF THIS CERTIFICATE IS MAY 30, 1995.  BASED ON
PROPOSED OID REGULATIONS PUBLISHED IN THE FEDERAL
REGISTER ON DECEMBER 22, 1992 AND ASSUMING THAT THE
MORTGAGE LOANS PREPAY AT 250% OF THE STANDARD
PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS
SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO
MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE
PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND
THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL
PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL
CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE
APPROXIMATE METHOD.  NO REPRESENTATION IS MADE THAT THE
MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE
STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.
Certificate No. __        8.00 % Pass-Through Rate

Class B-__ Subordinate     Aggregate Certificate
                           Principal Balance
                           of the Class B-__
                           Certificates as of
Date of Pooling            the Cut-off Date:
and Servicing              $
Agreement and
Cut-off Date:
May 1, 1995 Date:           Initial Certificate
                            Principal Balance
First Distribution Date:    of this Certificate:
June 26, 1995               $_______________

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:



MORTGAGE PASS-THROUGH CERTIFICATE,
SERIES 1995-S7

evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL
FUNDING MORTGAGE SECURITIES I, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities
I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. [None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.]

This certifies that Residential Funding Mortgage
Securities I, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate
(obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate
Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Funding Mortgage Securities I, Inc.
(hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master
Servicer and Bankers Trust Company, as trustee (the
"Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.
This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business
Day immediately preceding such last day) of the month next preceding the month of such distribution (the
"Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage
Interest evidenced by this Certificate and the amount
(of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized
Losses allocable hereto.

No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that such transfer is exempt
(describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee
Retirement Income Security Act of 1974, as amended
("ERISA"), or Section 4975 of the Internal Revenue Code
(the "Code"), an investment manager, a named fiduciary or a trustee of any such plan or any other Person who is using "plan assets" of any such plan to effect such acquisition (a "Plan Investor"), or (ii) if such transferee is a Plan Investor, an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under ERISA and Section 4975 of the Code and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to
Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered
Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Trustee and the
Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage
Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool
Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage
Loans.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.
IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:            BANKERS TRUST COMPANY, as Trustee

By:
     Authorized Signatory




CERTIFICATE OF AUTHENTICATION

This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

BANKERS TRUST COMPANY, as Certificate Registrar


By:
    Authorized Signatory
                       ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:











Dated:
Signature by or on behalf of assignor







Signature Guaranteed


DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                 account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

This information is provided by
    , the assignee named above, or
            , as its agent.

                                       EXHIBIT D


                              FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A
NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION
(AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS
CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE
MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE
DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE
INTERNAL REVENUE CODE OF 1986.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO AN
EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY
RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT
INCOME SECURITY ACT OF 1974, AS AMENDED, UNLESS THE
TRANSFEREE PROVIDES AN OPINION OF COUNSEL SATISFACTORY
TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE
THAT THE PURCHASE OF THIS CERTIFICATE BY OR ON BEHALF
OF SUCH PLAN IS PERMISSIBLE UNDER APPLICABLE LAW AND
WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR
THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE
UNDERTAKEN IN THE AGREEMENT (AS DEFINED BELOW).

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE
PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER
AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE
UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION
THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL
ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY
OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A
COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH
IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE
UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED
BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION
DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY
SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B)
OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED
ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED
ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO
IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH
TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS
RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED
TRANSFEREE.  NOTWITHSTANDING THE REGISTRATION IN THE
CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER
DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED
ORGANIZATION OR AN AGENT OF A DISQUALIFIED
ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE
OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON
SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY
PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE
RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.  EACH
HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS
CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE
PROVISIONS OF THIS PARAGRAPH.
Certificate No. ___

                  8.00% Pass-
Through Rate

Class [R-I] [R-II] Senior

                          Aggregate
Initial Certificate Principal


                  Balance of the
Class [R-I [R-II]


                  Certificates:
Date of Pooling and Servicing

                                  $100.00
Agreement and Cut-off Date:
May 1, 1995

                  Initial
Certificate Principal Balance


                  of this
Certificate:
First Distribution Date:


$_______________
June 26, 1995


                  Percentage
Interest:
Master Servicer:

                  _______%
Residential Funding Corporation


                  CUSIP 760944-
_____
Assumed Final Distribution Date:




                          MORTGAGE PASS-THROUGH CERTIFICATE,

                                    SERIES 1995-S7

evidencing a percentage interest in any distributions allocable to the Class [R-I] [R-II] Certificates with respect to REMIC I. REMIC I is a part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL FUNDING MORTGAGE
SECURITIES I, INC.

This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Funding Mortgage Securities
I, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Corporation or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Funding Mortgage Securities I, Inc., the
Master Servicer, the Trustee or GMAC Mortgage
Corporation or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Corporation or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

This certifies that _________________________ is the
registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial
Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [R-I] [R-II] Certificates, both as specified above) in certain distributions with respect to a REMIC
I. REMIC I is a part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage
Loans"), formed and sold by Residential Funding
Mortgage Securities I, Inc. (hereinafter called the
"Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund and REMIC I were created pursuant to a Pooling and Servicing Agreement dated as specified above (the
"Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record
Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I] [R-II]
Certificates on such Distribution Date.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted
Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States
Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial
Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master
Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage
Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to
Certificateholders, such purposes including without limitation reimbursement to the Company and the Master
Servicer of advances made, or certain expenses incurred, by either of them.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate
Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate
Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered
Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Master Servicer, the Trustee and the
Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate
Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master
Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage
Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool
Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cut-off Date Principal Balance of the Mortgage
Loans.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:         BANKERS TRUST COMPANY, as Trustee

               By:
                   Authorized Signatory




CERTIFICATE OF AUTHENTICATION

This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

BANKERS TRUST COMPANY, as Certificate Registrar


By:



   Authorized Signatory
                          ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:











Dated:
 Signature by or on behalf of assignor




Signature Guaranteed


DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of
                 account number                 , or,
if mailed by check, to
                               Applicable statements
should be mailed to
                                               .

This information is provided by
    , the assignee named above, or
            , as its agent.
                       EXHIBIT E

CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of May 1, 1995, by and among BANKERS TRUST COMPANY, as Trustee
(including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL FUNDING
MORTGAGE SECURITIES I, INC. (together with any successor in interest, the "Company"), RESIDENTIAL
FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master
Servicer"), and NORWEST BANK MINNESOTA, NATIONAL
ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


W I T N E S S E T H   T H A T :

WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing
Agreement dated as of May 1, 1995, relating to the issuance of Residential Funding Mortgage Securities I,
Inc., Mortgage Pass-Through Certificates, Series 1995-
S7 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling
Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling
Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


ARTICLE I

Definitions

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.


ARTICLE II

Custody of Mortgage Documents

Section 2.1.  Custodian to Act as Agent; Acceptance of
Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage
Loans identified on the schedule attached hereto (the
"Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

Section 2.2.  Recordation of Assignments.  If any
Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3.  Review of Mortgage Files.

(a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage
Loan Schedule").

(b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. Within 45 days of receipt of the documents required to be delivered pursuant to
Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section
2.02 of the Pooling Agreement, each such document, and shall deliver to the Trustee either (i) an Interim
Certification in the form attached hereto as Exhibit
Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan
Schedule, except for any exceptions listed on Schedule
A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

(c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage
Files.

Section 2.4.  Notification of Breaches of
Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's
Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage
Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master
Servicer and the Trustee.

Section 2.5.  Custodian to Cooperate; Release of
Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling
Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification
(which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section
3.07 of the Pooling Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related
Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute
Mortgage Loan.

From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance
Policy or any Mortgage Pool Insurance Policy, the
Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part, of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage
File or such document to the Master Servicer.  The
Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial
Account or (ii) the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged
Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage
File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation
Proceeds in the Custodial Account as provided in the Pooling Agreement.

Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage
Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of such Mortgage
File to the same extent as all other documents and instruments constituting parts thereof.


ARTICLE III

Concerning the Custodian

Section 3.1.  Custodian a Bailee and Agent of the
Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

Section 3.2.  Indemnification.  The Company hereby
agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

Section 3.3.  Custodian May Own Certificates.  The
Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section  3.4.  Master Servicer to Pay Custodian's Fees
and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.5.  Custodian May Resign; Trustee May Remove
Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor
Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning
Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor
Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7 and shall be unaffiliated with the Master
Servicer or the Company.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor
Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

Section 3.6.  Merger or Consolidation of Custodian.
Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.7.  Representations of the Custodian.  The
Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


ARTICLE IV

Miscellaneous Provisions

Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master
Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement.
The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

Section 4.3.  Governing Law.  This Agreement shall be
deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5.  Severability of Provisions.  If any one
or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.
IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                  BANKERS TRUST COMPANY,
                              as Trustee
One North State Street
Chicago, Illinois 60602
Attention:  Residential Funding Corporation
              Series 1995-S7
                               By:
                             Name:
                            Title:  Vice President


Address:              RESIDENTIAL FUNDING MORTGAGE
                      SECURITIES I, INC.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437
                    By:



                    Name:
                    Title:  Vice President


Address:            RESIDENTIAL FUNDING
                    CORPORATION, as Master Servicer
10 Universal City Plaza
Suite 2100
Universal City, California 91608
                    By:



                    Name:
                    Title:      Director


Address:            NORWEST BANK MINNESOTA,
                    NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                    By:
                    Name:  Kathleen Marshall
                    Title:  Trust Officer
STATE OF NEW YORK              )
                               ) ss.:
COUNTY OF NEW YORK             )

On the 30th day of May, 1995, before me, a notary public in and for said State, personally appeared
_______________________, known to me to be a Vice
President of Bankers Trust Company, a New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.







Notary Public


[SEAL]
STATE OF MINNESOTA               )
                                 ) ss.:
COUNTY OF HENNEPIN               )

On the ____ day of May, 1995, before me, a notary public in and for said State, personally appeared
Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.








Notary Public


[SEAL]
STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )


On the 30th day of May, 1995, before me, a notary public in and for said State, personally appeared
________________, known to me to be a Vice President of Residential Funding Mortgage Securities I, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





   Notary Public

[Notarial Seal]


STATE OF NEW YORK               )
                                ) ss:
COUNTY OF NEW YORK              )

On the 30th day of May, 1995, before me, a notary public in and for said State, personally appeared
________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





Notary Public

[Notarial Seal]
                  EXHIBIT ONE

FORM OF CUSTODIAN
INITIAL CERTIFICATION


May 30, 1995


Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series
1995-S7

Re: Custodial Agreement dated as of May 1, 1995, by and among Bankers Trust Company, Residential Funding
Mortgage Securities I, Inc., Residential Funding
Corporation and Norwest Bank Minnesota, National
Association, Mortgage Pass-Through Certificates, Series
1995-S7


Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned
Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File
(which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling
Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION



By:
Name:
Title:
                    EXHIBIT TWO

FORM OF CUSTODIAN INTERIM CERTIFICATION



________________ ____, 1995



Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series
1995-S7

Re: Custodial Agreement dated as of May 1, 1995, by and among Bankers Trust Company, Residential Funding
Mortgage Securities I, Inc., Residential Funding
Corporation and Norwest Bank Minnesota, National
Association, Mortgage Pass-Through Certificates,
Series 1995-S7


Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned
Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage
Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan
Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

NORWEST BANK MINNESOTA, NATIONAL  ASSOCIATION



By:
Name:
Title:
                      EXHIBIT THREE

FORM OF CUSTODIAN FINAL CERTIFICATION



_____________ ___, 1995




Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series
1995-S7

Re: Custodial Agreement dated as of May 1, 1995, by and among Bankers Trust Company, Residential Funding
Mortgage Securities I, Inc., Residential Funding
Corporation and Norwest Bank Minnesota, National
Association, Mortgage Pass-Through Certificates,
Series 1995-S7


Ladies and Gentlemen:

In accordance with Section 2.3 of the above-captioned
Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative
Loan):

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage
Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

(iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

(iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

(v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

(i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage
Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

(iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

(iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

(v)  The Security Agreement;

(vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

(ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

(x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

NORWEST BANK MINNESOTA, NATIONAL  ASSOCIATION


By:
Name:
Title:
                       EXHIBIT F

                MORTGAGE LOAN SCHEDULE
  RUN ON     : 05/22/95           RFC DISCLOSURE SYSTEM
RFFSD177-01
  AT         : 09.01.12          FIXED RATE LOAN LISTING
AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S7
CUTOFF : 05/01/95
  POOL       : 0004170
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL
LOAN FEATURE
  MORTGAGOR NAME                   ORIG TERM     PRINCIPAL BAL
# OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I
LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I
VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE
MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE
MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #

_________________________________________________________________
_____________


    1390282          047/047             F          219,500.00
    ZZ
    HARPER              KENNETH  W       180        219,500.00
     1
    1427 EDGEWATER FALLS               9.000          2,226.32
    80
                                       8.750          2,226.32
 274,398.00
    CANYON LAKE      TX   78132          4            04/03/95
    00
    883099                               05           06/01/95
     0
    883099                               O            05/01/10
    0


    1400780          898/728             F          252,000.00
    ZZ
    HARVEY              ROBERT   W       174        248,329.82
     1
    2902 MEADOW POND DRIVE             8.750          2,560.91
    90
                                       8.500          2,560.91
 280,000.00
    KATY             TX   77450          1            12/09/94
    10
    0380089269                           05           02/01/95
    17
    4206291                              O            07/01/09
    0


    1402636          723/728             F          189,000.00
    ZZ
    FUNG                BING     S       180        188,019.64
     1
    1434 26TH AVENUE                   9.250          1,945.17
    70
                                       9.000          1,945.17
 270,000.00
    SAN FRANCISCO    CA   94122          1            02/02/95
    00
    0380095571                           05           04/01/95
     0
    7876                                 O            03/01/10
    0


    1402847          158/158             F          567,000.00
    ZZ
    IP                  JAMES            180        562,420.18
     1
    147-09 2ND AVENUE                  8.875          5,708.81
    70
                                       8.625          5,708.81
 810,000.00
    WHITESTONE       NY   11357          1            01/20/95
    00
    2534626                              05           03/01/95
     0
1


    2534626                              O            02/01/10
    0


    1403106          809/728             F          129,000.00
    ZZ
    BROWN               RICHARD          180        128,330.87
     1
    12819 CORTE DOROTEA                9.250          1,327.66
    40
                                       9.000          1,327.66
 329,000.00
    POWAY            CA   92064          1            02/09/95
    00
    0380094616                           05           04/01/95
     0
    20906                                O            03/01/10
    0


    1403144          882/728             F          260,000.00
    ZZ
    WAY                 DAVID    E       180        259,265.14
     1
    1200 MANATI AVENUE                 8.250          2,522.36
    80
                                       8.000          2,522.36
 325,000.00
    CORAL GABLES     FL   33146          1            03/31/95
    00
    0380107871                           05           05/01/95
     0
    950007                               O            04/01/10
    0


    1403617          051/728             F          400,000.00
    ZZ
    STEVENS             THEODORE         180        397,971.54
     1
    8575 E. DAVENPORT DRIVE            9.500          4,176.90
    73
                                       9.250          4,176.90
 555,000.00
    SCOTTSDALE       AZ   85260          1            02/02/95
    00
    0380095860                           05           04/01/95
     0
    30100109                             O            03/01/10
    0


    1403630          052/052             F          300,000.00
    ZZ
    NILL                WILLIAM          180        299,224.92
     2
    106 STERLING AVENUE                9.250          3,087.58
    75
                                       9.000          3,087.58
 400,000.00
    HARRISON         NY   10528          1            03/20/95
    00
    313733                               05           05/01/95
     0
    313733                               O            04/01/10
    0


    1404518          070/070             F           88,000.00
    ZZ
    TUGGLE              CLIFTON  E       180         86,091.22
     1
    1608 KIVA DRIVE                    8.375            860.14
    69
                                       8.125            860.14
 128,500.00
    GALLUP           NM   87301          2            09/23/94
    00
    1348506                              05           11/01/94
     0
    1348506                              O            10/01/09
    0


1


    1404842          A18/728             F          269,000.00
    ZZ
    NIX, JR.            GUY      N       180        268,281.07
     1
    131 NANDINA CIRCLE                 8.875          2,708.41
    90
                                       8.625          2,708.41
 300,000.00
    PONTE VEDRA BEA  FL   32082          2            03/08/95
    11
    0380098534                           03           05/01/95
    25
    NIXJR                                O            04/01/10
    0


    1405289          372/728             F          600,000.00
    T
    ROSEN               ROSALIE  N       180        598,396.44
     1
    2556 NW 59TH STREET                8.875          6,041.06
    70
                                       8.625          6,041.06
 861,000.00
    BOCA RATON       FL   33496          1            03/20/95
    00
    0380107996                           05           05/01/95
     0
    8660540                              O            04/01/10
    0


    1405291          028/728             F          450,000.00
    ZZ
    DUNCAN              GARY     A       180        448,824.16
     1
    27000 BLACK OAK RIDGE ROAD         9.125          4,597.72
    77
                                       8.875          4,597.72
 584,942.00
    FORESTHILL       CA   95631          2            03/17/95
    00
    0380106501                           05           05/01/95
     0
    143684                               O            04/01/10
    0


    1405415          299/728             F          323,950.00
    ZZ
    SIZEMORE            PAUL     E       180        319,409.00
     1
    225 HIGHLAND RIDGE CT              8.500          3,190.07
    80
                                       8.250          3,190.07
 404,959.00
    BELTON           MO   64012          1            11/14/94
    00
    0380099086                           03           01/01/95
     0
    276996                               O            12/01/09
    0


    1405522          299/728             F          247,300.00
    ZZ
    BELL JR             HAROLD   G       180        244,596.98
     1
    1808 MONUMENT AVENUE               8.750          2,471.64
    57
                                       8.500          2,471.64
 437,000.00
    RICHMOND         VA   23220          5            12/13/94
    00
    0380099144                           05           02/01/95
     0
    271028                               O            01/01/10
    0


    1405756          171/728             F          153,900.00
    ZZ
    GRAHAM              LODIS    L       180        153,900.00
     1
    1804 ST. GEORGE DRIVE              9.250          1,583.93
    70
                                       9.000          1,583.93
 219,900.00
1


    LAS VEGAS        NV   89117          1            03/31/95
    00
    0380108655                           03           06/01/95
     0
    07061662                             O            05/01/10
    0


    1406019          593/728             F          355,900.00
    ZZ
    STRONG              WILLIAM  E       180        347,832.25
     1
    1054 EAST 1045 NORTH               8.500          3,504.69
    90
                                       8.250          3,504.69
 395,483.00
    OREM             UT   84057          1            08/19/94
    12
    0380108051                           05           10/01/94
    20
    6996094                              O            09/01/09
    0


    1406022          593/728             F          212,000.00
    ZZ
    LEISHMAN            TRUMAN   M       180        205,884.72
     1
    1653 EAST 2250 SOUTH               8.375          2,072.15
    80
                                       8.125          2,072.15
 267,000.00
    ST GEORGE        UT   84770          2            06/16/94
    00
    0380108663                           05           08/01/94
     0
    5478664                              O            07/01/09
    0


    1406591          180/728             F          125,000.00
    T
    PASTORINO           CHARLES  L       180        125,000.00
     1
    8202 TRIPLE CROWN                  8.875          1,258.56
    46
                                       8.625          1,258.56
 275,000.00
    FAIR OAKS RANCH  TX   78006          1            04/07/95
    00
    0380111949                           03           06/01/95
     0
    3329653                              O            05/01/10
    0


    1406807          375/728             F          300,000.00
    ZZ
    DARLING             ERIC     J       180        298,372.39
     1
    21417 157TH AVENUE SOUTHEAST       8.750          2,998.35
    66
                                       8.500          2,998.35
 455,000.00
    MONROE           WA   98272          1            02/13/95
    00
    0380100082                           03           04/01/95
     0
    372669                               O            03/01/10
    0


    1407585          764/728             F          228,000.00
    ZZ
    JONG                ANTHONY          180        228,000.00
     1
    4256 SPENCER STREET                8.625          2,261.94
    80
                                       8.375          2,261.94
 285,000.00
    TORRANCE         CA   90503          1            04/06/95
    00
    0380111113                           01           06/01/95
     0
    889504                               O            05/01/10
    0
1




    1407589          748/728             F          270,000.00
    ZZ
    MEYER               DON      W       180        265,637.81
     1
    7 VALHALLA                         9.000          2,738.52
    38
                                       8.750          2,738.52
 725,000.00
    NASHVILLE        TN   37215          4            11/01/94
    00
    0380108598                           03           12/01/94
     0
    1812726                              O            11/01/09
    0


    1407623          694/728             F          187,400.00
    ZZ
    WU                  SHIAAU   J       180        187,400.00
     1
    320 ST. MARKS AVENUE               8.625          1,859.16
    75
                                       8.375          1,859.16
 249,900.00
    PISCATAWAY       NJ   08859          1            04/27/95
    00
    0380114802                           05           06/01/95
     0
    0400101793                           O            05/01/10
    0


    1407631          593/728             F          255,000.00
    ZZ
    FARRINGTON          BLAIR            180        249,056.96
     1
    7 WARM SPRINGS ROAD                8.375          2,492.44
    80
                                       8.125          2,492.44
 320,000.00
    BLUE DIAMOND     NV   89124          1            09/30/94
    00
    0380109331                           05           11/01/94
     0
    5906607                              O            10/01/09
    0


    1407634          637/728             F           77,500.00
    ZZ
    PEPPARD             JAMIE            180         77,500.00
     1
    277 FIRE ISLAND AVE                9.000            786.06
    53
                                       8.750            786.06
 147,500.00
    BABYLON          NY   11702          1            04/07/95
    00
    0380109315                           05           06/01/95
     0
    4461257                              O            05/01/10
    0


    1407691          083/728             F          241,500.00
    ZZ
    HOO                 JACKSON          180        237,725.54
     1
    201 VANETTEN BLVD                  9.375          2,503.62
    70
                                       9.125          2,503.62
 345,000.00
    NEW ROCHELL      NY   10804          2            10/24/94
    00
    0380102294                           05           12/01/94
     0
    1072342                              O            11/01/09
    0


    1414763          882/882             F          136,500.00
    T
    HABJANIC            M        J       180        136,500.00
     1
1


    P.O. BOX 1513                      9.125          1,394.64
    70
                                       8.875          1,394.64
 195,000.00
    BIG PINE KEY     FL   33043          1            04/27/95
    00
    950257                               05           06/01/95
     0
    950257                               O            05/01/10
    0


    1414795          429/429             F          220,000.00
    ZZ
    GREER               HOWARD   A       180        218,183.01
     1
    136 OLIVER ROAD                    8.625          2,182.58
    82
                                       8.375          2,182.58
 269,000.00
    NEWTON           MA   02168          2            01/13/95
    14
    94115331                             05           03/01/95
    17
    94115331                             O            02/01/10
    0


    1414799          028/728             F          250,000.00
    ZZ
    SMITH               WILLIAM          180        250,000.00
     1
    4814 TOPEKA DRIVE                  8.875          2,517.11
    65
                                       8.625          2,517.11
 390,000.00
    LOS ANGELES      CA   91356          5            04/06/95
    00
    0380111659                           05           06/01/95
     0
    167380                               O            05/01/10
    0


    1414821          439/439             F          314,900.00
    T
    CUNNISON            STEPHEN  D       180        314,021.78
     1
    2117 GRANADA AVENUE                8.400          3,082.52
    70
                                       8.150          3,082.52
 450,000.00
    NEWPORT BEACH    CA   92661          1            03/27/95
    00
    1768501                              05           05/01/95
     0
    1768501                              O            04/01/10
    0


    1414826          635/635             F          197,800.00
    T
    ROZELL              JAMES    M       180        197,800.00
     1
    33624 N 64TH ST                    8.750          1,976.91
    70
                                       8.500          1,976.91
 282,630.00
    SCOTTSDALE       AZ   85262          1            04/13/95
    00
    613287200                            03           06/01/95
     0
    613287200                            O            05/01/10
    0


    1414836          324/728             F          240,000.00
    ZZ
    NASTI               ANTHONY          180        239,298.72
     1
    155WHEELING AVENUE                 7.875          2,276.28
    64
                                       7.625          2,276.28
 376,000.00
    STATEN ISLAND    NY   10309          5            03/23/95
    00
    0380114851                           05           05/01/95
     0
1


    5027834                              O            04/01/10
    0


    1414837          562/728             F           60,000.00
    ZZ
    KOCZWARA            MIROSLAW         180         59,844.98
     1
    37 JEWEL STREET                    9.250            617.52
    39
                                       9.000            617.52
 157,000.00
    BROOKLYN         NY   11222          1            03/21/95
    00
    0380107855                           07           05/01/95
     0
    90020421                             O            04/01/10
    0


    1414899          158/158             F          392,000.00
    ZZ
    KUESER              KEVIN    A       180        389,943.61
     1
    137 DOCKSIDE TERRACE               9.125          4,005.13
    80
                                       8.875          4,005.13
 490,000.00
    FORT LAUDERDALE  FL   33327          1            02/02/95
    00
    2540227                              03           04/01/95
     0
    2540227                              O            03/01/10
    0


    1414918          560/560             F          213,000.00
    ZZ
    LITTAUER            THOMAS   W       180        209,443.47
     1
    1740 FOREST POND LANE              8.625          2,113.13
    78
                                       8.375          2,113.13
 275,000.00
    ROSWELL          GA   30075          2            09/30/94
    00
    450004809                            05           12/01/94
     0
    450004809                            O            11/01/09
    0


    1414919          560/560             F          272,400.00
    ZZ
    HOEN III            HUDSON   P       180        268,623.32
     1
    30223 STONEYBROOKE DRIVE           8.625          2,702.43
    80
                                       8.375          2,702.43
 340,500.00
    SALISBURY        MD   21801          4            11/09/94
    00
    450026786                            05           01/01/95
     0
    450026786                            O            12/01/09
    0


    1414920          560/560             F          526,400.00
    ZZ
    SIDDIQI             TARIQ    S       180        518,677.22
     1
    70 BORTONS ROAD                    8.375          5,145.17
    80
                                       8.125          5,145.17
 658,000.00
    EVESHAM          NJ   08053          1            11/15/94
    00
    450029798                            05           01/01/95
     0
    450029798                            O            12/01/09
    0


1


    1414921          560/560             F          335,000.00
    ZZ
    LUBIN               JEFFREY  L       180        330,201.20
     1
    60 DALOR COURT                     8.500          3,298.88
    48
                                       8.250          3,298.88
 700,000.00
    WOODBURY         NY   11797          2            11/10/94
    00
    450030655                            05           01/01/95
     0
    450030655                            O            12/01/09
    0


    1414922          560/560             F          285,000.00
    ZZ
    BELOTT              RICHARD  D       180        281,048.65
     1
    52 CHRISTY DRIVE                   8.625          2,827.43
    61
                                       8.375          2,827.43
 473,911.00
    WARREN           NJ   07059          1            11/16/94
    00
    450030762                            05           01/01/95
     0
    450030762                            O            12/01/09
    0


    1414923          560/560             F           90,000.00
    ZZ
    DI VIRGILIO         JUDY             180         89,048.56
     1
    84 EAST 11TH STREET                9.125            919.54
    63
                                       8.875            919.54
 145,000.00
    CLIFTON          NJ   07011          2            12/02/94
    00
    450038989                            05           02/01/95
     0
    450038989                            O            01/01/10
    0


    1414924          560/560             F          410,000.00
    ZZ
    HAGERSTROM          ERIC     J       180        399,365.01
     1
    21 CHESTERFIELD DRIVE              8.875          4,128.06
    75
                                       8.625          4,128.06
 548,300.00
    WARREN TWP.      NJ   07059          1            11/30/94
    00
    450041496                            05           01/01/95
     0
    450041496                            O            12/01/09
    0


    1414925          560/560             F          300,000.00
    ZZ
    LAHR                LAWRENCE R       180        295,886.19
     1
    3170 HIGHWAY 135                   8.750          2,998.35
    18
                                       8.500          2,998.35
1,750,000.00
    LOS ALAMOS       CA   93440          2            11/23/94
    00
    450042734                            05           01/01/95
     0
    450042734                            O            12/01/09
    0


    1414926          560/560             F          129,000.00
    ZZ
    GROSSCUP            WILLIAM  R       180        127,269.74
     1
    3060 RIVIEA DRIVE                  9.000          1,308.40
    73
                                       8.750          1,308.40
 179,000.00
1


    KEY WEST         FL   33040          1            12/02/94
    00
    450043237                            05           01/01/95
     0
    450043237                            O            12/01/09
    0


    1414927          560/560             F           90,000.00
    ZZ
    STANLEY             JOSEPH   E       180         89,037.89
     1
    3 DUNHAM POND LANE                 9.000            912.84
    25
                                       8.750            912.84
 374,600.00
    FALMOUTH         ME   04105          4            12/07/94
    00
    450045000                            05           02/01/95
     0
    450045000                            O            01/01/10
    0


    1414928          560/560             F          120,000.00
    ZZ
    BEREZNYAK           BORIS            180        118,711.06
     1
    301 WILLOWBROOK DRIVE              9.375          1,244.03
    69
                                       9.125          1,244.03
 175,000.00
    N. BRUNSWICK     NJ   08902          1            12/09/94
    00
    450046487                            03           02/01/95
     0
    450046487                            O            01/01/10
    0


    1414929          560/560             F          230,000.00
    ZZ
    TRIMBACH            CHARLES  F       180        227,622.23
     1
    445 WILLOW STREET                  9.375          2,384.40
    75
                                       9.125          2,384.40
 310,000.00
    LOCKPORT         NY   14094          5            12/09/94
    00
    450048285                            05           02/01/95
     0
    450048285                            O            01/01/10
    0


    1414930          560/560             F           88,000.00
    ZZ
    MESQUITA            MANUEL   F       180         87,027.46
     1
    19 VALLEY VIEW DRIVE               8.625            873.03
    45
                                       8.375            873.03
 198,000.00
    YOMKERS          NY   10710          1            12/20/94
    00
    450053202                            05           02/01/95
     0
    450053202                            O            01/01/10
    0


    1414931          560/560             F          145,000.00
    ZZ
    CHOE                HAENG    Y       180        143,449.91
     1
    206 MCCLEARY COURT                 9.000          1,470.69
    71
                                       8.750          1,470.69
 206,961.00
    RALEIGH          NC   27607          1            12/29/94
    00
    450058698                            03           02/01/95
     0
    450058698                            O            01/01/10
    0
1




    1414932          560/560             F          335,000.00
    ZZ
    HEFLIN JR           JOSEPH   W       180        331,536.70
     1
    2600 OLD RANCH ROAD                9.375          3,472.93
    67
                                       9.125          3,472.93
 500,000.00
    GARDNERVILLE     NV   89410          2            12/09/94
    00
    450058896                            05           02/01/95
     0
    450058896                            O            01/01/10
    0


    1414933          560/560             F          104,000.00
    ZZ
    CHIEP               HENG     K       180        103,150.54
     1
    2 LINCOLN STREET                   8.750          1,039.43
    68
                                       8.500          1,039.43
 154,000.00
    NEW ROCHELLE     NY   10801          1            01/03/95
    00
    450061841                            05           03/01/95
     0
    450061841                            O            02/01/10
    0


    1414934          560/560             F          229,250.00
    ZZ
    LOMBARD             DANIEL           180        227,229.77
     1
    STONE PINE LANE                    9.375          2,376.62
    80
                                       9.125          2,376.62
 289,250.00
    QUEENSBURY       NY   12804          1            01/05/95
    00
    450062336                            05           03/01/95
     0
    450062336                            O            02/01/10
    0


    1414935          560/560             F          267,200.00
    ZZ
    SHAPIRO-SCOTT       GAIL             180        264,993.19
     1
    14 CEDAR LANE                      8.625          2,650.84
    80
                                       8.375          2,650.84
 334,000.00
    MONTGOMERY TWP.  NJ   08502          1            01/13/95
    00
    450065768                            05           03/01/95
     0
    450065768                            O            02/01/10
    0


    1414936          560/560             F          128,000.00
    ZZ
    HUSTED              ROBERT   A       180        126,954.54
     1
    26045 STANCREST                    8.750          1,279.29
    70
                                       8.500          1,279.29
 183,000.00
    LYON TOWNSHIP    MI   48178          1            01/17/95
    00
    450066816                            05           03/01/95
     0
    450066816                            O            02/01/10
    0


    1414937          560/560             F          170,000.00
    ZZ
    ALONSO              JUAN     C       180        168,657.21
     1
1


    7100 SOUTH WEST 60TH STREET        9.125          1,736.92
    70
                                       8.875          1,736.92
 245,000.00
    MIAMI            FL   33143          1            01/27/95
    00
    450073259                            05           03/01/95
     0
    450073259                            O            02/01/10
    0


    1414938          560/560             F           80,000.00
    ZZ
    FOLEY               GEORGE   J       180         79,570.80
     1
    9 PRINCETON CT.                    8.875            805.48
    51
                                       8.625            805.48
 158,000.00
    BERLIN           NJ   08009          2            02/10/95
    00
    450081815                            05           04/01/95
     0
    450081815                            O            03/01/10
    0


    1414939          560/560             F          347,000.00
    ZZ
    BOON                THOMAS   S       180        345,159.10
     1
    27 BELL CANYON DRIVE               9.000          3,519.51
    90
                                       8.750          3,519.51
 385,586.00
    DOVE CANYON      CA   92679          1            02/07/95
    10
    450082144                            05           04/01/95
    25
    450082144                            O            03/01/10
    0


    1414940          560/560             F          515,000.00
    ZZ
    HOLT JR             LESTER   D       180        512,298.38
     1
    2341 N. CAMBRIDGE                  9.125          5,261.84
    77
                                       8.875          5,261.84
 677,000.00
    CHICAGO          IL   60614          2            02/24/95
    00
    450086426                            05           04/01/95
     0
    450086426                            O            03/01/10
    0


    1414941          560/560             F          160,000.00
    T
    HARTMAN             BARTON           180        159,179.39
     1
    610 SOUTH WEST END ST. H-302       9.375          1,658.71
    44
                                       9.125          1,658.71
 370,000.00
    ASPEN            CO   81611          5            02/24/95
    00
    450087366                            01           04/01/95
     0
    450087366                            O            03/01/10
    0


    1414942          560/560             F          560,000.00
    ZZ
    MACLEOD             GLADYCE  E       180        557,192.18
     1
    560 SOUTH SHORE DRIVE              9.625          5,889.97
    77
                                       9.375          5,889.97
 735,000.00
    MEREDITH         CO   81642          1            02/24/95
    00
    450087408                            03           04/01/95
     0
1


    450087408                            O            03/01/10
    0


    1414943          560/560             F          232,200.00
    R
    ROMAN               JOSE             180        230,897.43
     1
    7 HOLLYHOCK WAY                    8.375          2,269.58
    70
                                       8.125          2,269.58
 333,000.00
    FREDON TOWNSHIP  NJ   07860          1            02/28/95
    00
    450089149                            05           04/01/95
     0
    450089149                            O            03/01/10
    0


    1414944          560/560             F          446,250.00
    T
    MILLER              MARK     S       180        443,882.59
     1
    0812 PENSTEMON ROAD                9.000          4,526.16
    75
                                       8.750          4,526.16
 595,000.00
    KEYSTONE         CO   80435          5            02/28/95
    00
    450092218                            03           04/01/95
     0
    450092218                            O            03/01/10
    0


    1414945          560/560             F          350,000.00
    T
    KULLE               RICHARD  J       180        309,468.48
     1
    1906 BAY DRIVE                     8.625          3,472.28
    32
                                       8.375          3,472.28
1,100,000.00
    POMPANO BEACH    FL   33062          5            03/03/95
    00
    450094263                            05           05/01/95
     0
    450094263                            O            04/01/10
    0


    1414946          560/560             F          220,000.00
    ZZ
    RODRIGUEZ-IZNAGA    LUIS             180        219,431.61
     1
    1502 GRANADA BOULEVARD             9.250          2,264.22
    78
                                       9.000          2,264.22
 285,000.00
    CORAL GABLES     FL   33134          1            03/13/95
    00
    450095823                            05           05/01/95
     0
    450095823                            O            04/01/10
    0


    1414947          560/560             F          350,000.00
    ZZ
    BLAUM JR            GERALD   F       180        349,075.07
     1
    26 TIMBERLINE DRIVE                9.000          3,549.93
    72
                                       8.750          3,549.93
 490,000.00
    WYOMISSING       PA   19610          1            03/14/95
    00
    450096011                            05           05/01/95
     0
    450096011                            O            04/01/10
    0


1


    1414948          560/560             F           71,600.00
    ZZ
    MILLIGAN            EDWARD   R       180         71,415.02
     1
    449 NORTH AVENUE                   9.250            736.90
    38
                                       9.000            736.90
 190,000.00
    ROCHESTER        MA   02770          2            03/10/95
    00
    450097092                            05           05/01/95
     0
    450097092                            O            04/01/10
    0


    1414949          560/560             F          128,200.00
    ZZ
    CHO                 DONG     M       180        127,853.50
     1
    2441 DEANWOOD DRIVE                8.750          1,281.29
    72
                                       8.500          1,281.29
 178,241.00
    RALEIGH          NC   27615          1            03/17/95
    00
    450098520                            03           05/01/95
     0
    450098520                            O            04/01/10
    0


    1414950          560/560             F          240,000.00
    ZZ
    FOURNIER            JOSEPH   A       180        239,336.63
     1
    45 ALDRICH ROAD                    8.500          2,363.37
    57
                                       8.250          2,363.37
 427,805.00
    CANTON           MA   02021          1            03/23/95
    00
    450100557                            05           05/01/95
     0
    450100557                            O            04/01/10
    0


    1414964          617/617             F          476,000.00
    ZZ
    DOWD                BRIAN    J       180        474,669.53
     1
    6595 GARRETT RD.                   8.375          4,652.55
    80
                                       8.125          4,652.55
 595,000.00
    BUFORD           GA   30518          1            03/09/95
    00
    9540017                              05           05/01/95
     0
    9540017                              O            04/01/10
    0


    1414975          560/560             F          147,000.00
    ZZ
    PALAGONIA           ANTHONY          180        143,846.69
     1
    47 NELSON AVENUE                   8.625          1,458.36
    75
                                       8.375          1,458.36
 198,000.00
    STATEN ISLAND    NY   10308          2            10/25/94
    00
    450022108                            05           12/01/94
     0
    450022108                            O            11/01/09
    0


    1414983          617/617             F          223,200.00
    ZZ
    HEXTER              DANIEL   J       180        222,015.88
     1
    1400 ARROWHEAD DRIVE               9.000          2,263.85
    80
                                       8.750          2,263.85
 279,000.00
1


    BRENTWOOD        TN   37027          1            02/14/95
    00
    546758                               05           04/01/95
     0
    546758                               O            03/01/10
    0


    1414995          637/728             F          364,500.00
    ZZ
    SCHILD              MILTON           180        364,500.00
     1
    1993 IDYLWILD ROAD                 8.875          3,669.95
    90
                                       8.625          3,669.95
 405,000.00
    PRESCOTT         AZ   86301          1            04/13/95
    14
    0380109273                           05           06/01/95
    25
    3122744                              O            05/01/10
    0


    1415005          686/686             F           50,000.00
    ZZ
    VARELA              GLADYS   E       180         50,000.00
     1
    10465 SW 43 TERRACE                8.850            502.69
    50
                                       8.600            502.69
 100,000.00
    MIAMI            FL   33165          1            04/03/95
    00
    30816479935                          05           06/01/95
     0
    30816479935                          O            05/01/10
    0


    1415017          617/617             F          295,000.00
    ZZ
    FANNING             THOMAS   A       180        293,326.68
     1
    5770 HEARDS FOREST DRIVE           8.250          2,861.92
    73
                                       8.000          2,861.92
 405,000.00
    ATLANTA          GA   30328          1            02/20/95
    00
    689398                               05           04/01/95
     0
    689398                               O            03/01/10
    0


    1415031          617/617             F          283,475.00
    T
    RENNINGER           DAVID    R       180        281,185.27
     1
    504 EAST MAIN STREET SIDE W        8.875          2,854.16
    85
                                       8.625          2,854.16
 333,500.00
    SUNSET BEACH     NC   28468          1            01/06/95
    14
    211540033                            01           03/01/95
    12
    211540033                            O            02/01/10
    0


    1415036          617/617             F          604,000.00
    ZZ
    PARKER JR.          ROBERT   L       180        599,066.69
     1
    2651 SOUTH YORKTOWN AVENUE         8.750          6,036.67
    68
                                       8.500          6,036.67
 900,000.00
    TULSA            OK   74114          2            01/09/95
    00
    466972                               05           03/01/95
     0
    466972                               O            02/01/10
    0
1




    1415046          617/617             F          352,000.00
    ZZ
    ERICKSON            HAROLD   L       180        350,090.28
     1
    4309 ALTURA, N.E.                  8.750          3,518.06
    80
                                       8.500          3,518.06
 440,000.00
    ALBUQUERQUE      NM   87110          1            02/24/95
    00
    482780                               05           04/01/95
     0
    482780                               O            03/01/10
    0


    1415152          686/686             F          130,000.00
    ZZ
    LE THACH            JULIE            180        129,650.20
     1
    6641 DONALD ROSS ROAD              8.800          1,303.13
    62
                                       8.550          1,303.13
 212,500.00
    PALM BCH GARDEN  FL   33418          1            03/31/95
    00
    30816246771                          05           05/01/95
     0
    30816246771                          O            04/01/10
    0


    1415154          686/686             F           60,000.00
    ZZ
    RIVERA              LAURA            180         59,839.28
     1
    10525 SW 108TH TERRACE             8.850            603.22
    45
                                       8.600            603.22
 135,000.00
    MIAMI            FL   33176          5            03/27/95
    00
    30816479752                          05           05/01/95
     0
    30816479752                          O            04/01/10
    0


    1415155          686/686             F          108,500.00
    ZZ
    ASGARI              FARHANG  S       180        108,209.37
     1
    12749 KINSHIP DR                   8.850          1,090.82
    61
                                       8.600          1,090.82
 180,000.00
    HERNDON          VA   22071          2            03/27/95
    00
    30816689657                          03           05/01/95
     0
    30816689657                          O            04/01/10
    0


    1415156          686/686             F           96,000.00
    ZZ
    KIM                 YEON     S       180         95,739.36
     1
    4114 COURSE VIEW COVE              8.700            956.64
    75
                                       8.450            956.64
 128,000.00
    BARTLETT         TN   38135          1            03/31/95
    00
    30816729206                          05           05/01/95
     0
    30816729206                          O            04/01/10
    0


    1415157          686/686             F           25,000.00
    ZZ
    SCHRADER            WILLIAM  C       180         24,931.04
     1
1


    659 ENDEAVOUR DRIVE                8.525            246.56
    21
                                       8.275            246.56
 124,000.00
    WINTER SPRINGS   FL   32708          1            03/31/95
    00
    30816928071                          03           05/01/95
     0
    30816928071                          O            04/01/10
    0


    1415169          927/728             F          393,300.00
    T
    AUSTIN              DONALD   A       180        392,272.31
     1
    6855 EAST SUNSET SKY CIRCLE        9.125          4,018.41
    80
                                       8.875          4,018.41
 492,746.00
    SCOTTSDALE       AZ   85262          1            03/28/95
    00
    0380109299                           03           05/01/95
     0
    142547                               O            04/01/10
    0


    1415183          232/232             F          250,000.00
    T
    CLANCY              JOSEPH   E       180        249,346.75
     1
    271 SEA OAK DRIVE                  9.125          2,554.29
    79
                                       8.875          2,554.29
 317,000.00
    VERO BEACH       FL   32963          1            03/14/95
    00
    863132                               03           05/01/95
     0
    863132                               O            04/01/10
    0


    1415206          439/439             F          224,800.00
    ZZ
    NEUSE               STEPHEN  H       180        224,150.36
     1
    1679 SUNSHINE LANE                 8.000          2,148.31
    80
                                       7.750          2,148.31
 281,000.00
    SOUTHLAKE        TX   76092          1            03/31/95
    00
    1771364                              05           05/01/95
     0
    1771364                              O            04/01/10
    0


    1415212          608/608             F           92,000.00
    ZZ
    AGOSTINI            PAUL             180         91,756.87
     1
    140 MORTON ROAD                    9.000            933.13
    65
                                       8.750            933.13
 142,000.00
    SPRINGFIELD      PA   19064          1            03/30/95
    00
    50011145                             05           05/01/95
     0
    50011145                             O            04/01/10
    0


    1415284          439/439             F          308,000.00
    ZZ
    FLOURNOY            GEORGE   T       180        308,000.00
     1
    1718 A. NANTUCKET DRIVE            8.150          2,970.15
    80
                                       7.900          2,970.15
 385,000.00
    HOUSTON          TX   77057          1            04/06/95
    00
    1767650                              05           06/01/95
     0
1


    1767650                              O            05/01/10
    0


    1415290          562/562             F          143,250.00
    ZZ
    SAMOLIS             NIKOLAOS         180        143,250.00
     2
    358 80TH STREET                    9.375          1,485.07
    65
                                       9.125          1,485.07
 223,250.00
    BROOKLYN         NY   11209          1            04/11/95
    00
    456509                               05           06/01/95
     0
    456509                               O            05/01/10
    0


    1415295          554/554             F          250,000.00
    ZZ
    LACAMERA            PAUL     A       180        250,000.00
     1
    145 FULLER STREET                  8.125          2,407.21
    37
                                       7.875          2,407.21
 682,000.00
    NEWTON           MA   02165          2            04/10/95
    00
    6808204                              05           06/01/95
     0
    6808204                              O            05/01/10
    0


    1415323          450/728             F          290,000.00
    ZZ
    MAXON               THOMAS   G       180        289,171.18
     1
    5318 PARLIAMENT PLACE              8.125          2,792.36
    74
                                       7.875          2,792.36
 395,000.00
    ROCKFORD         IL   61107          1            03/31/95
    00
    0380108390                           05           05/01/95
     0
    100025580                            O            04/01/10
    0


    1415324          450/728             F          476,000.00
    ZZ
    SHIH                MEI      M       180        474,742.09
     1
    610 CANTERBURY ROAD                9.000          4,827.91
    70
                                       8.750          4,827.91
 680,000.00
    SAN MARINO       CA   91108          1            02/27/95
    00
    0380108473                           05           05/01/95
     0
    3734340                              O            04/01/10
    0


    1415329          593/728             F          274,000.00
    T
    DEMONG              RICHARD  F       180        274,000.00
     1
    2650 DEER VALLEY DR. EAST #306     8.500          2,698.19
    80
                                       8.250          2,698.19
 342,500.00
    PARK CITY        UT   84060          1            03/31/95
    00
    0380109786                           01           06/01/95
     0
    6622054                              O            05/01/10
    0


1


    1415472          686/686             F           63,700.00
    ZZ
    OLIVER              OPAL     R       180         63,700.00
     1
    369 ASHANA DRIVE                   8.550            629.15
    75
                                       8.300            629.15
  85,000.00
    COLLIERVILLE     TN   38017          1            04/14/95
    00
    16729594                             05           06/01/95
     0
    16729594                             O            05/01/10
    0


    1415654          450/728             F           54,000.00
    ZZ
    KADARIAN            JULIAN           180         54,000.00
     1
    34218 JOEL                         8.125            519.96
    50
                                       7.875            519.96
 109,000.00
    CHESTERFIELD TW  MI   48047          1            04/05/95
    00
    0380109562                           05           06/01/95
     0
    3792793                              O            05/01/10
    0


    1415887          943/728             F          102,523.31
    ZZ
    SOO                 ALFRED   W       180         90,505.87
     1
    250 PARLANGE DRIVE                 9.625          1,078.33
    90
                                       9.375          1,078.33
 114,000.00
    PEARL RIVER      LA   70452          1            12/28/84
    10
    0380114901                           05           02/01/92
    25
    475617                               O            01/01/07
    0


    1415888          943/728             F          260,000.00
    ZZ
    FARON               MARK     A       180        254,278.89
     1
    1312 COUNTRYSIDE MANOR PLACE       7.250          2,373.44
    56
                                       7.000          2,373.44
 467,163.00
    CHESTERFIELD     MO   63005          1            09/28/94
    00
    0380114919                           05           11/01/94
     0
    2380202                              O            10/01/09
    0


    1415889          943/728             F          120,000.00
    BB
    DRWENCKE            DELBERT  J       180        106,527.46
     1
    4622 REGENCY DRIVE                 7.500          1,112.41
    67
                                       7.250          1,112.41
 181,000.00
    SHELBY TOWNSHIP  MI   48316          1            10/28/94
    00
    0380112244                           05           12/01/94
     0
    2382128                              O            11/01/09
    0


    1415890          943/728             F           92,000.00
    ZZ
    TATUM               CHRISTINEC       180         90,232.88
     1
    725 ASHFORD COVE DRIVE             7.000            826.92
    80
                                       6.750            826.92
 115,000.00
1


    LILBURN          GA   30247          1            10/14/94
    00
    0380114190                           05           12/01/94
     0
    2382142                              O            11/01/09
    0


    1415891          943/728             F          236,000.00
    ZZ
    WALL                JOHN     T       180        232,102.35
     1
    213 MILLBROOK LANE                 8.750          2,358.70
    69
                                       8.500          2,358.70
 345,000.00
    HOUSTON          TX   77024          2            10/06/94
    00
    0380115197                           03           12/01/94
     0
    2486092                              O            11/01/09
    0


    1415892          943/728             F           70,000.00
    ZZ
    WHEELER SR.         JIMMY    E       180         68,831.16
     1
    1984 DEERFIELD RUN                 8.625            694.46
    78
                                       8.375            694.46
  90,000.00
    SNELLVILLE       GA   30278          5            10/06/94
    00
    0380114232                           05           12/01/94
     0
    2487098                              O            11/01/09
    0


    1415895          943/728             F           60,000.00
    ZZ
    LOWRY               FREDERICKH       180         59,688.77
     1
    3385 EAST SECOND STREET            9.250            617.52
    57
                                       9.000            617.52
 106,000.00
    TUCSON           AZ   85716          2            01/30/95
    00
    0380112277                           09           04/01/95
     0
    4050001471                           O            03/01/10
    0


    1415896          943/728             F          225,000.00
    ZZ
    BERGERON            RONALD           180        221,483.41
     1
    27 WEST LAKE VILLAGE               9.375          2,332.56
    50
                                       9.125          2,332.56
 450,000.00
    COUNCIL BLUFFS   IA   51503          2            10/31/94
    00
    0380112343                           05           12/01/94
     0
    4080006677                           O            11/01/09
    0


    1415897          943/728             F          350,000.00
    ZZ
    YADAV               RANVIR   S       180        342,930.83
     1
    21 WOODS LANE                      8.250          3,395.50
    67
                                       8.000          3,395.50
 525,000.00
    ROSLYN           NY   11576          5            09/23/94
    00
    0380112897                           05           11/01/94
     0
    4080008239                           O            10/01/09
    0
1




    1415898          943/728             F          436,800.00
    ZZ
    REYNOLDS            WILLIAM  G       180        428,166.83
     1
    179 CHEESE SPRING ROAD             8.500          4,301.35
    80
                                       8.250          4,301.35
 546,000.00
    WILTON           CT   06897          1            09/02/94
    00
    0380112392                           05           11/01/94
     0
    4080008735                           O            10/01/09
    0


    1415899          943/728             F          265,500.00
    ZZ
    BUMPERS JR          PAUL     M       180        257,053.80
     1
    3872 THORNBURY DRIVE               8.375          2,595.07
    90
                                       8.125          2,595.07
 295,000.00
    SPRINGDALE       AR   72764          4            09/26/94
    10
    0380114711                           05           11/01/94
    20
    4080009076                           O            10/01/09
    0


    1415900          943/728             F          260,000.00
    ZZ
    BAUMAN              DAVID    C       180        253,846.92
     1
    477 VALLEY CLUB CIRCLE             8.000          2,484.70
    61
                                       7.750          2,484.70
 430,000.00
    LITTLE ROCK      AR   72212          1            08/24/94
    00
    0380112418                           05           10/01/94
     0
    4080009595                           O            09/01/09
    0


    1415901          943/728             F          261,200.00
    ZZ
    MOREHOUSE JR        GERALD   C       180        256,093.44
     1
    910 WEST CENTENNIAL ROAD           8.625          2,591.31
    80
                                       8.375          2,591.31
 326,500.00
    PAPILLION        NE   68128          1            09/30/94
    00
    0380112426                           05           11/01/94
     0
    4080009804                           O            10/01/09
    0


    1415902          943/728             F          280,000.00
    ZZ
    DUNLAP              DAVID    L       180        274,901.23
     1
    2903 DARNLEY PLACE                 7.625          2,615.56
    73
                                       7.375          2,615.56
 383,887.00
    VIENNA           VA   22181          1            10/20/94
    00
    0380111907                           03           12/01/94
     0
    4080010523                           O            11/01/09
    0


    1415903          943/728             F          712,500.00
    ZZ
    KUNCHAM             SUDHA            180        696,865.91
     1
1


    10 DEBRA CT                        8.875          7,173.77
    75
                                       8.625          7,173.77
 950,000.00
    OLD WESTBURY     NY   11568          1            08/31/94
    00
    0380111931                           05           10/01/94
     0
    4080010527                           O            09/01/09
    0


    1415904          943/728             F          108,000.00
    T
    CARLSON             STEVEN   H       180        106,176.87
     1
    29 WATERFRONT CIRCLE               8.500          1,063.52
    90
                                       8.250          1,063.52
 120,000.00
    BURRILLVILLE     RI   02826          2            10/12/94
    10
    0380114216                           05           12/01/94
    17
    4080010750                           O            11/01/09
    0


    1415905          943/728             F          320,000.00
    ZZ
    BELVERIO            FRANK    G       180        314,772.76
     1
    412 CENTRAL AVENUE                 8.875          3,221.91
    80
                                       8.625          3,221.91
 400,000.00
    NORTH CALDWELL   NJ   07006          1            10/31/94
    00
    0380111956                           05           12/01/94
     0
    4080010939                           O            11/01/09
    0


    1415907          943/728             F          216,500.00
    ZZ
    KAY                 LOUIS            180        210,645.02
     1
    7407 GALANIS DRIVE                 8.625          2,147.86
    69
                                       8.375          2,147.86
 316,500.00
    ANNANDALE        VA   22003          1            08/31/94
    00
    0380111964                           05           10/01/94
     0
    4080011498                           O            09/01/09
    0


    1415908          943/728             F          236,000.00
    ZZ
    HAN                 CHANG    S       180        231,385.99
     1
    9101 SATYR HILL ROAD               8.625          2,341.31
    80
                                       8.375          2,341.31
 295,000.00
    BALTIMORE        MD   21234          1            09/19/94
    00
    0380111980                           05           11/01/94
     0
    4080011943                           O            10/01/09
    0


    1415909          943/728             F          252,000.00
    ZZ
    MCINTYRE-SELTMAN    KATHLEEN         180        247,746.04
     1
    548 BRIAR CLIFF ROAD               8.500          2,481.55
    80
                                       8.250          2,481.55
 315,000.00
    PITTSBURGH       PA   15221          1            10/28/94
    00
    0380112004                           05           12/01/94
     0
1


    4080012001                           O            11/01/09
    0


    1415910          943/728             F          280,000.00
    ZZ
    HILDEBRAND          CAROLE   N       180        267,430.15
     1
    226 W RITTENHOUSE SQUARE           8.750          2,798.46
    69
    UNITS 1709 & 1710                  8.500          2,798.46
 410,000.00
    PHILADELPHIA     PA   19103          5            09/23/94
    00
    0380112079                           08           11/01/94
     0
    4080012022                           O            10/01/09
    0


    1415911          943/728             F          305,000.00
    ZZ
    MALLET              JOHN     E       180        296,986.90
     1
    18993 PALO OAKS COURT              8.125          2,936.79
    65
                                       7.875          2,936.79
 475,000.00
    SARATOGA         CA   95070          1            09/15/94
    00
    0380112525                           05           11/01/94
     0
    4080012093                           O            10/01/09
    0


    1415912          943/728             F           75,000.00
    ZZ
    KING                MICHAEL  J       180         73,865.48
     1
    1140 TANGLE DRIVE                  7.625            700.60
    29
                                       7.375            700.60
 260,289.00
    ATHENS           GA   30606          1            11/18/94
    00
    0380112541                           05           01/01/95
     0
    4080012429                           O            12/01/09
    0


    1415913          943/728             F          273,250.00
    ZZ
    STRANGE             ROBERT   S       180        268,327.32
     1
    606 LASSWELL COURT                 7.750          2,572.04
    75
                                       7.500          2,572.04
 364,337.00
    LEESBURG         VA   22075          1            10/14/94
    00
    0380112947                           03           12/01/94
     0
    4080012698                           O            11/01/09
    0


    1415914          943/728             F          247,500.00
    ZZ
    HUBBARD             ASA      M       180        237,952.57
     1
    8701 YUKON                         8.000          2,365.24
    90
                                       7.750          2,365.24
 275,000.00
    TEXARKANA        TX   75503          4            04/26/94
    04
    0380112467                           05           06/01/94
    17
    4080012769                           O            05/01/09
    0


1


    1415915          943/728             F          230,000.00
    ZZ
    BRAUN               LEONARD  M       180        226,668.50
     1
    1 WHISTLER WAY                     8.125          2,214.63
    53
                                       7.875          2,214.63
 441,800.00
    MARLBORO         NJ   07746          1            11/17/94
    00
    0380112954                           05           01/01/95
     0
    4080012771                           O            12/01/09
    0


    1415916          943/728             F          240,000.00
    ZZ
    ROGERS              MARK     S       180        237,258.53
     1
    2 RIDGEFIELD COURT                 8.250          2,328.34
    77
                                       8.000          2,328.34
 315,000.00
    LITTLE ROCK      AR   72211          4            12/19/94
    00
    0380112475                           05           02/01/95
     0
    4080012921                           O            01/01/10
    0


    1415917          943/728             F          295,000.00
    ZZ
    SCHNEIDER           EDGAR    H       180        291,776.90
     1
    14440 EAGLE VISTA DRIVE            8.875          2,970.19
    50
                                       8.625          2,970.19
 600,000.00
    LITTLETON        CO   80127          4            12/05/94
    00
    0380112962                           05           02/01/95
     0
    4080012926                           O            01/01/10
    0


    1415918          943/728             F          231,200.00
    ZZ
    SCOTT               RANDOLPH C       180        228,029.62
     1
    1440 WOODLAND LAKE DRIVE           8.750          2,310.73
    80
                                       8.500          2,310.73
 289,000.00
    SNELLVILLE       GA   30278          1            11/11/94
    00
    0380112566                           03           01/01/95
     0
    4080013147                           O            12/01/09
    0


    1415919          943/728             F          265,000.00
    ZZ
    SINGER              ROBERT   F       180        260,477.52
     1
    6716 BUNKERS COURT                 8.375          2,590.18
    79
                                       8.125          2,590.18
 335,460.00
    CLIFTON          VA   22024          1            10/19/94
    00
    0380112574                           05           12/01/94
     0
    4080013486                           O            11/01/09
    0


    1415920          943/728             F          390,000.00
    ZZ
    ROBERSON, JR.       SHEDRIC  H       180        385,784.27
     1
    215 OCEANSHORE BLVD.               8.875          3,926.69
    75
                                       8.625          3,926.69
 525,000.00
1


    ORMOND BEACH     FL   32176          1            12/08/94
    00
    0380112582                           05           02/01/95
     0
    4080013557                           O            01/01/10
    0


    1415921          943/728             F          228,950.00
    ZZ
    DAUPHINAIS          RICHARD  O       180        224,736.14
     1
    2721 WOODS LANE                    8.750          2,288.24
    77
                                       8.500          2,288.24
 300,000.00
    GARLAND          TX   75044          2            11/02/94
    00
    0380112590                           03           01/01/95
     0
    4080013982                           O            12/01/09
    0


    1415922          943/728             F          265,000.00
    ZZ
    LESUER              DONALD   R       180        261,406.02
     1
    2673 CRESCENT COURT                8.875          2,668.14
    53
                                       8.625          2,668.14
 500,000.00
    LIVERMORE        CA   94550          2            11/10/94
    00
    0380112608                           05           01/01/95
     0
    4080013983                           O            12/01/09
    0


    1415923          943/728             F          250,000.00
    ZZ
    USRY                THOMAS   S       180        244,904.77
     1
    437 MULLICAN ROAD                  8.750          2,498.62
    63
                                       8.500          2,498.62
 400,000.00
    FLORENCE         MS   39073          2            02/17/95
    00
    0380112301                           05           04/01/95
     0
    4080014026                           O            03/01/10
    0


    1415924          943/728             F          250,000.00
    ZZ
    LAHTI               E        S       180        247,175.48
     1
    3 COLUMBINE COURT                  8.375          2,443.57
    80
                                       8.125          2,443.57
 312,500.00
    LITTLE ROCK      AR   72212          1            12/06/94
    00
    0380112293                           05           02/01/95
     0
    4080014303                           O            01/01/10
    0


    1415925          943/728             F          300,000.00
    ZZ
    MCKENZIE            JOHN     D       180        296,610.60
     1
    4330 PARK LANE                     8.375          2,932.28
    45
                                       8.125          2,932.28
 675,000.00
    DALLAS           TX   75220          1            12/07/94
    00
    0380112202                           05           02/01/95
     0
    4080014356                           O            01/01/10
    0
1




    1415926          943/728             F          300,000.00
    ZZ
    STROHL              DALE     S       180        297,656.79
     1
    19 TAPORNECK ROAD                  9.250          3,087.58
    54
                                       9.000          3,087.58
 560,000.00
    RIDGEFIELD       CT   06877          1            01/06/95
    00
    0380112194                           05           03/01/95
     0
    4080014420                           O            02/01/10
    0


    1415927          943/728             F          230,000.00
    ZZ
    LACKIE JR           RAYMOND  J       180        227,513.80
     1
    3710 LOCKRIDGE ROAD                8.875          2,315.74
    68
                                       8.625          2,315.74
 340,000.00
    NORTH LITTLE RO  AR   72116          2            12/23/94
    00
    0380112186                           05           02/01/95
     0
    4080014464                           O            01/01/10
    0


    1415928          943/728             F          260,000.00
    ZZ
    DAPOLITO            GERALD   P       180        257,312.02
     1
    722 SALEM STREET                   9.375          2,695.41
    80
                                       9.125          2,695.41
 326,500.00
    LYNNFIELD        MA   01940          2            12/27/94
    00
    0380112178                           05           02/01/95
     0
    4080014645                           O            01/01/10
    0


    1415929          943/728             F          300,000.00
    ZZ
    RAILSBACK           BILLY    D       180        297,603.71
     1
    2500 CHANTILLY COURT               9.000          3,042.80
    75
                                       8.750          3,042.80
 402,000.00
    HEATH            TX   75087          1            01/04/95
    00
    0380112236                           03           03/01/95
     0
    4080014725                           O            02/01/10
    0


    1415930          943/728             F          220,000.00
    ZZ
    SMITH JR            CLAUDE   H       180        217,621.84
     1
    4777 HILLTOP DRIVE                 8.875          2,215.06
    87
                                       8.625          2,215.06
 255,000.00
    ACWORTH          GA   30101          1            12/19/94
    19
    0380112368                           05           02/01/95
    17
    4080014760                           O            01/01/10
    0


    1415931          943/728             F          324,000.00
    ZZ
    WITTICH             GERHARD  R       180        321,412.03
     1
1


    906 SHOREWOOD DRIVE                9.000          3,286.22
    90
                                       8.750          3,286.22
 360,000.00
    SEABROOK         TX   77586          1            01/13/95
    04
    0380112400                           03           03/01/95
    17
    4080014879                           O            02/01/10
    0


    1415932          943/728             F          235,000.00
    ZZ
    GROFT JR            H        T       180        232,402.89
     1
    24 AUTUMNWOOD DRIVE                8.625          2,331.39
    78
                                       8.375          2,331.39
 305,000.00
    NEWARK           DE   19711          1            12/30/94
    00
    0380112483                           03           02/01/95
     0
    4080015230                           O            01/01/10
    0


    1415933          943/728             F          220,000.00
    ZZ
    HARWELL             JAMES    L       180        216,983.18
     1
    7713 BELLE FONTAINE DRIVE          8.750          2,198.79
    90
                                       8.500          2,198.79
 245,000.00
    OCEAN SPRINGS    MS   39564          1            11/10/94
    01
    0380113143                           05           01/01/95
    17
    4080015316                           O            12/01/09
    0


    1415934          943/728             F          260,000.00
    ZZ
    HIRSCHMAN           HENRY            180        257,158.20
     1
    400 EDNAM DRIVE                    8.750          2,598.57
    80
                                       8.500          2,598.57
 325,000.00
    CHARLOTTESVILLE  VA   22901          1            12/19/94
    00
    0380112814                           03           02/01/95
     0
    4080015548                           O            01/01/10
    0


    1415936          943/728             F           72,100.00
    T
    LEWANDOWSKI         ANDREW   J       180         69,969.94
     1
    1800 BAYSHORE ROAD                 7.750            678.66
    70
                                       7.500            678.66
 103,000.00
    VILLAS           NJ   08251          5            09/19/94
    00
    0380114224                           05           11/01/94
     0
    4090003225                           O            10/01/09
    0


    1415937          943/728             F          317,700.00
    ZZ
    DEVERA              HERMAN   V       180        311,420.81
     1
    1515 MAJORCA DRIVE                 8.500          3,128.52
    90
                                       8.250          3,128.52
 353,000.00
    MORGAN HILL      CA   95037          1            09/13/94
    10
    0380112640                           03           11/01/94
    17
1


    4090003449                           O            10/01/09
    0


    1415938          943/728             F          250,000.00
    T
    SILVER              RICHARD  B       180        245,004.92
     1
    0183 LONE HAND WAY                 8.375          2,443.57
    80
                                       8.125          2,443.57
 312,500.00
    BRECKENRIDGE     CO   80424          1            09/15/94
    00
    0380114208                           05           11/01/94
     0
    4090003539                           O            10/01/09
    0


    1415941          943/728             F          275,000.00
    ZZ
    TAYLOR              RICHARD  B       180        270,357.73
     1
    1510 BEN KING ROAD                 8.500          2,708.04
    68
                                       8.250          2,708.04
 410,000.00
    KENNESAW         GA   30144          5            10/24/94
    00
    0380112657                           05           12/01/94
     0
    4090004503                           O            11/01/09
    0


    1415942          943/728             F          224,900.00
    ZZ
    YOHN                JOSEPH   J       180        221,037.47
     1
    9061 GRIZZLY WAY                   9.000          2,281.09
    90
                                       8.750          2,281.09
 249,900.00
    EVERGREEN        CO   80439          1            10/25/94
    10
    0380112665                           05           12/01/94
    17
    4090004623                           O            11/01/09
    0


    1415943          943/728             F          232,500.00
    ZZ
    BADER               CHARLES  D       180        227,729.74
     1
    7806 10TH AVENUE SOUTH             8.875          2,340.92
    66
                                       8.625          2,340.92
 355,000.00
    ST PETERSBURG    FL   33707          5            10/27/94
    00
    0380112673                           05           12/01/94
     0
    4090004634                           O            11/01/09
    0


    1415945          943/728             F          352,000.00
    ZZ
    MUIZELAAR           J.       P       180        347,173.15
     1
    1945 QUARTON                       8.750          3,518.06
    80
                                       8.500          3,518.06
 440,000.00
    BLOOMFIELD       MI   48301          1            11/15/94
    00
    0380112681                           05           01/01/95
     0
    4090004873                           O            12/01/09
    0


1


    1415946          943/728             F          300,000.00
    ZZ
    WUESTE              ROBERT   J       180        295,976.09
     1
    20 ST MALO BEACH                   9.000          3,042.80
    30
                                       8.750          3,042.80
1,000,000.00
    OCEANSIDE        CA   92054          1            11/11/94
    00
    0380113846                           03           01/01/95
     0
    4090004976                           O            12/01/09
    0


    1415947          943/728             F          373,800.00
    ZZ
    SAFINA              ROSARIO          180        369,576.81
     1
    356 BROADWAY UNIT 5C               8.375          3,653.62
    75
                                       8.125          3,653.62
 498,500.00
    NEW YORK         NY   10013          1            12/30/94
    00
    0380112699                           08           02/01/95
     0
    4090005034                           O            01/01/10
    0


    1415949          943/728             F          301,600.00
    ZZ
    LEE                 CHIU-SHAN        180        298,154.88
     1
    1591 BEDLINGTON DRIVE              8.250          2,925.95
    80
                                       8.000          2,925.95
 377,000.00
    INVERNESS        IL   60010          1            12/22/94
    00
    0380112632                           05           02/01/95
     0
    4090005317                           O            01/01/10
    0


    1415950          943/728             F          628,000.00
    ZZ
    ZMIJEWSKI           DAVID            180        623,094.89
     1
    912 CLIFTON                        9.250          6,463.33
    74
                                       9.000          6,463.33
 860,000.00
    GLEN ELLYN       IL   60137          2            12/28/94
    00
    0380112731                           05           03/01/95
     0
    4090005429                           O            02/01/10
    0


    1415951          943/728             F          243,600.00
    ZZ
    DENNING             PAUL     J       180        240,966.75
     1
    3620 SUNSET LANE                   8.875          2,452.68
    75
                                       8.625          2,452.68
 326,000.00
    DALWORTHINGTON   TX   76016          2            12/16/94
    00
    0380113127                           05           02/01/95
     0
    4090005556                           O            01/01/10
    0


    1415952          943/728             F          560,000.00
    ZZ
    ALLRED              VERN     M       180        555,526.92
     1
    12111 MADELEINE CIRCLE             9.000          5,679.90
    80
                                       8.750          5,679.90
 700,000.00
1


    DALLAS           TX   75230          1            01/17/95
    00
    0380113135                           05           03/01/95
     0
    4090005628                           O            02/01/10
    0


    1415953          943/728             F           54,400.00
    T
    PHELPS              KEVIN    G       180         53,521.05
     1
    B1 BEAR TOP DRIVE                  9.000            551.77
    80
                                       8.750            551.77
  68,000.00
    MENALLEN TOWNSH  PA   17304          1            10/21/94
    00
    0380113150                           05           12/01/94
     0
    4516400167                           O            11/01/09
    0


    1415954          943/728             F          400,000.00
    ZZ
    ROXBURGH            CHARLES          180        397,854.00
     1
    12015 PEBBLE HILL DRIVE            8.875          4,027.38
    70
                                       8.625          4,027.38
 576,000.00
    HOUSTON          TX   77024          1            02/21/95
    00
    0380113168                           05           04/01/95
     0
    5050002122                           O            03/01/10
    0


    1415955          943/728             F          253,000.00
    ZZ
    RODRIGUE            ROBERT   P       180        252,338.90
     1
    14 PINE PLAIN ROAD                 9.125          2,584.95
    77
                                       8.875          2,584.95
 330,000.00
    WELLESLEY        MA   02181          2            03/09/95
    00
    0380113176                           05           05/01/95
     0
    5050002298                           O            04/01/10
    0


    1415956          943/728             F          250,000.00
    ZZ
    LAMBA               SARABJIT         180        249,316.68
     1
    6 SWEET GUM COURT                  8.625          2,480.20
    52
                                       8.375          2,480.20
 485,000.00
    DIX HILLS        NY   11746          1            03/03/95
    00
    0380113218                           05           05/01/95
     0
    5080015813                           O            04/01/10
    0


    1415957          943/728             F          300,000.00
    ZZ
    DICKINSON           MICHAEL  J       180        298,461.33
     1
    6312 NE 113TH STREET               9.375          3,110.09
    80
                                       9.125          3,110.09
 375,000.00
    OKLAHOMA CITY    OK   73151          4            02/14/95
    00
    0380113556                           03           04/01/95
     0
    5080015848                           O            03/01/10
    0
1




    1415958          943/728             F          590,000.00
    ZZ
    FERRARO             DAVID    L       180        584,933.61
     1
    1421 VICTORIA LANE                 8.875          5,940.38
    72
                                       8.625          5,940.38
 825,000.00
    LITTLE ROCK      AR   72211          4            01/27/95
    00
    0380113655                           05           03/01/95
     0
    5080015911                           O            02/01/10
    0


    1415959          943/728             F          226,500.00
    ZZ
    MASTERS             A.       D       180        224,690.82
     1
    104 CHAR OAK DRIVE                 9.000          2,297.31
    76
                                       8.750          2,297.31
 300,000.00
    COLUMBIA         SC   29212          4            01/17/95
    00
    0380113663                           05           03/01/95
     0
    5080015971                           O            02/01/10
    0


    1415960          943/728             F          350,000.00
    ZZ
    HANSEN              DOUGLAS  J       180        349,010.76
     1
    3930 SOUTH GLADE HOLLOW WAY        8.250          3,395.49
    48
                                       8.000          3,395.49
 740,000.00
    BOUNTIFUL        UT   84010          4            03/23/95
    00
    0380113689                           03           05/01/95
     0
    5080016092                           O            04/01/10
    0


    1415961          943/728             F          333,800.00
    ZZ
    LIM                 LUKE     M       180        332,877.35
     1
    3 MAPLECREST COURT                 8.500          3,287.07
    80
                                       8.250          3,287.07
 417,295.00
    POTOMAC          MD   20854          1            03/14/95
    00
    0380113713                           03           05/01/95
     0
    5080016144                           O            04/01/10
    0


    1415963          943/728             F          235,700.00
    ZZ
    FONZO               MICHAEL  A       180        235,084.12
     1
    78 FULLER POND ROAD                9.125          2,408.18
    79
    UNIT 168 FULLER POND VILLAGE       8.875          2,408.18
 299,000.00
    MIDDLETON        MA   01949          1            03/10/95
    00
    0380113911                           01           05/01/95
     0
    5080016420                           O            04/01/10
    0


    1415964          943/728             F          270,000.00
    ZZ
    TEASLEY             BARRY    H       180        269,262.01
     1
1


    615 BROOKWOOD LANE                 8.625          2,678.62
    68
                                       8.375          2,678.62
 400,000.00
    GOLDSBORO        NC   27530          5            03/07/95
    00
    0380113259                           05           05/01/95
     0
    5080016764                           O            04/01/10
    0


    1415965          943/728             F          243,000.00
    ZZ
    DOMIZIO             STEPHEN          180        238,761.84
     1
    20 OLD BARN ROAD                   8.125          2,339.81
    75
                                       7.875          2,339.81
 325,000.00
    TRUMBULL         CT   06611          5            10/05/94
    00
    0380113929                           05           12/01/94
     0
    5080017006                           O            11/01/09
    0


    1415967          943/728             F          292,500.00
    ZZ
    BLOCKHUS            CRAIG    S       180        291,718.26
     1
    1166 ASHCROFT WAY                  8.875          2,945.02
    75
                                       8.625          2,945.02
 390,000.00
    SUNNYVALE        CA   94087          1            03/29/95
    00
    0380113242                           05           05/01/95
     0
    5090006968                           O            04/01/10
    0


    1415968          943/728             F          244,800.00
    ZZ
    MORLAN              PHILIP   L       180        244,123.35
     1
    1743 BIG HORN BASIN                8.500          2,410.65
    80
                                       8.250          2,410.65
 306,000.00
    BALLWIN          MO   63011          1            03/29/95
    00
    0380113275                           03           05/01/95
     0
    5531500177                           O            04/01/10
    0


    1415977          450/728             F          243,750.00
    ZZ
    VINCENT             M        D       180        243,750.00
     1
    1709 WASHINGTON                    8.750          2,436.16
    75
                                       8.500          2,436.16
 325,000.00
    BIRMINGHAM       MI   48009          5            04/06/95
    00
    0380109992                           05           06/01/95
     0
    3431095                              O            05/01/10
    0


    1416006          686/686             F          429,200.00
    ZZ
    WHITMORE            JERRY    B       180        429,200.00
     1
    10991 SOUTH MADRID LANE            8.700          4,276.97
    64
                                       8.450          4,276.97
 675,000.00
    ORANGE           CA   92669          2            04/07/95
    00
    0030816879076                        05           06/01/95
     0
1


    0030816879076                        O            05/01/10
    0


    1416008          686/686             F           74,800.00
    ZZ
    RHINE               JACK     H       180         74,800.00
     1
    1020 MEADOWBROOK ROAD NE           8.850            752.02
    71
                                       8.600            752.02
 106,263.00
    PALM BAY         FL   32905          1            04/12/95
    00
    0030816192363                        05           06/01/95
     0
    0030816192363                        O            05/01/10
    0


    1416010          267/267             F          360,000.00
    ZZ
    SPEVACK             JOEL     M       180        360,000.00
     1
    13575 ORCHARD GATE ROAD            8.000          3,440.35
    80
                                       7.750          3,440.35
 450,000.00
    POWAY            CA   92064          1            03/29/95
    00
    7310147                              03           06/01/95
     0
    7310147                              O            05/01/10
    0


    1416011          686/686             F          118,500.00
    ZZ
    FLOYD               WILLIAM  C       180        118,500.00
     1
    6224 WOODLAND ROAD                 8.750          1,184.35
    75
                                       8.500          1,184.35
 158,000.00
    LINTHICUM        MD   21090          1            04/14/95
    00
    0030816805378                        05           06/01/95
     0
    0030816805378                        O            05/01/10
    0


    1416013          686/686             F           60,000.00
    ZZ
    GABLE               HOWARD   C       180         60,000.00
     1
    517 WESTCHESTER DRIVE              8.750            599.67
    45
                                       8.500            599.67
 135,000.00
    DECATUR          GA   30030          1            04/20/95
    00
    0030816922033                        05           06/01/95
     0
    0030816922033                        O            05/01/10
    0


    1416079          593/728             F          268,000.00
    T
    ZANGL               THOMAS   H       180        267,275.64
     1
    1050 CHANTERELLE DRIVE             8.750          2,678.53
    80
                                       8.500          2,678.53
 335,000.00
    HENDERSON        NV   89015          1            03/31/95
    00
    0380112822                           05           05/01/95
     0
    634ZANGLT                            O            04/01/10
    0


1


    1416115          106/106             F          267,500.00
    ZZ
    DATESHIDZE          KONSTANTI        180        266,776.99
     1
    37 EAST CENTENNIAL DRIVE           8.750          2,673.53
    83
                                       8.500          2,673.53
 325,000.00
    MEDFORD TOWNSHI  NJ   08055          1            03/29/95
    14
    2539781                              05           05/01/95
    25
    2539781                              O            04/01/10
    0


    1416375          447/447             F          258,000.00
    ZZ
    MAJOR               DAVID    G       180        256,631.27
     1
    1565 STONELEIGH COURT              9.000          2,616.81
    90
                                       8.750          2,616.81
 286,950.00
    HUNTINGTOWN      MD   20639          1            02/24/95
    14
    3074337                              03           04/01/95
    17
    3074337                              O            03/01/10
    0


    1416376          447/447             F          250,000.00
    ZZ
    SERUR               ELI              180        232,327.20
     1
    3094 JUDITH DRIVE                  7.250          2,282.16
    80
                                       7.000          2,282.16
 315,000.00
    BELLMORE         NY   11710          2            10/07/93
    00
    1307659                              05           12/01/93
     0
    1307659                              O            11/01/08
    0


    1416377          447/447             F          210,000.00
    ZZ
    ANDREWS             LARRY    A       180        207,704.64
     1
    8 BRANDY LANE                      8.750          2,098.84
    83
                                       8.500          2,098.84
 255,610.00
    TIJERAS          NM   87059          1            12/30/94
    11
    1675595                              05           02/01/95
    17
    1675595                              O            01/01/10
    0


    1416378          447/447             F          300,000.00
    ZZ
    GUNNING             JOHN     R       180        293,741.67
     1
    14929 CUB RUN PARK DRIVE           7.875          2,845.35
    47
                                       7.625          2,845.35
 650,654.00
    CENTREVILLE      VA   22021          2            09/27/94
    00
    1678841                              05           11/01/94
     0
    1678841                              O            10/01/09
    0


    1416379          447/447             F          285,000.00
    ZZ
    STEINMAN            RANDALL  I       180        282,773.95
     1
    11705 MEADOW LANE                  9.250          2,933.20
    72
                                       9.000          2,933.20
 401,156.00
1


    MINNETONKA       MN   55305          4            01/26/95
    00
    1696789                              05           03/01/95
     0
    1696789                              O            02/01/10
    0


    1416380          447/447             F          280,000.00
    ZZ
    WRIGHT              BRIAN    J       180        278,514.55
     1
    6475 SPRINGHILL                    9.000          2,839.95
    66
    COMMUNITY ROAD                     8.750          2,839.95
 426,000.00
    BOZEMAN          MT   59715          4            02/28/95
    00
    1708895                              05           04/01/95
     0
    1708895                              O            03/01/10
    0


    1416381          447/447             F          224,000.00
    ZZ
    MITCHELL            NEIL     P       180        219,138.13
     1
    6301 MORGANTOWN ROAD               9.000          2,271.96
    80
                                       8.750          2,271.96
 280,000.00
    FAYETTEVILLE     NC   28314          1            08/08/94
    00
    1829622                              05           10/01/94
     0
    1829622                              O            09/01/09
    0


    1416382          447/447             F          375,000.00
    ZZ
    MCBRIDE             JOANNE   M       180        368,244.25
     1
    5791 SOUTH CHERRY CIRCLE           7.750          3,529.79
    54
                                       7.500          3,529.79
 695,000.00
    LITTLETON        CO   80121          1            10/14/94
    00
    1856975                              03           12/01/94
     0
    1856975                              O            11/01/09
    0


    1416383          447/447             F          250,000.00
    ZZ
    MCMENAMIN           KEVIN    P       180        244,671.77
     1
    745 ROLLING VIEW DRIVE             7.625          2,335.33
    77
                                       7.375          2,335.33
 328,000.00
    ANNAPOLIS        MD   21401          1            09/28/94
    00
    1867844                              03           11/01/94
     0
    1867844                              O            10/01/09
    0


    1416384          447/447             F          325,000.00
    ZZ
    HERO                GREGORY  S       180        317,058.46
     1
    804 GRACE MEADOW COURT             7.625          3,035.93
    53
                                       7.375          3,035.93
 617,880.00
    GREAT FALLS      VA   22066          1            08/31/94
    00
    1873661                              03           10/01/94
     0
    1873661                              O            09/01/09
    0
1




    1416385          447/447             F          207,000.00
    ZZ
    KORNDER             DAVID    J       180        203,935.73
     1
    52 MOUNTAIN LAUREL DRIVE           7.875          1,963.30
    58
                                       7.625          1,963.30
 356,980.00
    LITTLETON        CO   80127          1            11/18/94
    00
    1879085                              03           01/01/95
     0
    1879085                              O            12/01/09
    0


    1416386          447/447             F          226,400.00
    ZZ
    PETERSEN            PETER    C       180        216,265.70
     1
    8290 NW STARVIEW DRIVE             7.875          2,147.30
    80
                                       7.625          2,147.30
 283,000.00
    CORVALLIS        OR   97330          1            10/26/94
    00
    1883332                              05           12/01/94
     0
    1883332                              O            11/01/09
    0


    1416387          447/447             F          429,500.00
    ZZ
    KHOURY              ASSAD    S       180        405,188.17
     1
    11516 GLEN ROAD                    6.750          3,800.69
    62
                                       6.500          3,800.69
 700,000.00
    POTOMAC          MD   20854          2            01/26/94
    00
    1885598                              05           03/01/94
     0
    1885598                              O            02/01/09
    0


    1416388          447/447             F          400,000.00
    ZZ
    SASS                GEORGE   G       180        391,522.85
     1
    139 LAYFAYETTE AVENUE              8.875          4,027.38
    80
                                       8.625          4,027.38
 500,000.00
    ANNAPOLIS        MD   21401          1            11/22/94
    00
    1886681                              05           01/01/95
     0
    1886681                              O            12/01/09
    0


    1416389          447/447             F          250,000.00
    ZZ
    LAUGHLIN            PATRICK  E       180        243,979.58
     1
    803 WINDOVER COURT                 9.125          2,554.29
    65
                                       8.875          2,554.29
 390,000.00
    GREEN BAY        WI   54313          4            01/23/95
    00
    1886883                              05           03/01/95
     0
    1886883                              O            02/01/10
    0


    1416390          447/447             F          265,000.00
    ZZ
    DAVIS               RICHARD  H       180        261,366.15
     1
1


    2700 RANCH HOUSE ROAD              8.750          2,648.54
    80
                                       8.500          2,648.54
 333,000.00
    WILLOW PARK      TX   76087          4            11/21/94
    00
    1893062                              05           01/01/95
     0
    1893062                              O            12/01/09
    0


    1416391          447/447             F          230,000.00
    ZZ
    FREDERICK           LOREN    D       180        226,632.05
     1
    10907 SOUTH KNOXVILLE AVENUE       8.000          2,198.00
    70
                                       7.750          2,198.00
 330,000.00
    TULSA            OK   74137          2            11/21/94
    00
    1893158                              05           01/01/95
     0
    1893158                              O            12/01/09
    0


    1416392          447/447             F          285,600.00
    ZZ
    KOOLAEE             MOHAMMAD S       180        281,683.65
     1
    10270 NOLAN DRIVE                  8.750          2,854.43
    80
                                       8.500          2,854.43
 357,000.00
    ROCKVILLE        MD   20850          1            11/28/94
    00
    1893608                              05           01/01/95
     0
    1893608                              O            12/01/09
    0


    1416393          447/447             F          269,900.00
    ZZ
    TROTTER             WILLIAM  T       180        266,013.84
     1
    830 EAST CATHEDRAL ROCK DRIVE      8.750          2,697.51
    73
                                       8.500          2,697.51
 369,725.00
    PHOENIX          AZ   85048          1            11/07/94
    00
    1894120                              05           01/01/95
     0
    1894120                              O            12/01/09
    0


    1416394          447/447             F          232,500.00
    ZZ
    STARNES             ALLAN    T       180        229,006.60
     1
    5100 MC ALPINE FARM ROAD           9.250          2,392.88
    75
                                       9.000          2,392.88
 310,000.00
    CHARLOTTE        NC   28226          5            12/05/94
    00
    1896883                              05           01/01/95
     0
    1896883                              O            12/01/09
    0


    1416395          447/447             F          230,000.00
    ZZ
    HERZOG JR           CHARLES  P       180        227,458.15
     1
    9605 SPRING HOLLOW COVE            8.625          2,281.78
    59
                                       8.375          2,281.78
 390,000.00
    GERMANTOWN       TN   38139          1            12/16/94
    00
    1897735                              05           02/01/95
     0
1


    1897735                              O            01/01/10
    0


    1416396          447/447             F          300,000.00
    ZZ
    MENDENHALL          LARRY    G       180        295,045.34
     1
    3105 SOUTH BRADFORD WAY            8.750          2,998.35
    70
                                       8.500          2,998.35
 431,903.00
    EAGLE            ID   83616          4            10/21/94
    00
    1898034                              03           12/01/94
     0
    1898034                              O            11/01/09
    0


    1416397          447/447             F          240,000.00
    ZZ
    TEN EYCK            ROBERT   J       180        237,347.62
     1
    1329 TOWERVIEW ROAD                8.625          2,380.99
    80
                                       8.375          2,380.99
 300,000.00
    EAGAN            MN   55121          2            12/06/94
    00
    1898327                              05           02/01/95
     0
    1898327                              O            01/01/10
    0


    1416398          447/447             F          357,000.00
    ZZ
    STASIO              AUGUST   M       180        353,010.74
     1
    3448 ROCKWAY AVENUE                8.500          3,515.53
    56
                                       8.250          3,515.53
 640,000.00
    ANNAPOLIS        MD   21403          2            12/12/94
    00
    1902254                              05           02/01/95
     0
    1902254                              O            01/01/10
    0


    1416399          447/447             F          341,250.00
    ZZ
    VALENTINO           JOHN     J       180        337,925.31
     1
    6300 EAST HUNTRESS                 8.875          3,435.86
    70
                                       8.625          3,435.86
 487,500.00
    PARADISE VALLEY  AZ   85253          1            01/10/95
    00
    1903498                              03           03/01/95
     0
    1903498                              O            02/01/10
    0


    1416400          447/447             F          281,520.00
    ZZ
    WILE                JAMES    P       180        278,975.02
     1
    14062 WILLOW DRIVE                 8.750          2,813.65
    80
                                       8.500          2,813.65
 351,900.00
    CLIVE            IA   50325          1            01/11/95
    00
    1903847                              05           03/01/95
     0
    1903847                              O            02/01/10
    0


1


    1416401          447/447             F          250,000.00
    ZZ
    HASHIMOTO           CHRISTINEL       180        245,619.84
     1
    5112 SOUTH PERRY PARK ROAD         8.875          2,517.12
    52
                                       8.625          2,517.12
 480,769.00
    LARKSPUR         CO   80118          4            12/14/94
    00
    1905161                              05           02/01/95
     0
    1905161                              O            01/01/10
    0


    1416402          447/447             F          244,000.00
    ZZ
    DOSAL               MARGARITAC       180        240,690.83
     1
    1551 NE 103RD STREET               8.875          2,456.70
    71
                                       8.625          2,456.70
 345,000.00
    MIAMI SHORES     FL   33138          1            12/01/94
    00
    1907488                              05           01/01/95
     0
    1907488                              O            12/01/09
    0


    1416403          447/447             F          295,000.00
    ZZ
    CARROLL             MICHAEL  J       180        290,909.99
     1
    5310 N QUAIL SUMMIT WAY            8.625          2,926.64
    68
                                       8.375          2,926.64
 434,500.00
    BOISE            ID   83703          1            11/04/94
    00
    1908165                              03           01/01/95
     0
    1908165                              O            12/01/09
    0


    1416404          447/447             F          220,000.00
    ZZ
    BASDEN              G        K       180        217,568.62
     1
    3220 SOUTH DELAWARE PLACE          8.625          2,182.58
    79
                                       8.375          2,182.58
 280,000.00
    TULSA            OK   74105          1            12/05/94
    00
    1910850                              05           02/01/95
     0
    1910850                              O            01/01/10
    0


    1416405          447/447             F          210,000.00
    ZZ
    ROTH                JAMES    V       180        207,779.90
     1
    1200 NICOLLET MALL #408            9.125          2,145.61
    80
                                       8.875          2,145.61
 263,000.00
    MINNEAPOLIS      MN   55402          4            12/19/94
    00
    1913464                              06           02/01/95
     0
    1913464                              O            01/01/10
    0


    1416406          447/447             F          241,600.00
    ZZ
    TROYER              CAROL    S       180        238,988.38
     1
    401 SADDLE RIDGE DRIVE             8.875          2,432.54
    80
                                       8.625          2,432.54
 302,000.00
1


    KNOXVILLE        TN   37922          1            12/12/94
    00
    1915264                              05           02/01/95
     0
    1915264                              O            01/01/10
    0


    1416407          447/447             F          400,000.00
    ZZ
    WOODLEY             THOMAS   A       180        394,454.26
     1
    10611 DONOVAN'S HILL DRIVE         8.625          3,968.32
    62
                                       8.375          3,968.32
 647,492.00
    FAIRFAX STATION  VA   22039          1            11/10/94
    00
    1916575                              03           01/01/95
     0
    1916575                              O            12/01/09
    0


    1416408          447/447             F          232,650.00
    ZZ
    ROSENDAUL           MICHAEL  J       180        230,135.11
     1
    3202 EAST ROCK WREN ROAD           8.875          2,342.43
    90
                                       8.625          2,342.43
 258,500.00
    PHOENIX          AZ   85044          1            01/02/95
    04
    1920285                              03           02/01/95
    22
    1920285                              O            01/01/10
    0


    1416409          447/447             F          220,000.00
    ZZ
    KOPCHIK             JOHN     C       180        216,571.99
     1
    767 OSCEOLA AVENUE                 8.625          2,182.58
    80
                                       8.375          2,182.58
 275,000.00
    ST PAUL          MN   55105          1            12/01/94
    00
    1925178                              05           01/01/95
     0
    1925178                              O            12/01/09
    0


    1416410          447/447             F          344,500.00
    ZZ
    DE                  BASUDEB          180        339,723.70
     1
    17327 AVENLEIGH DRIVE              8.625          3,417.72
    80
                                       8.375          3,417.72
 430,625.00
    ASHTON           MD   20861          1            11/30/94
    00
    1934696                              03           01/01/95
     0
    1934696                              O            12/01/09
    0


    1416411          447/447             F          300,000.00
    ZZ
    DOLAN               MICHAEL  J       180        296,720.95
     1
    2701 AYLESFORD DRIVE               8.750          2,998.35
    55
                                       8.500          2,998.35
 551,500.00
    MIDLOTHIAN       VA   23113          1            12/13/94
    00
    1938240                              05           02/01/95
     0
    1938240                              O            01/01/10
    0
1




    1416412          447/447             F          284,000.00
    ZZ
    ALHA                KARI             180        283,274.53
     1
    16 YORKSHIRE DRIVE                 9.375          2,944.22
    80
                                       9.125          2,944.22
 355,100.00
    WASHINGTON       NJ   07853          1            03/01/95
    00
    3004655                              05           05/01/95
     0
    3004655                              O            04/01/10
    0


    1416413          447/447             F          224,000.00
    ZZ
    HENDERSON           MICHAEL  D       180        222,784.73
     1
    6420 SADDLERIDGE ROAD              8.750          2,238.76
    80
                                       8.500          2,238.76
 280,000.00
    ARLINGTON        TX   76016          1            02/23/95
    00
    3010927                              05           04/01/95
     0
    3010927                              O            03/01/10
    0


    1416414          447/447             F          240,000.00
    ZZ
    SWANSON             TOM      E       180        239,351.32
     1
    2231 MIRACLE DRIVE                 8.750          2,398.68
    64
                                       8.500          2,398.68
 375,000.00
    CASPER           WY   82609          4            03/01/95
    00
    3011719                              05           05/01/95
     0
    3011719                              O            04/01/10
    0


    1416415          447/447             F          240,000.00
    ZZ
    D'ADDARIO           STEPHEN  P       180        235,827.01
     1
    14017 BOURNEMUTH                   8.500          2,363.38
    79
                                       8.250          2,363.38
 305,000.00
    SHELBY TWP       MI   48315          1            10/28/94
    00
    3022861                              05           12/01/94
     0
    3022861                              O            11/01/09
    0


    1416416          447/447             F          222,500.00
    ZZ
    PAWAR               ASHOK    A       180        220,199.75
     1
    37 DEBRA DRIVE                     9.375          2,306.65
    70
                                       9.125          2,306.65
 317,865.00
    SOUTH BRUNSWICK  NJ   08810          1            12/30/94
    00
    3022875                              05           02/01/95
     0
    3022875                              O            01/01/10
    0


    1416417          447/447             F          300,000.00
    ZZ
    FAIRMAN             RONALD   M       180        297,603.71
     1
1


    217 GLENN ROAD                     9.000          3,042.80
    57
                                       8.750          3,042.80
 535,000.00
    ARDMORE          PA   19003          1            01/20/95
    00
    3022884                              05           03/01/95
     0
    3022884                              O            02/01/10
    0


    1416418          447/447             F          230,450.00
    ZZ
    SUNG                KEVIN            180        226,396.41
     1
    5489 CRIMSON CIRCLE                8.500          2,269.34
    77
                                       8.250          2,269.34
 299,339.00
    FREMONT          CA   94538          1            10/10/94
    00
    3022901                              05           12/01/94
     0
    3022901                              O            11/01/09
    0


    1416419          447/447             F          296,000.00
    ZZ
    EASTERDAY           JERRY            180        290,843.73
     1
    9947 BROADMOOR                     8.500          2,914.83
    80
                                       8.250          2,914.83
 370,000.00
    OMAHA            NE   68114          1            11/04/94
    00
    3022938                              03           01/01/95
     0
    3022938                              O            12/01/09
    0


    1416420          447/447             F          216,550.00
    ZZ
    VIESSELMAN          JOHN     O       180        213,514.49
     1
    9283 HOLLISTER STREET              8.500          2,132.46
    85
                                       8.250          2,132.46
 254,804.00
    VENTURA          CA   93004          1            11/01/94
    14
    3022943                              05           01/01/95
    17
    3022943                              O            12/01/09
    0


    1416421          447/447             F          256,800.00
    ZZ
    FORTUNATO           C        E       180        252,512.13
     1
    13839 EAST 133RD DRIVE             8.625          2,547.66
    80
                                       8.375          2,547.66
 321,000.00
    BRIGHTON         CO   80601          4            10/21/94
    00
    3024642                              05           12/01/94
     0
    3024642                              O            11/01/09
    0


    1416422          447/447             F          241,300.00
    ZZ
    FRANZMAN            CRAIG            180        222,646.99
     1
    232 MARSH ISLAND DRIVE             8.750          2,411.67
    95
                                       8.500          2,411.67
 254,000.00
    CHESAPEAKE       VA   23320          1            07/15/94
    04
    3024946                              03           09/01/94
    25
1


    3024946                              O            08/01/09
    0


    1416423          447/447             F          250,000.00
    ZZ
    PENTECOST           ROBERT   E       180        244,454.38
     1
    6542 WRIGHTSBORO ROAD              8.750          2,498.62
    80
                                       8.500          2,498.62
 314,000.00
    HARLEM           GA   30814          2            08/31/94
    00
    3024950                              05           10/01/94
     0
    3024950                              O            09/01/09
    0


    1416424          447/447             F          345,750.00
    ZZ
    CAMPBELL JR         CHARLES  W       180        340,102.17
     1
    3812 DEERFIELD LANE                8.875          3,481.16
    75
                                       8.625          3,481.16
 461,000.00
    BATON ROUGE      LA   70816          5            10/20/94
    00
    3024954                              05           12/01/94
     0
    3024954                              O            11/01/09
    0


    1416426          447/447             F          258,700.00
    ZZ
    HERMANN             J        M       180        249,550.46
     1
    11720 PINO AVENUE NE               8.375          2,528.60
    80
                                       8.125          2,528.60
 323,378.00
    ALBUQUERQUE      NM   87122          1            09/30/94
    00
    3024991                              05           11/01/94
     0
    3024991                              O            10/01/09
    0


    1416427          447/447             F          246,000.00
    ZZ
    CRUZ JR             ARTURO   J       180        241,084.87
     1
    599 GLENRIDGE ROAD                 8.375          2,404.47
    79
                                       8.125          2,404.47
 312,000.00
    KEY BISCAYNE     FL   33149          1            09/23/94
    00
    3024995                              05           11/01/94
     0
    3024995                              O            10/01/09
    0


    1416428          447/447             F          330,000.00
    ZZ
    LEVITEN             DANIEL   A       180        315,100.27
     1
    9607 SOTWEED DRIVE                 6.250          2,829.50
    45
                                       6.000          2,829.50
 740,000.00
    POTOMAC          MD   20854          2            03/16/94
    00
    3025009                              05           05/01/94
     0
    3025009                              O            04/01/09
    0


1


    1416430          447/447             F          110,600.00
    ZZ
    BIECK               WILLIAM  H       180        106,050.33
     1
    405 BROOKHOLLOW DRIVE              8.500          1,089.12
    70
                                       8.250          1,089.12
 158,000.00
    HUNTSVILLE       TX   77340          1            09/29/94
    00
    3025136                              03           11/01/94
     0
    3025136                              O            10/01/09
    0


    1416431          447/447             F          111,900.00
    ZZ
    CHAMBERS            HARRY    E       180        110,067.38
     1
    132 PLANTERRA WAY                  8.625          1,110.14
    70
                                       8.375          1,110.14
 159,900.00
    PEACHTREE CITY   GA   30269          1            11/17/94
    00
    3025145                              03           01/01/95
     0
    3025145                              O            12/01/09
    0


    1416432          447/447             F           90,000.00
    ZZ
    BERGSTROM           MICHAEL  D       180         89,048.55
     1
    2701 W PLACITA MESA ALTA           9.125            919.54
    60
                                       8.875            919.54
 150,085.00
    TUCSON           AZ   85741          4            12/05/94
    00
    3025169                              05           02/01/95
     0
    3025169                              O            01/01/10
    0


    1416433          447/447             F          100,000.00
    ZZ
    SUSINO              GAETANO          180         97,716.64
     1
    793 RINGWOOD AVENUE                9.125          1,021.72
    69
                                       8.875          1,021.72
 147,000.00
    POMPTON LAKES    NJ   07442          1            01/13/95
    00
    3025189                              05           03/01/95
     0
    3025189                              O            02/01/10
    0


    1416434          447/447             F          300,000.00
    ZZ
    JACKSON             DAVID    W       180        298,341.76
     1
    17 CLIFF STREET                    8.750          2,998.35
    57
                                       8.500          2,998.35
 529,000.00
    MARBLEHEAD       MA   01945          1            03/01/95
    00
    3028409                              05           04/01/95
     0
    3028409                              O            03/01/10
    0


    1416435          447/447             F          250,000.00
    ZZ
    YANG                SHENQKAE         180        247,327.43
     1
    11910 NORTH RIVIERA                9.000          2,535.67
    65
                                       8.750          2,535.67
 385,000.00
1


    TUSTIN           CA   92680          1            12/01/94
    00
    3029684                              03           02/01/95
     0
    3029684                              O            01/01/10
    0


    1416436          447/447             F          448,000.00
    ZZ
    CASTAGNA            NEIL     J       180        443,103.32
     1
    4 VINTAGE POINT                    8.750          4,477.53
    80
                                       8.500          4,477.53
 560,000.00
    ROGERS           AR   72756          2            12/20/94
    00
    3045519                              03           02/01/95
     0
    3045519                              O            01/01/10
    0


    1416437          447/447             F          280,000.00
    ZZ
    DAVIDOW             DANIEL   N       180        276,942.30
     1
    202 WESTHAM PARKWAY                8.875          2,819.17
    68
                                       8.625          2,819.17
 415,000.00
    RICHMOND         VA   23229          2            12/15/94
    00
    3049257                              05           02/01/95
     0
    3049257                              O            01/01/10
    0


    1416438          447/447             F          390,000.00
    T
    SILVERBERG          DAVID    A       180        386,013.04
     1
    10 RED CARDINAL                    9.500          4,072.48
    67
                                       9.250          4,072.48
 590,000.00
    HILTON HEAD ISL  SC   29928          1            12/30/94
    00
    3059412                              03           02/01/95
     0
    3059412                              O            01/01/10
    0


    1416439          447/447             F          506,000.00
    ZZ
    ORTEZ               PHILIP   B       180        497,350.15
     1
    6520 EAST BRONCO DRIVE             9.625          5,322.01
    55
                                       9.375          5,322.01
 925,000.00
    PARADISE VALLEY  AZ   85253          2            01/26/95
    00
    3059687                              05           03/01/95
     0
    3059687                              O            02/01/10
    0


    1416440          447/447             F          346,000.00
    ZZ
    SCHNIPPEL           MARK     A       180        343,297.49
     1
    2826 SOUTH TIOGA WAY               9.250          3,561.01
    65
                                       9.000          3,561.01
 540,000.00
    LAS VEGAS        NV   89117          2            01/20/95
    00
    3064211                              05           03/01/95
     0
    3064211                              O            02/01/10
    0
1




    1416441          447/447             F          215,900.00
    ZZ
    WERTZ               DANIEL   J       180        214,175.45
     1
    5105 N WATERSEDGE AVENUE           9.000          2,189.81
    80
                                       8.750          2,189.81
 269,900.00
    BOISE            ID   83703          1            01/24/95
    00
    3064535                              03           03/01/95
     0
    3064535                              O            02/01/10
    0


    1416442          447/447             F          284,000.00
    ZZ
    MURPHY              WILLIAM  P       180        281,756.76
     1
    1029 KING STABLES CIRCLE           9.125          2,901.67
    80
                                       8.875          2,901.67
 355,000.00
    BIRMINGHAM       AL   35242          1            02/01/95
    00
    3064924                              03           03/01/95
     0
    3064924                              O            02/01/10
    0


    1416605          A52/728             F          246,400.00
    ZZ
    SCHRADER            KATHRYN  M       180        246,400.00
     1
    320 HURSTBOURNE LANE               8.125          2,372.54
    70
                                       7.875          2,372.54
 352,000.00
    DULUTH           GA   30136          1            04/28/95
    00
    0380112384                           05           06/01/95
     0
    107656                               O            05/01/10
    0


    1416760          025/025             F          220,800.00
    ZZ
    ADAIR               DARBRA   E       180        220,800.00
     1
    30226 LAURELWOOD LANE              8.125          2,126.04
    80
                                       7.875          2,126.04
 276,000.00
    WESLEY CHAPEL    FL   33543          1            04/06/95
    00
    739779                               03           06/01/95
     0
    739779                               O            05/01/10
    0


    1416769          232/232             F           96,000.00
    ZZ
    CONNARD, III        ADOLPH   H       180         95,740.53
     1
    5555 CLEVELAND HIGHWAY             8.750            959.47
    60
                                       8.500            959.47
 160,000.00
    CLERMONT         GA   30527          2            03/30/95
    00
    159123233                            05           05/01/95
     0
    159123233                            O            04/01/10
    0


    1416780          670/670             F          400,000.00
    ZZ
    BECKENBACH          PETER            180        397,901.67
     1
1


    72 PHILLIP DRIVE                   9.125          4,086.86
    89
                                       8.875          4,086.86
 450,000.00
    PRINCETON        NJ   08540          1            02/10/95
    11
    1034114                              05           04/01/95
    20
    1034114                              O            03/01/10
    0


    1416783          670/670             F          382,500.00
    ZZ
    MIREMADI            KAMRAN           180        381,489.18
     1
    11775 BRAGDON WOODS ROAD           9.000          3,879.57
    90
                                       8.750          3,879.57
 425,000.00
    CLARKSVILLE      MD   21029          1            03/24/95
    01
    1099340                              05           05/01/95
    20
    1099340                              O            04/01/10
    0


    1416785          670/670             F          500,000.00
    ZZ
    TISA                LEE              180        494,631.06
     1
    37482 N FOXHILL DRIVE              8.950          5,056.48
    61
                                       8.700          5,056.48
 820,000.00
    WADSWORTH        IL   60044          1            12/09/94
    00
    1236296                              05           02/01/95
     0
    1236296                              O            01/01/10
    0


    1416786          670/670             F          476,000.00
    ZZ
    HILL                SAMUEL           180        470,622.16
     1
    654 PINE STREET                    8.375          4,652.55
    80
                                       8.125          4,652.55
 595,000.00
    WINNETKA         IL   60093          1            12/30/94
    00
    1236342                              05           02/01/95
     0
    1236342                              O            01/01/10
    0


    1416788          670/670             F          950,000.00
    ZZ
    SIMPSON             SANDRA           180        939,844.30
     1
    2 WILLOWICK CIRCLE                 9.000          9,635.54
    74
                                       8.750          9,635.54
1,300,000.00
    HOUSTON          TX   77024          1            12/27/94
    00
    1364472                              05           02/01/95
     0
    1364472                              O            01/01/10
    0


    1416789          670/670             F          324,000.00
    ZZ
    DEMME               EDWARD           180        322,319.37
    22
    165 PERRY STREET APT #1-C          9.250          3,334.59
    80
                                       9.000          3,334.59
 405,000.00
    NEW YORK         NY   10014          1            02/24/95
    00
    1368575                              11           04/01/95
     0
1


    1368575                              O            03/01/10
    0


    1416791          670/670             F          230,000.00
    ZZ
    BURGER              DAVID            180        228,752.15
     1
    9021 WICKFORD DRIVE                8.750          2,298.74
    75
                                       8.500          2,298.74
 310,000.00
    HOUSTON          TX   77024          1            02/16/95
    00
    1384066                              05           04/01/95
     0
    1384066                              O            03/01/10
    0


    1416792          670/670             F          360,000.00
    ZZ
    FLEMING             ROBERT           180        353,113.73
     1
    47 BOURNDALE ROAD NORTH            8.875          3,624.64
    80
                                       8.625          3,624.64
 450,000.00
    MANHASSET        NY   11030          2            09/28/94
    00
    1389025                              05           11/01/94
     0
    1389025                              O            10/01/09
    0


    1416793          670/670             F          449,200.00
    ZZ
    LIBERATORE          CARMINE          180        444,503.82
     1
    5 LONGLEDGE DRIVE                  9.250          4,623.14
    80
                                       9.000          4,623.14
 561,600.00
    RYE BROOK        NY   10573          1            12/30/94
    00
    1492896                              03           02/01/95
     0
    1492896                              O            01/01/10
    0


    1416794          670/670             F          211,000.00
    ZZ
    JAQUETH             JOHN     A       180        209,218.32
     1
    36041 ASHBY FARM CIRCLE            8.375          2,062.37
    86
                                       8.125          2,062.37
 247,000.00
    PURCELLVILLE     VA   22132          1            02/02/95
    12
    1627961                              05           03/01/95
    25
    1627961                              O            02/01/10
    0


    1416795          670/670             F          265,000.00
    T
    RYAN                MARK     X       180        263,594.13
     1
    5 PILGRIM ROAD                     9.000          2,687.81
    71
                                       8.750          2,687.81
 375,000.00
    HARWICHPORT      MA   02646          1            03/01/95
    00
    2010241                              05           04/01/95
     0
    2010241                              O            03/01/10
    0


1


    1416797          670/670             F          300,000.00
    ZZ
    KRUMHOLZ            MICHAEL  P       180        298,390.49
     1
    221 BAYBERRY LANE                  8.875          3,020.54
    65
                                       8.625          3,020.54
 462,500.00
    WESTPORT         CT   06880          1            02/14/95
    00
    2298341                              05           04/01/95
     0
    2298341                              O            03/01/10
    0


    1416798          670/670             F          361,900.00
    ZZ
    MCKUNE              KENNETH  R       180        355,760.06
     1
    5915 FRAZIER LANE                  8.625          3,590.34
    70
                                       8.375          3,590.34
 517,000.00
    MCLEAN           VA   22101          1            02/17/95
    00
    2310911                              05           04/01/95
     0
    2310911                              O            03/01/10
    0


    1416799          670/670             F          260,000.00
    ZZ
    YOUNG               CHRISTOPHL       180        257,946.30
     1
    828 HUNTERS HILL TRACE             9.125          2,656.47
    45
                                       8.875          2,656.47
 580,000.00
    OLD HICKORY      TN   37138          2            01/31/95
    00
    2360136                              03           03/01/95
     0
    2360136                              O            02/01/10
    0


    1416800          670/670             F          285,000.00
    ZZ
    WANG                WILLIAM  C       180        284,271.97
     1
    200 KINGS ROAD                     9.375          2,954.59
    78
                                       9.125          2,954.59
 369,000.00
    MADISON          NJ   07940          1            03/10/95
    00
    2370085                              05           05/01/95
     0
    2370085                              O            04/01/10
    0


    1416801          670/670             F          350,000.00
    ZZ
    FAZZOLARE           FRANK            180        348,184.51
     1
    11924 BARRANCA ROAD                9.250          3,602.18
    43
                                       9.000          3,602.18
 830,000.00
    CAMARILLO        CA   93012          2            02/01/95
    00
    2399831                              05           04/01/95
     0
    2399831                              O            03/01/10
    0


    1416802          670/670             F          220,400.00
    ZZ
    MAHER               KEVIN            180        219,824.09
     1
    3730 N HERMITAGE                   9.125          2,251.87
    80
                                       8.875          2,251.87
 275,500.00
1


    CHICAGO          IL   60613          1            03/29/95
    00
    2868903                              05           05/01/95
     0
    2868903                              O            04/01/10
    0


    1416804          670/670             F          280,000.00
    ZZ
    TAMMARO             NANCY            180        279,260.05
     1
    49963 FULLER COURT                 9.000          2,839.95
    80
                                       8.750          2,839.95
 350,000.00
    PLYMOUTH TOWNSH  MI   48170          1            03/17/95
    00
    2873443                              03           05/01/95
     0
    2873443                              O            04/01/10
    0


    1416805          670/670             F          200,000.00
    ZZ
    KILLNER             MARTA            180        198,484.96
     1
    1440 W WRIGHTWOOD                  9.590          2,099.33
    54
                                       9.340          2,099.33
 371,000.00
    CHICAGO          IL   60614          1            01/06/95
    00
    2938600                              01           03/01/95
     0
    2938600                              O            02/01/10
    0


    1416807          670/670             F          317,050.00
    ZZ
    PETERSON            ROBERT           180        314,628.71
     1
    6018 CORAL RIDGE ROAD              9.500          3,310.72
    60
                                       9.250          3,310.72
 535,000.00
    HOUSTON          TX   77069          2            01/06/95
    00
    2947340                              03           03/01/95
     0
    2947340                              O            02/01/10
    0


    1416808          670/670             F          200,000.00
    ZZ
    COKINOS             GREGORY          180        198,880.54
     1
    14 HEDWIG CIRCLE                   8.400          1,957.78
    44
                                       8.150          1,957.78
 465,000.00
    HOUSTON          TX   77024          2            02/24/95
    00
    2947897                              03           04/01/95
     0
    2947897                              O            03/01/10
    0


    1416810          670/670             F          328,000.00
    ZZ
    SHEPARD             ALEXANDERD       180        326,220.47
     1
    855 BALFOUR                        8.750          3,278.20
    80
                                       8.500          3,278.20
 410,000.00
    GROSSE POINTE P  MI   48236          1            02/23/95
    00
    2951631                              05           04/01/95
     0
    2951631                              O            03/01/10
    0
1




    1416812          670/670             F          140,000.00
    ZZ
    SNIDERMAN           GERALD           180        114,613.03
     1
    26825 YORK                         8.500          1,378.64
    56
                                       8.250          1,378.64
 250,000.00
    HUNTINGTON WOOD  MI   48070          2            03/27/95
    00
    2951711                              05           05/01/95
     0
    2951711                              O            04/01/10
    0


    1416813          670/670             F          200,000.00
    ZZ
    LIU                 CHANG-HSI        180        198,456.69
     1
    530 WEST ORANGE GROVE AVENUE       9.385          2,074.60
    31
                                       9.135          2,074.60
 660,000.00
    ARCADIA          CA   91006          1            01/12/95
    00
    2953838                              05           03/01/95
     0
    2953838                              O            02/01/10
    0


    1416814          670/670             F          310,621.00
    ZZ
    HENDRIX             PHILIP   E       180        308,995.18
     1
    6215 RIVER CHASE CIRCLE            9.150          3,178.31
    75
                                       8.900          3,178.31
 414,162.00
    ATLANTA          GA   30328          1            02/15/95
    00
    2954249                              05           04/01/95
     0
    2954249                              O            03/01/10
    0


    1416815          670/670             F          600,000.00
    ZZ
    HASSEBROEK          JERRY    C       180        598,356.33
     1
    3167 CHATHAM ROAD NW               8.600          5,943.67
    59
                                       8.350          5,943.67
1,030,000.00
    ATLANTA          GA   30305          2            03/14/95
    00
    2954303                              05           05/01/95
     0
    2954303                              O            04/01/10
    0


    1416816          670/670             F          106,200.00
    ZZ
    MCGRAW              SHEILA   K       180        105,350.96
     1
    5901 E KELTON LANE                 8.990          1,076.52
    69
                                       8.740          1,076.52
 154,000.00
    PHOENIX          AZ   85254          1            01/03/95
    00
    2954567                              05           03/01/95
     0
    2954567                              O            02/01/10
    0


    1416821          670/670             F          500,000.00
    ZZ
    AGARWAL             ARVIND           180        497,377.05
     1
1


    30 FIELDSTONE COURT                9.125          5,108.59
    66
                                       8.875          5,108.59
 760,000.00
    NEW CITY         NY   10956          2            02/21/95
    00
    2960125                              05           04/01/95
     0
    2960125                              O            03/01/10
    0


    1416822          670/670             F          640,000.00
    ZZ
    MUZINICH            GEORGE           180        640,000.00
     1
    CLIFF ROAD                         8.375          6,255.53
    80
                                       8.125          6,255.53
 800,000.00
    TUXEDO PARK      NY   10987          1            04/17/95
    00
    2960362                              05           06/01/95
     0
    2960362                              O            05/01/10
    0


    1416823          670/670             F          600,000.00
    ZZ
    MCCARTHY            J                180        592,128.79
     1
    1040 N BUNDY DRIVE                 9.250          6,175.16
    48
                                       9.000          6,175.16
1,260,000.00
    LOS ANGELES      CA   90049          1            11/29/94
    00
    2960915                              05           01/01/95
     0
    2960915                              O            12/01/09
    0


    1416825          670/670             F          286,095.00
    ZZ
    ALOFSIN             ANTHONY          180        284,574.48
     1
    2207 CAMINO ALTO                   8.980          2,898.37
    63
                                       8.730          2,898.37
 461,095.00
    AUSTIN           TX   78746          1            02/21/95
    00
    2961393                              05           04/01/95
     0
    2961393                              O            03/01/10
    0


    1416830          670/670             F          223,250.00
    ZZ
    LEARY               DANIEL   L       180        222,657.35
     1
    161 ASHBURNHAM ROAD                8.950          2,257.72
    73
                                       8.700          2,257.72
 310,000.00
    NEW IPSWICH      NH   03071          1            03/15/95
    00
    2965020                              05           05/01/95
     0
    2965020                              O            04/01/10
    0


    1416833          670/670             F          359,000.00
    ZZ
    GOLDBERG            DAVID    N       180        358,024.00
     1
    821 TURNBRIDGE ROAD                8.685          3,574.26
    63
                                       8.435          3,574.26
 574,000.00
    WAYNE            PA   19087          1            03/03/95
    00
    2966034                              05           05/01/95
     0
1


    2966034                              O            04/01/10
    0


    1416838          670/670             F          328,800.00
    ZZ
    LEUNG               TIN-SANG         180        326,023.63
     1
    313 SIVERLAKE COURT                8.375          3,213.78
    80
                                       8.125          3,213.78
 411,027.00
    MILPITAS         CA   95035          1            01/09/95
    00
    29793                                03           03/01/95
     0
    29793                                O            02/01/10
    0


    1416839          670/670             F          350,000.00
    ZZ
    HEPBURN             DAVID    A       180        350,000.00
     1
    5262 E FANFOL DRIVE                8.375          3,420.99
    75
                                       8.125          3,420.99
 470,000.00
    PARADISE VALLEY  AZ   85253          2            04/06/95
    00
    30009251                             05           06/01/95
     0
    30009251                             O            05/01/10
    0


    1416840          670/670             F          500,000.00
    ZZ
    ROLLINS             LUTHER   C       180        491,559.57
     1
    278 BROWN INDUSTRIAL PARKWAY       8.500          4,923.70
    77
                                       8.250          4,923.70
 657,500.00
    CANTON           GA   30114          1            10/31/94
    00
    3108953                              05           12/01/94
     0
    3108953                              O            11/01/09
    0


    1416841          670/670             F          650,000.00
    ZZ
    SOLTZ               MARK     A       180        648,262.80
     1
    11 SENECA TRAIL                    8.875          6,544.49
    77
                                       8.625          6,544.49
 850,000.00
    HARRISON         NY   10528          1            03/20/95
    00
    3204995                              05           05/01/95
     0
    3204995                              O            04/01/10
    0


    1416844          670/670             F          550,000.00
    ZZ
    BANSAL              RADHEY   S       180        545,609.88
     1
    2607 EAGLE CREST DRIVE             8.750          5,496.97
    71
                                       8.500          5,496.97
 780,850.00
    BAKERSFIELD      CA   93311          1            02/01/95
    00
    33847                                03           04/01/95
     0
    33847                                O            03/01/10
    0


1


    1416847          670/670             F          700,000.00
    ZZ
    SANTASPIRT          JOHN     S       180        696,482.22
     1
    505 N STANWICK ROAD                9.600          7,351.88
    80
                                       9.350          7,351.88
 875,000.00
    MOORESTOWN       NJ   08057          5            02/23/95
    00
    344443                               03           04/01/95
     0
    344443                               O            03/01/10
    0


    1416849          670/670             F          425,000.00
    ZZ
    ZEBAIDA             EDWARD           180        422,683.89
     1
    509 PINEHURST COURT                8.700          4,235.12
    61
                                       8.450          4,235.12
 705,000.00
    NORTH HILLS      NY   11576          1            02/28/95
    00
    443204                               03           04/01/95
     0
    443204                               O            03/01/10
    0


    1416850          670/670             F          280,000.00
    ZZ
    HOFFMAN             ERMA             180        279,227.09
     1
    3427 FREDERICK STREET              8.515          2,759.74
    80
                                       8.265          2,759.74
 350,000.00
    OCEANSIDE        NY   11572          1            03/07/95
    00
    443212                               05           05/01/95
     0
    443212                               O            04/01/10
    0


    1416851          670/670             F          500,000.00
    ZZ
    BERLLY              GARY     F       180        498,609.91
     1
    40 THE BIRCHES                     8.435          4,904.67
    67
                                       8.185          4,904.67
 748,000.00
    ROSLYN ESTATES   NY   11576          1            03/31/95
    00
    443263                               05           05/01/95
     0
    443263                               O            04/01/10
    0


    1416852          670/670             F          500,000.00
    T
    REARDON             JOHN     J       180        500,000.00
     1
    920 CEDAR POINT ROAD EAST          8.700          4,982.50
    80
                                       8.450          4,982.50
 625,000.00
    SOUTHOLD         NY   11791          1            04/21/95
    00
    443328                               05           06/01/95
     0
    443328                               O            05/01/10
    0


    1416853          670/670             F          500,000.00
    ZZ
    BEYER               STEPHEN  M       180        500,000.00
     1
    151 BACON ROAD                     8.510          4,926.63
    54
                                       8.260          4,926.63
 930,000.00
1


    OLD WESTBURY     NY   11568          1            04/26/95
    00
    443352                               05           06/01/95
     0
    443352                               O            05/01/10
    0


    1416854          670/670             F          625,000.00
    ZZ
    JANULIS             THEODORE         180        620,105.14
    69
    1075 PARK AVENUE                   9.220          6,421.23
    50
                                       8.970          6,421.23
1,250,000.00
    NEW YORK         NY   10128          1            01/30/95
    00
    445096                               11           03/01/95
     0
    445096                               O            02/01/10
    0


    1416855          670/670             F          300,000.00
    ZZ
    LEVENSON            ESTHER           180        299,185.50
     1
    201 WEST 72ND ST 11A               8.700          2,989.50
    49
                                       8.450          2,989.50
 615,000.00
    NEW YORK         NY   10023          1            03/31/95
    00
    445517                               08           05/01/95
     0
    445517                               O            04/01/10
    0


    1416856          670/670             F          357,500.00
    ZZ
    REED                PETER    S       180        356,544.54
   115
    180 EAST 79TH STREET 6G            8.875          3,599.47
    50
                                       8.625          3,599.47
 715,000.00
    NEW YORK         NY   10021          1            03/28/95
    00
    445681                               13           05/01/95
     0
    445681                               O            04/01/10
    0


    1416858          670/670             F          485,000.00
    ZZ
    HARRISON            ROBERT   S       180        483,694.42
    46
    520 E 86TH STREET 4C               8.795          4,860.23
    50
                                       8.545          4,860.23
 970,000.00
    NEW YORK         NY   10028          1            03/06/95
    00
    445754                               14           05/01/95
     0
    445754                               O            04/01/10
    0


    1416859          670/670             F          605,000.00
    ZZ
    GRANT               RICHARD  W       180        605,000.00
     1
    6299 SW MERIDIAN WAY               8.625          6,002.09
    71
                                       8.375          6,002.09
 855,000.00
    TUALATIN         OR   97062          1            04/10/95
    00
    447421                               05           06/01/95
     0
    447421                               O            05/01/10
    0
1




    1416860          670/670             F          116,639.71
    T
    WINCHELL            JEAN     R       180        113,787.01
     1
    4 HIGH DRIVE                       9.000          1,183.04
    59
                                       8.750          1,183.04
 200,000.00
    HUNT             TX   78024          2            12/20/94
    00
    475874                               05           02/01/95
     0
    475874                               O            01/01/10
    0


    1416861          670/670             F          250,000.00
    ZZ
    HENICK              WILLIAM  P       180        248,007.55
     1
    12 VALLEY VIEW DRIVE               9.025          2,539.39
    51
                                       8.775          2,539.39
 494,710.00
    NEWTOWN          PA   18940          1            01/27/95
    00
    478091                               05           03/01/95
     0
    478091                               O            02/01/10
    0


    1416862          670/670             F          720,000.00
    T
    LESICKI             RONALD   P       180        718,062.69
     1
    95 E 15TH STREET                   8.800          7,217.31
    62
                                       8.550          7,217.31
1,175,000.00
    AVALON           NJ   08202          1            03/15/95
    00
    478172                               05           05/01/95
     0
    478172                               O            04/01/10
    0


    1416865          670/670             F          203,150.00
    ZZ
    MONCLA              BERNARD  J       180        203,150.00
     1
    945 FIELD CLUB ROAD                8.550          2,006.46
    51
                                       8.300          2,006.46
 399,000.00
    PITTSBURGH       PA   15238          1            04/04/95
    00
    4852877                              05           06/01/95
     0
    4852877                              O            05/01/10
    0


    1416866          670/670             F          150,000.00
    T
    CONNOR              DAVID    J       180        148,696.25
     1
    565 BRONCO COURT                   8.840          1,507.16
    49
                                       8.590          1,507.16
 310,000.00
    INCLINE VILLAGE  NV   89451          1            02/07/95
    00
    4853652                              05           04/01/95
     0
    4853652                              O            03/01/10
    0


    1416867          670/670             F          250,000.00
    ZZ
    VICTOR II           ARTHUR           180        248,077.83
     1
1


    3751 S GILPIN STREET               9.425          2,599.26
    30
                                       9.175          2,599.26
 850,000.00
    CHERRY HILLS VI  CO   80110          1            01/06/95
    00
    4862112                              05           03/01/95
     0
    4862112                              O            02/01/10
    0


    1416868          670/670             F          300,000.00
    T
    UBER                R        B       180        299,207.20
     1
    11 BUCKINGHAM AVENUE               9.000          3,042.80
    61
                                       8.750          3,042.80
 492,500.00
    HARVEY CEDARS    NJ   08008          1            03/24/95
    00
    4864654                              05           05/01/95
     0
    4864654                              O            04/01/10
    0


    1416869          670/670             F          512,000.00
    ZZ
    GARDNER             MICHAEL          180        512,000.00
     1
    4100 KIAORO STREET                 8.625          5,079.46
    80
                                       8.375          5,079.46
 640,000.00
    COCONUT GROVE    FL   33133          1            04/10/95
    00
    4864778                              05           06/01/95
     0
    4864778                              O            05/01/10
    0


    1416870          670/670             F          135,000.00
    T
    POUR                PARVIZ   M       180        134,626.85
     1
    916 E HOPKINS AVENUE #302          8.500          1,329.40
    39
                                       8.250          1,329.40
 350,000.00
    ASPEN            CO   81611          2            03/27/95
    00
    4866410                              01           05/01/95
     0
    4866410                              O            04/01/10
    0


    1416872          670/670             F        1,000,000.00
    ZZ
    KAUFMANN            ROY      L       180        992,311.31
     1
    4116 SHOREHAM BEACH                9.425         10,397.04
    65
                                       9.175         10,397.04
1,550,000.00
    MAYO             MD   21106          2            01/09/95
    00
    4868803                              05           03/01/95
     0
    4868803                              O            02/01/10
    0


    1416873          670/670             F          200,000.00
    ZZ
    LAPINSKI            ANDREW           180        196,394.53
     1
    1681 CALLE DE ANDLUC               8.875          2,013.69
    40
                                       8.625          2,013.69
 500,000.00
    LA JOLLA         CA   92037          1            01/12/95
    00
    4869702                              05           03/01/95
     0
1


    4869702                              O            02/01/10
    0


    1416874          670/670             F          344,000.00
    ZZ
    MANNELLA            RANDALL  G       180        343,041.05
     1
    22 GARDEN STREET                   8.405          3,368.38
    80
                                       8.155          3,368.38
 430,000.00
    BOSTON           MA   02110          1            03/30/95
    00
    502898                               05           05/01/95
     0
    502898                               O            04/01/10
    0


    1416876          670/670             F          200,000.00
    ZZ
    RUTGERS JR          NICHOLAS G       180        200,000.00
     1
    5400 NASSAU CIRCLE EAST            8.400          1,957.78
    37
                                       8.150          1,957.78
 555,000.00
    CHERRY HILLS VI  CO   80110          1            04/18/95
    00
    507407                               05           06/01/95
     0
    507407                               O            05/01/10
    0


    1416877          670/670             F          250,000.00
    ZZ
    CORSON              MAURICE  S       180        248,717.79
   101
    120 E 81ST STREET APT 11-B         9.375          2,591.74
    50
                                       9.125          2,591.74
 500,000.00
    NEW YORK         NY   10028          1            02/03/95
    00
    5096294                              12           04/01/95
     0
    5096294                              O            03/01/10
    0


    1416878          670/670             F          275,000.00
    ZZ
    GORTHEY             KEMP             180        275,000.00
     1
    875 LIVE OAK RIDGE                 8.500          2,708.04
    78
                                       8.250          2,708.04
 356,250.00
    AUSTIN           TX   78746          1            04/14/95
    00
    519910                               05           06/01/95
     0
    519910                               O            05/01/10
    0


    1416880          670/670             F          280,000.00
    ZZ
    BELT                MELANIE  W       180        280,000.00
     1
    3413 HAYNIE AVENUE                 8.750          2,798.46
    58
                                       8.500          2,798.46
 487,000.00
    DALLAS           TX   75205          1            04/14/95
    00
    526801                               05           06/01/95
     0
    526801                               O            05/01/10
    0


1


    1416882          670/670             F          220,000.00
    ZZ
    MCSHANE             THOMAS   M       180        219,412.02
     1
    7 HERITAGE HILLS CT.               8.875          2,215.06
    64
                                       8.625          2,215.06
 349,150.00
    SKILLMAN         NJ   08558          1            03/23/95
    00
    5399343                              03           05/01/95
     0
    5399343                              O            04/01/10
    0


    1416883          670/670             F          265,000.00
    ZZ
    D'ANGELO            MICHAEL  J       180        264,323.06
     1
    56 FAYETTE ROAD                    9.375          2,747.25
    73
                                       9.125          2,747.25
 365,000.00
    SCARSDALE        NY   10583          1            03/03/95
    00
    560642                               05           05/01/95
     0
    560642                               O            04/01/10
    0


    1416886          670/670             F          500,000.00
    ZZ
    SELLITTI            VINCENT  A       180        488,665.72
     1
    1648 NEW SCOTLAND AVENUE           8.500          4,923.70
    69
                                       8.250          4,923.70
 730,000.00
    SLINGERLANDS     NY   12159          2            08/31/94
    00
    6089453                              05           10/01/94
     0
    6089453                              O            09/01/09
    0


    1416888          670/670             F          373,450.00
    T
    FRANSON             WALLACE  D       180        368,329.02
     1
    147 SOUTH AVENIDA DE PALMAS        8.750          3,732.44
    80
                                       8.500          3,732.44
 466,823.00
    TUCSON           AZ   85716          1            11/01/94
    00
    680401                               05           01/01/95
     0
    680401                               O            12/01/09
    0


    1416889          670/670             F          242,250.00
    ZZ
    TURNER              MERLE    C       180        238,302.65
     1
    862 NORTH BUTTE AVENUE             8.875          2,439.08
    95
                                       8.625          2,439.08
 255,000.00
    CHANDLER         AZ   85226          1            11/07/94
    04
    682250                               03           01/01/95
    30
    682250                               O            12/01/09
    0


    1416892          670/670             F          235,000.00
    ZZ
    JACOX               ADA      K       180        233,725.03
     1
    1205 WATERVALE COURT               8.750          2,348.71
    44
                                       8.500          2,348.71
 540,000.00
1


    PASADENA         MD   21122          2            02/07/95
    00
    701343                               03           04/01/95
     0
    701343                               O            03/01/10
    0


    1416893          670/670             F          599,950.00
    ZZ
    RYAN                JOHN     L       180        593,885.27
     1
    161 COUNTY ROAD EAST               9.625          6,310.16
    73
                                       9.359          6,310.16
 825,000.00
    COLTS NECK       NJ   07722          2            12/13/94
    00
    705802                               05           02/01/95
     0
    705802                               O            01/01/10
    0


    1416894          670/670             F          450,000.00
    ZZ
    CRANE               EDWARD           180        446,365.22
     1
    417 E RAVINE ROAD                  8.875          4,530.80
    58
                                       8.625          4,530.80
 776,400.00
    HINSDALE         IL   60521          1            01/09/95
    00
    714160                               05           03/01/95
     0
    714160                               O            02/01/10
    0


    1416895          670/670             F          325,000.00
    ZZ
    PAYTON              ALAN             180        321,447.71
     1
    5690 CAMINO DE BRYANT              8.750          3,248.21
    57
                                       8.500          3,248.21
 579,253.00
    YORBA LINDA      CA   92687          1            12/27/94
    00
    715913                               05           02/01/95
     0
    715913                               O            01/01/10
    0


    1416896          670/670             F          274,500.00
    ZZ
    GRIFFITHS           JOHN             180        269,191.51
     1
    6225 N PARK STREEET                8.750          2,743.49
    90
                                       8.500          2,743.49
 305,000.00
    LAS VEGAS        NV   89129          4            09/15/94
    04
    716375                               05           11/01/94
    17
    716375                               O            10/01/09
    0


    1416897          670/670             F          476,000.00
    T
    CUTLER              LOUISE           180        472,112.14
     1
    9 NORTH BEACH VILLA                8.750          4,757.38
    80
                                       8.500          4,757.38
 595,000.00
    GEORGETOWN       SC   29442          1            01/27/95
    00
    753076                               01           03/01/95
     0
    753076                               O            02/01/10
    0
1




    1416898          670/670             F          840,000.00
    ZZ
    MAJETICH, JR.       NICK             180        833,439.02
     1
    3520 AUTUMN POINT LANE             9.250          8,645.22
    70
                                       9.000          8,645.22
1,200,000.00
    CARMICHAEL       CA   95608          4            01/06/95
    00
    761877                               05           03/01/95
     0
    761877                               O            02/01/10
    0


    1416899          670/670             F          230,000.00
    ZZ
    HUNTER              WILLIAM          180        229,378.34
     1
    200 C C CAMP ROAD                  8.750          2,298.74
    57
                                       8.500          2,298.74
 405,000.00
    NORRIS           TN   37828          1            03/30/95
    00
    780919                               05           05/01/95
     0
    780919                               O            04/01/10
    0


    1416900          670/670             F          375,000.00
    ZZ
    TOMA                JOSEPH   G       180        373,010.57
     1
    31061 MARBELLA VISTA               9.000          3,803.50
    45
                                       8.750          3,803.50
 840,000.00
    SAN JUAN CAPIST  CA   92675          2            02/15/95
    00
    7901747                              03           04/01/95
     0
    7901747                              O            03/01/10
    0


    1416901          670/670             F          244,000.00
    ZZ
    GILBERTSON          DAVID            180        242,748.55
     1
    7550 EAST ROY ROGERS               9.375          2,529.54
    80
                                       9.125          2,529.54
 305,000.00
    SCOTTSDALE       AZ   85262          2            02/24/95
    00
    7909071                              05           04/01/95
     0
    7909071                              O            03/01/10
    0


    1416902          670/670             F          250,000.00
    T
    HOWELL              SUSAN            180        248,658.76
     1
    407 NORTH BREAKERS POINT DR        8.875          2,517.11
    80
                                       8.625          2,517.11
 315,000.00
    CANNON BEACH     OR   97110          1            02/22/95
    00
    7920911                              01           04/01/95
     0
    7920911                              O            03/01/10
    0


    1416903          670/670             F          280,000.00
    ZZ
    SCHALLER            ROBERT   N       180        278,514.55
     1
1


    1532 YORK PLACE                    9.000          2,839.95
    80
                                       8.750          2,839.95
 350,000.00
    BURLINGTON       NC   27215          1            02/23/95
    00
    7925891                              05           04/01/95
     0
    7925891                              O            03/01/10
    0


    1416904          670/670             F          400,000.00
    ZZ
    PARRIS              JEFFREY  A       180        398,942.93
     1
    17 CHERRY HILLS LANE               9.000          4,057.07
    42
                                       8.750          4,057.07
 975,000.00
    NEWPORT BEACH    CA   92660          2            03/09/95
    00
    7933541                              03           05/01/95
     0
    7933541                              O            04/01/10
    0


    1416905          670/670             F          275,600.00
    ZZ
    GRISWOLD            PHILLIP  S       180        274,071.04
     1
    6539 EAST ST GERMAIN CIRCLE        8.500          2,713.95
    80
                                       8.250          2,713.95
 344,500.00
    ORANGE           CA   92669          1            02/17/95
    00
    8164622                              03           04/01/95
     0
    8164622                              O            03/01/10
    0


    1416906          670/670             F          250,000.00
    ZZ
    STAHL               FRANK            180        249,316.67
     1
    17090 BROKEN BOW COURT             8.625          2,480.21
    43
                                       8.375          2,480.21
 595,000.00
    SAN DIEGO        CA   92127          2            03/06/95
    00
    8305528                              03           05/01/95
     0
    8305528                              O            04/01/10
    0


    1416907          670/670             F          360,000.00
    T
    RIORDAN             JOHN     E       180        352,014.27
     1
    1501 FOX HILL ROAD                 8.750          3,598.02
    80
                                       8.500          3,598.02
 450,000.00
    FLAGSTAFF        AZ   86004          1            08/31/94
    00
    8355932                              05           10/01/94
     0
    8355932                              O            09/01/09
    0


    1416908          670/670             F          315,000.00
    ZZ
    BICKLEY             J        B       180        315,000.00
     1
    600 CHAGRIN RIVER ROAD             8.875          3,171.56
    90
                                       8.625          3,171.56
 350,000.00
    GATES MILLS      OH   44040          1            04/03/95
    10
    8528527                              05           06/01/95
    25
1


    8528527                              O            05/01/10
    0


    1416909          670/670             F          335,000.00
    ZZ
    MCCAMMON            JAMES    A       180        335,000.00
     1
    8750 GLENWICK LANE                 8.500          3,298.88
    53
                                       8.250          3,298.88
 635,000.00
    LA JOLLA AREA    CA   92037          1            04/03/95
    00
    8531293                              05           06/01/95
     0
    8531293                              O            05/01/10
    0


    1416910          670/670             F          992,000.00
    ZZ
    MACKEY              THOMAS   B       180        989,318.80
     1
    17071 SOBRE LOS CERROS             8.750          9,914.53
    80
                                       8.500          9,914.53
1,240,000.00
    RANCHO SANTA FE  CA   92067          1            03/15/95
    00
    8611131                              05           05/01/95
     0
    8611131                              O            04/01/10
    0


    1416911          670/670             F          616,000.00
    ZZ
    WAGNER              LINDSAY          180        614,297.33
     1
    1111 FISKE STREET                  8.500          6,066.00
    80
                                       8.250          6,066.00
 770,000.00
    PACIFIC PALISAD  CA   90272          1            03/21/95
    00
    8613141                              05           05/01/95
     0
    8613141                              O            04/01/10
    0


    1416913          670/670             F          225,000.00
    ZZ
    WHITTED             BROOKE   R       180        223,281.69
     1
    1660 SUNSET RIDGE                  9.500          2,349.51
    28
                                       9.250          2,349.51
 810,000.00
    NORTHBROOK       IL   60062          2            01/06/95
    00
    8826617                              05           03/01/95
     0
    8826617                              O            02/01/10
    0


    1416914          670/670             F          254,400.00
    ZZ
    SPINELLI            REYNALDO A       180        254,400.00
     1
    105 NORMAN DRIVE                   8.625          2,523.86
    80
                                       8.375          2,523.86
 318,000.00
    LAREDO           TX   78041          1            04/05/95
    00
    9006052                              05           06/01/95
     0
    9006052                              O            05/01/10
    0


1


    1416916          670/670             F          272,000.00
    ZZ
    HOFFERT             MARVIN   J       180        266,797.02
     1
    34 SHAW ROAD                       8.875          2,738.62
    79
                                       8.625          2,738.62
 347,000.00
    BROOKLINE        MA   02167          1            09/26/94
    00
    905119                               05           11/01/94
     0
    905119                               O            10/01/09
    0


    1416917          670/670             F          272,000.00
    ZZ
    KULA                ZBIGNIEW         180        271,273.05
     1
    3406 E ACRIDGE DRIVE               8.875          2,738.62
    87
                                       8.625          2,738.62
 316,000.00
    WEST COVINA      CA   91791          2            03/23/95
    10
    9100547                              05           05/01/95
    17
    9100547                              O            04/01/10
    0


    1416918          670/670             F          228,000.00
    T
    GELFAND             HOWARD           180        227,390.64
     1
    20185 E COUNTRY CLUB DR            8.875          2,295.61
    80
    #TS-3                              8.625          2,295.61
 285,000.00
    NORTH MIAMI BEA  FL   33180          1            03/17/95
    00
    9590692                              06           05/01/95
     0
    9590692                              O            04/01/10
    0


    1416919          670/670             F          275,000.00
    ZZ
    GALIS               EMIL             180        269,623.51
     1
    630 S RIDGE ROAD                   8.625          2,728.23
    73
                                       8.375          2,728.23
 380,000.00
    COAL CENTER      PA   15423          2            09/30/94
    00
    979562                               05           11/01/94
     0
    979562                               O            10/01/09
    0


    1416920          670/670             F          600,000.00
    T
    PFISTER             THOMAS           180        595,365.95
     1
    2936 SOLIMAR BEACH DRIV            9.375          6,220.18
    75
                                       9.125          6,220.18
 800,000.00
    VENTURA          CA   93001          1            01/11/95
    00
    9814400                              03           03/01/95
     0
    9814400                              O            02/01/10
    0


    1416921          670/670             F          650,000.00
    ZZ
    HUF                 ROGER            180        648,223.35
     1
    10779 ROCHESTER AVENUE             8.625          6,448.53
    77
                                       8.375          6,448.53
 850,000.00
1


    LOS ANGELES      CA   90024          2            03/20/95
    00
    9815465                              05           05/01/95
     0
    9815465                              O            04/01/10
    0


    1416922          670/670             F          280,000.00
    ZZ
    CASTILLO            MARCOS           180        277,861.68
     1
    480 TIERRA DEL SOL                 9.500          2,923.83
    86
                                       9.250          2,923.83
 327,500.00
    HOLLISTER        CA   95023          2            01/24/95
    10
    9816259                              03           03/01/95
    20
    9816259                              O            02/01/10
    0


    1416924          670/670             F          375,000.00
    ZZ
    TURNER              ROBERT           180        370,855.60
     1
    1911 ALBANS ROAD                   8.625          3,720.31
    69
                                       8.375          3,720.31
 550,000.00
    HOUSTON          TX   77005          2            12/28/94
    00
    987013                               05           02/01/95
     0
    987013                               O            01/01/10
    0


    1417145          670/670             F          380,000.00
    T
    MARCATO             DAVID            180        380,000.00
     1
    12188 S EAST BIRKDALE RUN          8.750          3,797.91
    80
                                       8.500          3,797.91
 475,000.00
    TEQUESTA         FL   33469          1            04/21/95
    00
    2220610                              05           06/01/95
     0
    2220610                              O            05/01/10
    0


    1417146          670/670             F          396,750.00
    ZZ
    DEROO               CHARLES  C       180        396,750.00
     1
    856 COACHWAY                       8.625          3,936.08
    78
                                       8.375          3,936.08
 510,000.00
    ANNAPOLIS        MD   21401          2            04/14/95
    00
    30013607                             05           06/01/95
     0
    30013607                             O            05/01/10
    0


    1417148          670/670             F          320,000.00
    ZZ
    SCHNARE             THOMAS   W       180        319,105.56
     1
    4518 STRATFORD DRIVE               8.375          3,127.77
    80
                                       8.125          3,127.77
 400,000.00
    DOUGLASVILLE     GA   30135          2            04/03/95
    00
    9035991                              05           05/01/95
     0
    9035991                              O            04/01/10
    0
1




    1417149          670/670             F        1,000,000.00
    T
    SACCHETTI           VITO             180      1,000,000.00
     1
    4301 S OCEAN BLVD                  8.750          9,994.49
    50
                                       8.500          9,994.49
2,000,000.00
    HIGHLAND BEACH   FL   33487          1            04/18/95
    00
    9591761                              05           06/01/95
     0
    9591761                              O            05/01/10
    0


    1417154          267/267             F          305,000.00
    ZZ
    MCKENNA             PATRICK  C       180        305,000.00
     1
    700 RODEO ROAD                     8.000          2,914.74
    61
                                       7.750          2,914.74
 505,000.00
    FULLERTON        CA   92635          1            04/13/95
    00
    7321651                              05           06/01/95
     0
    7321651                              O            05/01/10
    0


    1417345          554/554             F          570,000.00
    ZZ
    HARRIST             TERENCE  J       180        570,000.00
     1
    45 HYDE AVENUE                     8.250          5,529.80
    67
                                       8.000          5,529.80
 860,000.00
    NEWTON           MA   02158          1            04/19/95
    00
    6808308                              05           06/01/95
     0
    6808308                              O            05/01/10
    0


    1417449          757/757             F          228,750.00
    ZZ
    SMITH               DAVID    D       180        228,750.00
     1
    154 BISCAYNE BOULEVARD             8.625          2,269.39
    75
                                       8.375          2,269.39
 305,000.00
    ISLAMORADA       FL   33036          5            03/30/95
    00
    2489532                              05           06/01/95
     0
    2489532                              O            05/01/10
    0


    1417471          B37/728             F          275,000.00
    ZZ
    VAN LEE             REGINALD         180        275,000.00
     1
    2201 SUNSET BOULEVARD              8.500          2,708.03
    87
                                       8.250          2,708.03
 318,000.00
    HOUSTON          TX   77005          1            04/18/95
    10
    0380116609                           05           06/01/95
    25
    UNKNOWN                              O            05/01/10
    0


    1417506          447/447             F          377,900.00
    ZZ
    LOU                 HAWK     L       180        376,867.08
     1
1


    37 ORA WAY                         8.625          3,749.07
    70
                                       8.375          3,749.07
 539,900.00
    SAN FRANCISCO    CA   94131          1            03/01/95
    00
    3028034                              05           05/01/95
     0
    3028034                              O            04/01/10
    0


    1417551          506/728             F          250,000.00
    T
    PAULSEN JR          C        I       180        250,000.00
     1
    40280 PASEO VERDE                  8.625          2,480.20
    77
                                       8.375          2,480.20
 325,000.00
    RANCHO MIRAGE    CA   92270          1            04/21/95
    00
    0380116328                           02           06/01/95
     0
    070024013                            O            05/01/10
    0


    1417564          025/025             F          250,000.00
    ZZ
    LAWRENCE            SANDRA           180        250,000.00
     1
    8925 SW 109 TERRACE                8.250          2,425.35
    58
                                       8.000          2,425.35
 436,000.00
    MIAMI            FL   33176          1            04/24/95
    00
    108237                               05           06/01/95
     0
    108237                               O            05/01/10
    0


    1417572          267/267             F          241,000.00
    ZZ
    SCHULER             KATHLEEN A       180        241,000.00
     1
    900 KINGS ROAD                     7.875          2,285.77
    33
                                       7.625          2,285.77
 735,000.00
    NEWPORT BEACH    CA   92663          2            04/19/95
    00
    7318331                              05           06/01/95
     0
    7318331                              O            05/01/10
    0


    1417906          047/047             F          103,500.00
    T
    BAKER               DONALD   I       180        103,500.00
     1
    20 HUNTER HILL ROAD #211           8.625          1,026.81
    75
                                       8.375          1,026.81
 138,000.00
    MT. CRESTED BUT  CO   81225          1            04/28/95
    00
    10880908                             01           06/01/95
     0
    10880908                             O            05/01/10
    0


    1418089          670/670             F          880,000.00
    ZZ
    SOUTH               FRANK            180        880,000.00
     1
    630 HILLSIDE TERRACE               8.750          8,795.15
    80
                                       8.500          8,795.15
1,100,000.00
    PASADENA         CA   91105          2            04/04/95
    00
    9033459                              05           06/01/95
     0
1


    9033459                              O            05/01/10
    0


    1418094          670/670             F          384,000.00
    T
    HARMS               DARYL    E       180        381,720.00
     1
    2100 DEER VALLEY DRIVE SOUTH       8.500          3,781.40
    80
    #10                                8.250          3,781.40
 480,000.00
    PARK CITY        UT   84060          1            03/24/95
    00
    2958953                              01           05/01/95
     0
    2958953                              O            04/01/10
    0

   TOTAL NUMBER OF LOANS   :        356

   TOTAL ORIGINAL BALANCE  :   106,061,374.02

   TOTAL PRINCIPAL BALANCE :   104,981,638.99

   TOTAL ORIGINAL P+I      :     1,060,658.23

   TOTAL CURRENT P+I       :     1,060,658.23


                             ***************************
                             *      END OF REPORT      *
                             ***************************


  RUN ON     : 05/24/95           RFC DISCLOSURE SYSTEM
RFFSDFIX-01
  AT         : 15.05.04           FIXED PASSTHRU REPORT
AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S7
CUTOFF : 05/01/95
  POOL       : 0004170
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    ORIG RATE                            ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP

- -----------------------------------------------------------------
- --------------

      1390282                              .2500
      219,500.00                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1400780                              .2500
      248,329.82                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1402636                              .2500
      188,019.64                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1402847                              .2500
      562,420.18                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1403106                              .2500
      128,330.87                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1403144                              .2500
      259,265.14                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000
1



      1403617                              .2500
      397,971.54                           .0300
            9.5000                         .0000
            9.2500                         .0000
            8.0000                         1.2200
            8.0000                         .0000

      1403630                              .2500
      299,224.92                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1404518                              .2500
       86,091.22                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1404842                              .2500
      268,281.07                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1405289                              .2500
      598,396.44                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1405291                              .2500
      448,824.16                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .8450
            8.0000                         .0000

      1405415                              .2500
      319,409.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1405522                              .2500
      244,596.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000
1



      1405756                              .2500
      153,900.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1406019                              .2500
      347,832.25                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1406022                              .2500
      205,884.72                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1406591                              .2500
      125,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1406807                              .2500
      298,372.39                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1407585                              .2500
      228,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1407589                              .2500
      265,637.81                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1407623                              .2500
      187,400.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000
1



      1407631                              .2500
      249,056.96                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1407634                              .2500
       77,500.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1407691                              .2500
      237,725.54                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1414763                              .2500
      136,500.00                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1414795                              .2500
      218,183.01                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1414799                              .2500
      250,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1414821                              .2500
      314,021.78                           .0800
            8.4000                         .0000
            8.1500                         .0000
            8.0000                          .0700
            8.0000                         .0000

      1414826                              .2500
      197,800.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000
1



      1414836                              .2500
      239,298.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                          .0000
            7.5950                         .0000

      1414837                              .2500
       59,844.98                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1414899                              .2500
      389,943.61                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1414918                              .2500
      209,443.47                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1414919                              .2500
      268,623.32                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1414920                              .2500
      518,677.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1414921                              .2500
      330,201.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1414922                              .2500
      281,048.65                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000
1



      1414923                              .2500
       89,048.56                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .8450
            8.0000                         .0000

      1414924                              .2500
      399,365.01                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1414925                              .2500
      295,886.19                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1414926                              .2500
      127,269.74                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1414927                              .2500
       89,037.89                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1414928                              .2500
      118,711.06                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1414929                              .2500
      227,622.23                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1414930                              .2500
       87,027.46                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000
1



      1414931                              .2500
      143,449.91                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1414932                              .2500
      331,536.70                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1414933                              .2500
      103,150.54                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1414934                              .2500
      227,229.77                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1414935                              .2500
      264,993.19                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1414936                              .2500
      126,954.54                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1414937                              .2500
      168,657.21                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .8450
            8.0000                         .0000

      1414938                              .2500
       79,570.80                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000
1



      1414939                              .2500
      345,159.10                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1414940                              .2500
      512,298.38                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .8450
            8.0000                         .0000

      1414941                              .2500
      159,179.39                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1414942                              .2500
      557,192.18                           .0300
            9.6250                         .0000
            9.3750                         .0000
            8.0000                         1.3450
            8.0000                         .0000

      1414943                              .2500
      230,897.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1414944                              .2500
      443,882.59                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1414945                              .2500
      309,468.48                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1414946                              .2500
      219,431.61                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000
1



      1414947                              .2500
      349,075.07                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1414948                              .2500
       71,415.02                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1414949                              .2500
      127,853.50                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1414950                              .2500
      239,336.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1414964                              .2500
      474,669.53                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1414975                              .2500
      143,846.69                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1414983                              .2500
      222,015.88                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1414995                              .2500
      364,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000
1



      1415005                              .2500
       50,000.00                           .0800
            8.8500                         .0000
            8.6000                         .0000
            8.0000                          .5200
            8.0000                         .0000

      1415017                              .2500
      293,326.68                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1415031                              .2500
      281,185.27                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1415036                              .2500
      599,066.69                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1415046                              .2500
      350,090.28                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1415152                              .2500
      129,650.20                           .0800
            8.8000                         .0000
            8.5500                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415154                              .2500
       59,839.28                           .0800
            8.8500                         .0000
            8.6000                         .0000
            8.0000                          .5200
            8.0000                         .0000

      1415155                              .2500
      108,209.37                           .0800
            8.8500                         .0000
            8.6000                         .0000
            8.0000                          .5200
            8.0000                         .0000
1



      1415156                              .2500
       95,739.36                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.0000                          .3700
            8.0000                         .0000

      1415157                              .2500
       24,931.04                           .0800
            8.5250                         .0000
            8.2750                         .0000
            8.0000                          .1950
            8.0000                         .0000

      1415169                              .2500
      392,272.31                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .8450
            8.0000                         .0000

      1415183                              .2500
      249,346.75                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1415206                              .2500
      224,150.36                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1415212                              .2500
       91,756.87                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1415284                              .2500
      308,000.00                           .0800
            8.1500                         .0000
            7.9000                         .0000
            7.8200                          .0000
            7.8200                         .0000

      1415290                              .2500
      143,250.00                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000
1



      1415295                              .2500
      250,000.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1415323                              .2500
      289,171.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1415324                              .2500
      474,742.09                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1415329                              .2500
      274,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415472                              .2500
       63,700.00                           .0800
            8.5500                         .0000
            8.3000                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415654                              .2500
       54,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1415887                              .2500
       90,505.87                           .0300
            9.6250                         .0000
            9.3750                         .0000
            8.0000                         1.3450
            8.0000                         .0000

      1415888                              .2500
      254,278.89                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                          .0000
            6.9700                         .0000
1



      1415889                              .2500
      106,527.46                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                          .0000
            7.2200                         .0000

      1415890                              .2500
       90,232.88                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                          .0000
            6.7200                         .0000

      1415891                              .2500
      232,102.35                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415892                              .2500
       68,831.16                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1415895                              .2500
       59,688.77                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1415896                              .2500
      221,483.41                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1415897                              .2500
      342,930.83                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1415898                              .2500
      428,166.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000
1



      1415899                              .2500
      257,053.80                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1415900                              .2500
      253,846.92                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .0000
            7.7200                         .0000

      1415901                              .2500
      256,093.44                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1415902                              .2500
      274,901.23                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .0000
            7.3450                         .0000

      1415903                              .2500
      696,865.91                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415904                              .2500
      106,176.87                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415905                              .2500
      314,772.76                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415907                              .2500
      210,645.02                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000
1



      1415908                              .2500
      231,385.99                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1415909                              .2500
      247,746.04                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415910                              .2500
      267,430.15                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415911                              .2500
      296,986.90                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1415912                              .2500
       73,865.48                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                          .0000
            7.3450                         .0000

      1415913                              .2500
      268,327.32                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1415914                              .2500
      237,952.57                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                          .0000
            7.7200                         .0000

      1415915                              .2500
      226,668.50                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000
1



      1415916                              .2500
      237,258.53                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1415917                              .2500
      291,776.90                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415918                              .2500
      228,029.62                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415919                              .2500
      260,477.52                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1415920                              .2500
      385,784.27                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415921                              .2500
      224,736.14                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415922                              .2500
      261,406.02                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415923                              .2500
      244,904.77                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000
1



      1415924                              .2500
      247,175.48                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1415925                              .2500
      296,610.60                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1415926                              .2500
      297,656.79                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1415927                              .2500
      227,513.80                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415928                              .2500
      257,312.02                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1415929                              .2500
      297,603.71                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1415930                              .2500
      217,621.84                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415931                              .2500
      321,412.03                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000
1



      1415932                              .2500
      232,402.89                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1415933                              .2500
      216,983.18                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415934                              .2500
      257,158.20                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415936                              .2500
       69,969.94                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                          .0000
            7.4700                         .0000

      1415937                              .2500
      311,420.81                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415938                              .2500
      245,004.92                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1415941                              .2500
      270,357.73                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415942                              .2500
      221,037.47                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000
1



      1415943                              .2500
      227,729.74                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415945                              .2500
      347,173.15                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1415946                              .2500
      295,976.09                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1415947                              .2500
      369,576.81                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0950
            8.0000                         .0000

      1415949                              .2500
      298,154.88                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000

      1415950                              .2500
      623,094.89                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9700
            8.0000                         .0000

      1415951                              .2500
      240,966.75                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415952                              .2500
      555,526.92                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000
1



      1415953                              .2500
       53,521.05                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1415954                              .2500
      397,854.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415955                              .2500
      252,338.90                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .8450
            8.0000                         .0000

      1415956                              .2500
      249,316.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1415957                              .2500
      298,461.33                           .0300
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1415958                              .2500
      584,933.61                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415959                              .2500
      224,690.82                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .7200
            8.0000                         .0000

      1415960                              .2500
      349,010.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                          .0000
            7.9700                         .0000
1



      1415961                              .2500
      332,877.35                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415963                              .2500
      235,084.12                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .8450
            8.0000                         .0000

      1415964                              .2500
      269,262.01                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1415965                              .2500
      238,761.84                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1415967                              .2500
      291,718.26                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5950
            8.0000                         .0000

      1415968                              .2500
      244,123.35                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1415977                              .2500
      243,750.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1416006                              .2500
      429,200.00                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.0000                          .3700
            8.0000                         .0000
1



      1416008                              .2500
       74,800.00                           .0800
            8.8500                         .0000
            8.6000                         .0000
            8.0000                          .5200
            8.0000                         .0000

      1416010                              .2500
      360,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1416011                              .2500
      118,500.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416013                              .2500
       60,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416079                              .2500
      267,275.64                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1416115                              .2500
      266,776.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416375                              .2500
      256,631.27                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416376                              .2500
      232,327.20                           .0800
            7.2500                         .0000
            7.0000                         .0000
            6.9200                          .0000
            6.9200                         .0000
1



      1416377                              .2500
      207,704.64                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416378                              .2500
      293,741.67                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1416379                              .2500
      282,773.95                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1416380                              .2500
      278,514.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416381                              .2500
      219,138.13                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416382                              .2500
      368,244.25                           .0800
            7.7500                         .0000
            7.5000                         .0000
            7.4200                          .0000
            7.4200                         .0000

      1416383                              .2500
      244,671.77                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000

      1416384                              .2500
      317,058.46                           .0800
            7.6250                         .0000
            7.3750                         .0000
            7.2950                          .0000
            7.2950                         .0000
1



      1416385                              .2500
      203,935.73                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1416386                              .2500
      216,265.70                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1416387                              .2500
      405,188.17                           .0800
            6.7500                         .0000
            6.5000                         .0000
            6.4200                          .0000
            6.4200                         .0000

      1416388                              .2500
      391,522.85                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416389                              .2500
      243,979.58                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416390                              .2500
      261,366.15                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416391                              .2500
      226,632.05                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1416392                              .2500
      281,683.65                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000
1



      1416393                              .2500
      266,013.84                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416394                              .2500
      229,006.60                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1416395                              .2500
      227,458.15                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416396                              .2500
      295,045.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416397                              .2500
      237,347.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416398                              .2500
      353,010.74                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416399                              .2500
      337,925.31                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416400                              .2500
      278,975.02                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000
1



      1416401                              .2500
      245,619.84                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416402                              .2500
      240,690.83                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416403                              .2500
      290,909.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416404                              .2500
      217,568.62                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416405                              .2500
      207,779.90                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416406                              .2500
      238,988.38                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416407                              .2500
      394,454.26                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416408                              .2500
      230,135.11                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000
1



      1416409                              .2500
      216,571.99                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416410                              .2500
      339,723.70                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416411                              .2500
      296,720.95                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416412                              .2500
      283,274.53                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000

      1416413                              .2500
      222,784.73                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416414                              .2500
      239,351.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416415                              .2500
      235,827.01                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416416                              .2500
      220,199.75                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000
1



      1416417                              .2500
      297,603.71                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416418                              .2500
      226,396.41                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416419                              .2500
      290,843.73                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416420                              .2500
      213,514.49                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416421                              .2500
      252,512.13                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416422                              .2500
      222,646.99                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416423                              .2500
      244,454.38                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416424                              .2500
      340,102.17                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000
1



      1416426                              .2500
      249,550.46                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1416427                              .2500
      241,084.87                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1416428                              .2500
      315,100.27                           .0800
            6.2500                         .0000
            6.0000                         .0000
            5.9200                          .0000
            5.9200                         .0000

      1416430                              .2500
      106,050.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416431                              .2500
      110,067.38                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416432                              .2500
       89,048.55                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416433                              .2500
       97,716.64                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416434                              .2500
      298,341.76                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000
1



      1416435                              .2500
      247,327.43                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416436                              .2500
      443,103.32                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416437                              .2500
      276,942.30                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416438                              .2500
      386,013.04                           .0800
            9.5000                         .0000
            9.2500                         .0000
            8.0000                         1.1700
            8.0000                         .0000

      1416439                              .2500
      497,350.15                           .0800
            9.6250                         .0000
            9.3750                         .0000
            8.0000                         1.2950
            8.0000                         .0000

      1416440                              .2500
      343,297.49                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1416441                              .2500
      214,175.45                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416442                              .2500
      281,756.76                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000
1



      1416605                              .2500
      246,400.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                          .0000
            7.8450                         .0000

      1416760                              .2500
      220,800.00                           .0800
            8.1250                         .0000
            7.8750                         .0000
            7.7950                          .0000
            7.7950                         .0000

      1416769                              .2500
       95,740.53                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416780                              .2500
      397,901.67                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416783                              .2500
      381,489.18                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416785                              .2500
      494,631.06                           .0800
            8.9500                         .0000
            8.7000                         .0000
            8.0000                          .6200
            8.0000                         .0000

      1416786                              .2500
      470,622.16                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1416788                              .2500
      939,844.30                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000
1



      1416789                              .2500
      322,319.37                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1416791                              .2500
      228,752.15                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416792                              .2500
      353,113.73                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416793                              .2500
      444,503.82                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1416794                              .2500
      209,218.32                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1416795                              .2500
      263,594.13                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416797                              .2500
      298,390.49                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416798                              .2500
      355,760.06                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000
1



      1416799                              .2500
      257,946.30                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416800                              .2500
      284,271.97                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000

      1416801                              .2500
      348,184.51                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1416802                              .2500
      219,824.09                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416804                              .2500
      279,260.05                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416805                              .2500
      198,484.96                           .0800
            9.5900                         .0000
            9.3400                         .0000
            8.0000                         1.2600
            8.0000                         .0000

      1416807                              .2500
      314,628.71                           .0800
            9.5000                         .0000
            9.2500                         .0000
            8.0000                         1.1700
            8.0000                         .0000

      1416808                              .2500
      198,880.54                           .0800
            8.4000                         .0000
            8.1500                         .0000
            8.0000                          .0700
            8.0000                         .0000
1



      1416810                              .2500
      326,220.47                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416812                              .2500
      114,613.03                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416813                              .2500
      198,456.69                           .0800
            9.3850                         .0000
            9.1350                         .0000
            8.0000                         1.0550
            8.0000                         .0000

      1416814                              .2500
      308,995.18                           .0800
            9.1500                         .0000
            8.9000                         .0000
            8.0000                          .8200
            8.0000                         .0000

      1416815                              .2500
      598,356.33                           .0800
            8.6000                         .0000
            8.3500                         .0000
            8.0000                          .2700
            8.0000                         .0000

      1416816                              .2500
      105,350.96                           .0800
            8.9900                         .0000
            8.7400                         .0000
            8.0000                          .6600
            8.0000                         .0000

      1416821                              .2500
      497,377.05                           .0800
            9.1250                         .0000
            8.8750                         .0000
            8.0000                          .7950
            8.0000                         .0000

      1416822                              .2500
      640,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000
1



      1416823                              .2500
      592,128.79                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000

      1416825                              .2500
      284,574.48                           .0800
            8.9800                         .0000
            8.7300                         .0000
            8.0000                          .6500
            8.0000                         .0000

      1416830                              .2500
      222,657.35                           .0800
            8.9500                         .0000
            8.7000                         .0000
            8.0000                          .6200
            8.0000                         .0000

      1416833                              .2500
      358,024.00                           .0800
            8.6850                         .0000
            8.4350                         .0000
            8.0000                          .3550
            8.0000                         .0000

      1416838                              .2500
      326,023.63                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1416839                              .2500
      350,000.00                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1416840                              .2500
      491,559.57                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416841                              .2500
      648,262.80                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000
1



      1416844                              .2500
      545,609.88                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416847                              .2500
      696,482.22                           .0800
            9.6000                         .0000
            9.3500                         .0000
            8.0000                         1.2700
            8.0000                         .0000

      1416849                              .2500
      422,683.89                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.0000                          .3700
            8.0000                         .0000

      1416850                              .2500
      279,227.09                           .0800
            8.5150                         .0000
            8.2650                         .0000
            8.0000                          .1850
            8.0000                         .0000

      1416851                              .2500
      498,609.91                           .0800
            8.4350                         .0000
            8.1850                         .0000
            8.0000                          .1050
            8.0000                         .0000

      1416852                              .2500
      500,000.00                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.0000                          .3700
            8.0000                         .0000

      1416853                              .2500
      500,000.00                           .0800
            8.5100                         .0000
            8.2600                         .0000
            8.0000                          .1800
            8.0000                         .0000

      1416854                              .2500
      620,105.14                           .0800
            9.2200                         .0000
            8.9700                         .0000
            8.0000                          .8900
            8.0000                         .0000
1



      1416855                              .2500
      299,185.50                           .0800
            8.7000                         .0000
            8.4500                         .0000
            8.0000                          .3700
            8.0000                         .0000

      1416856                              .2500
      356,544.54                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416858                              .2500
      483,694.42                           .0800
            8.7950                         .0000
            8.5450                         .0000
            8.0000                          .4650
            8.0000                         .0000

      1416859                              .2500
      605,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416860                              .2500
      113,787.01                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416861                              .2500
      248,007.55                           .0800
            9.0250                         .0000
            8.7750                         .0000
            8.0000                          .6950
            8.0000                         .0000

      1416862                              .2500
      718,062.69                           .0800
            8.8000                         .0000
            8.5500                         .0000
            8.0000                          .4700
            8.0000                         .0000

      1416865                              .2500
      203,150.00                           .0800
            8.5500                         .0000
            8.3000                         .0000
            8.0000                          .2200
            8.0000                         .0000
1



      1416866                              .2500
      148,696.25                           .0800
            8.8400                         .0000
            8.5900                         .0000
            8.0000                          .5100
            8.0000                         .0000

      1416867                              .2500
      248,077.83                           .0800
            9.4250                         .0000
            9.1750                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1416868                              .2500
      299,207.20                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416869                              .2500
      512,000.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416870                              .2500
      134,626.85                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416872                              .2500
      992,311.31                           .0800
            9.4250                         .0000
            9.1750                         .0000
            8.0000                         1.0950
            8.0000                         .0000

      1416873                              .2500
      196,394.53                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416874                              .2500
      343,041.05                           .0800
            8.4050                         .0000
            8.1550                         .0000
            8.0000                          .0750
            8.0000                         .0000
1



      1416876                              .2500
      200,000.00                           .0800
            8.4000                         .0000
            8.1500                         .0000
            8.0000                          .0700
            8.0000                         .0000

      1416877                              .2500
      248,717.79                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000

      1416878                              .2500
      275,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416880                              .2500
      280,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416882                              .2500
      219,412.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416883                              .2500
      264,323.06                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000

      1416886                              .2500
      488,665.72                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416888                              .2500
      368,329.02                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000
1



      1416889                              .2500
      238,302.65                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416892                              .2500
      233,725.03                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416893                              .2660
      593,885.27                           .0800
            9.6250                         .0000
            9.3590                         .0000
            8.0000                         1.2790
            8.0000                         .0000

      1416894                              .2500
      446,365.22                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416895                              .2500
      321,447.71                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416896                              .2500
      269,191.51                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416897                              .2500
      472,112.14                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416898                              .2500
      833,439.02                           .0800
            9.2500                         .0000
            9.0000                         .0000
            8.0000                          .9200
            8.0000                         .0000
1



      1416899                              .2500
      229,378.34                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416900                              .2500
      373,010.57                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416901                              .2500
      242,748.55                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000

      1416902                              .2500
      248,658.76                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416903                              .2500
      278,514.55                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416904                              .2500
      398,942.93                           .0800
            9.0000                         .0000
            8.7500                         .0000
            8.0000                          .6700
            8.0000                         .0000

      1416905                              .2500
      274,071.04                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416906                              .2500
      249,316.67                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000
1



      1416907                              .2500
      352,014.27                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416908                              .2500
      315,000.00                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416909                              .2500
      335,000.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416910                              .2500
      989,318.80                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1416911                              .2500
      614,297.33                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

      1416913                              .2500
      223,281.69                           .0800
            9.5000                         .0000
            9.2500                         .0000
            8.0000                         1.1700
            8.0000                         .0000

      1416914                              .2500
      254,400.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416916                              .2500
      266,797.02                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000
1



      1416917                              .2500
      271,273.05                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416918                              .2500
      227,390.64                           .0800
            8.8750                         .0000
            8.6250                         .0000
            8.0000                          .5450
            8.0000                         .0000

      1416919                              .2500
      269,623.51                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416920                              .2500
      595,365.95                           .0800
            9.3750                         .0000
            9.1250                         .0000
            8.0000                         1.0450
            8.0000                         .0000

      1416921                              .2500
      648,223.35                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1416922                              .2500
      277,861.68                           .0800
            9.5000                         .0000
            9.2500                         .0000
            8.0000                         1.1700
            8.0000                         .0000

      1416924                              .2500
      370,855.60                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1417145                              .2500
      380,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000
1



      1417146                              .2500
      396,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1417148                              .2500
      319,105.56                           .0800
            8.3750                         .0000
            8.1250                         .0000
            8.0000                          .0450
            8.0000                         .0000

      1417149                              .2500
    1,000,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1417154                              .2500
      305,000.00                           .0800
            8.0000                         .0000
            7.7500                         .0000
            7.6700                          .0000
            7.6700                         .0000

      1417345                              .2500
      570,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1417449                              .2500
      228,750.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1417471                              .2500
      275,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .2200
            8.0000                         .0000

      1417506                              .2500
      376,867.08                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000
1



      1417551                              .2500
      250,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .3450
            8.0000                         .0000

      1417564                              .2500
      250,000.00                           .0800
            8.2500                         .0000
            8.0000                         .0000
            7.9200                          .0000
            7.9200                         .0000

      1417572                              .2500
      241,000.00                           .0800
            7.8750                         .0000
            7.6250                         .0000
            7.5450                          .0000
            7.5450                         .0000

      1417906                              .2500
      103,500.00                           .0800
            8.6250                         .0000
            8.3750                         .0000
            8.0000                          .2950
            8.0000                         .0000

      1418089                              .2500
      880,000.00                           .0800
            8.7500                         .0000
            8.5000                         .0000
            8.0000                          .4200
            8.0000                         .0000

      1418094                              .2500
      381,720.00                           .0800
            8.5000                         .0000
            8.2500                         .0000
            8.0000                          .1700
            8.0000                         .0000

  TOTAL NUMBER OF LOANS:      356
  TOTAL BALANCE........:        104,981,638.99


1

  RUN ON     : 05/24/95            RFC DISCLOSURE SYSTEM
RFFSDFIX-01
  AT         : 15.05.04            INITIAL SECURITY FEES
AMORTIZED BALANCE
  SERIES     : RFMSI I 1995-S7      FIXED SUMMARY REPORT
CUTOFF : 05/01/95
  POOL       : 0004170
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM
    TO

- -----------------------------------------------------------------
- --------------
  ORIG RATE                             8.7581            6.2500
   9.6250
  RFC NET RATE                          8.5080            6.0000
   9.3750
  NET MTG RATE(INVSTR RATE)             7.9566            5.9200
   8.0000
  POST STRIP RATE                       7.9566            5.9200
   8.0000
  SUB SERV FEE                           .2501             .2500
    .2660
  MSTR SERV FEE                          .0626             .0300
    .0800
  ALL EXP                                .0000             .0000
    .0000
  MISC EXP                               .0000             .0000
    .0000
  SPREAD                                 .4888             .0000
   1.3450
  STRIP                                  .0000             .0000
    .0000







  TOTAL NUMBER OF LOANS:   356
  TOTAL BALANCE........:     104,981,638.99


                             ***************************
                             *      END OF REPORT      *
                             ***************************




                                       EXHIBIT G


                           FORM OF SELLER/SERVICER CONTRACT


This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and,
together with Residential Funding, the "parties" and each, individually, a "party").

WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and
Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

1. Incorporation of Guides by Reference.

The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties;
provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.Amendments.

This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract.
However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time.
Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.Representations and Warranties.

a.Reciprocal Representations and Warranties.

The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

(1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

(2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

(3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

(4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

b. Seller/Servicer's Representations, Warranties and
Covenants.

In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.  Remedies of Residential Funding.

If an Event of Seller Default or an Event of Servicer
Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5. Seller/Servicer's Status as Independent Contractor.

At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The
Seller/Servicer shall, at all times, act as an independent contractor.

6.Prior Agreements Superseded.

This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7. Assignment.

This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding.
Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.  Notices.

All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United
States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential
Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







Attention:
Telefacsimile Number:  (___) ___-____

9.Jurisdiction and Venue.

Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10. Miscellaneous.

This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:            SELLER/SERVICER

[Corporate Seal]





(Name of Seller/Servicer)

By:                        By:
(Signature)                (Signature)


By:
   (Typed Name)              (Typed Name)


Title:                        Title:





ATTEST:                RESIDENTIAL FUNDING CORPORATION

By:                    By:
(Signature)            (Signature)


By:
  (Typed Name)         (Typed Name)


Title:                 Title:
                       EXHIBIT H
FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE: REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)

                                              Mortgage
Loan Prepaid in Full
Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing
Agreement."


Residential Funding Corporation
Authorized Signature

*******************************************************
***********************
TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

Enclosed Documents:
             [ ] Promissory Note
[ ] Primary Insurance Policy
[ ] Mortgage or Deed of Trust
[ ] Assignment(s) of Mortgage or Deed of Trust
[ ] Title Insurance Policy
[ ] Other:





Name


Title


Date
                       EXHIBIT I-1

FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF                                )
: ss.:
COUNTY OF                               )

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.  That he is [Title of Officer] of [Name of Owner]
(record or beneficial owner of the Mortgage Pass-
Through Certificates, Series 1995-S7, Class [R-I] [R-
II] (the "Owner")), a [savings institution]
[corporation] duly organized and existing under the laws of [the State of __________________] [the United
States], on behalf of which he makes this affidavit and agreement.

2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class [R-I] [R-II] Certificates, and
(iii) is acquiring the Class [R-I] [R-II] Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan
Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class [R-I] [R-II]
Certificates to disqualified organizations under the Code, that applies to all transfers of Class [R-I] [R-
II] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I] [R-II] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class [R-I] [R-II]
Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5. That the Owner is aware that the Trustee will not register the transfer of any Class [R-I] [R-II]
Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I] [R-II]
Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class [R-I] [R-II] Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section
5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section
5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I]
[R-II] Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

8.  The Owner's Taxpayer Identification Number is
______________.

9. This affidavit and agreement relates only to the Class [R-I] [R-II] Certificates held by the Owner and not to any other holder of the Class [R-I] [R-II]
Certificates. The Owner understands that the liabilities described herein relate only to the Class
[R-I] [R-II] Certificates.

10. That no purpose of the Owner relating to the transfer of any of the Class [R-I] [-II] Certificates by the Owner is or will be to impede the assessment or collection of any tax.

11. That the Owner has no present knowledge or expectation that it will be unable to pay any United
States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class [R-I] [R-II]
Certificate that the Owner intends to pay taxes associated with holding such Class [R-I] [R-II]
Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I] [R-II] Certificate.

12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class
[R-I] [R-II] Certificates remain outstanding.

13. The Owner is a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.
IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

[NAME OF OWNER]


By:
[Name of Officer]
[Title of Officer]
[Corporate Seal]

ATTEST:




[Assistant] Secretary



Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ____ day of ________________, 199__.







NOTARY PUBLIC

COUNTY OF



STATE OF



My Commission expires the ____ day of _______________, 19__.
                         EXHIBIT I-2

FORM OF TRANSFEROR CERTIFICATE


__________________, 19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series
1995-S7

Re:Mortgage Pass-Through Certificates, Series 1995-S7,
Class [R-I] [R-II]

Ladies and Gentlemen:

This letter is delivered to you in connection with the transfer by _______________________________ (the
"Seller") to _______________________________ (the
"Purchaser") of $_____________ Initial Certificate
Principal Balance of Mortgage Pass-Through
Certificates, Series 1995-S7, Class [R-I] [R-II] (the
"Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of May 1, 1995 among
Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1.
The Seller does not know or believe that any representation contained therein is false.


3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury
Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class [R-I] [R-II]
Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

4. The Seller has no actual knowledge that the proposed
Transferee is not both a United States Person and a Permitted Transferee.

Very truly yours,




(Seller)


By:
Name:
Title:
                         EXHIBIT J

FORM OF INVESTOR REPRESENTATION LETTER


______________, 19__


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series
1995-S7

RE:  Mortgage Pass-Through Certificates,
Series 1995-S7, Class B

Ladies and Gentlemen:

_________________________ (the "Purchaser") intends to
purchase from ___________________________ (the
"Seller") $_____________ Initial Certificate Principal
Balance of Mortgage Pass-Through Certificates, Series
1995-S7, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1, 1995 among Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing
Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the
"Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private
Placement Memorandum, dated ___________________, 19__,
relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage
Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original
Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Purchaser is not an employee benefit or other plan subject to the Employee Retirement Income Security
Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the
"Code"), or an investment manager, a named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan, and understands that registration of transfer of any Certificate to any such plan, or to any person acting on behalf of or purchasing any Certificate with "plan assets" of any such plan, will not be made unless such plan or person delivers an opinion of its counsel, addressed and satisfactory to the Trustee, the Company and the Master Servicer, to the effect that the purchase and holding of a Certificate by, on behalf of, or with "plan assets" of any such plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Company, the Master Servicer or the Trustee to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

7. The Purchaser is not a non-United States person.

Very truly yours,



By:
Name:
Title:
                      EXHIBIT K

FORM OF TRANSFEROR REPRESENTATION LETTER




                             , 19


Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention: Residential Funding Corporation Series 1995-
S7

Re: Mortgage Pass-Through Certificates,
Series 1995-S7, Class B

Ladies and Gentlemen:

In connection with the sale by              (the
"Seller") to                    (the "Purchaser") of $
         Initial Certificate Principal Balance of
Mortgage Pass-Through Certificates, Series 1995-S7,
Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"), dated as of May 1, 1995 among
Residential Funding Mortgage Securities I, Inc., as seller (the "Company"), Residential Funding
Corporation, as master servicer, and Bankers Trust
Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

Neither the Seller nor anyone acting on its behalf has
(a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
(c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the
"Act"), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The
Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate.
The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing
Agreement.

Very truly yours,


(Seller)



By:
Name:
Title:
                       EXHIBIT L

[Text of Amendment to Pooling and Servicing
Agreement Pursuant to Section 11.01(e) for a
Limited Guaranty]


ARTICLE XII

Subordinate Certificate Loss Coverage; Limited Guaranty

Section 12.01.  Subordinate Certificate Loss Coverage;
Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination
Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard
Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master
Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to Section
4.02(a), to the extent such Advances or Subservicer
Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

(b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution
Date or the related Determination Date, the Master
Servicer shall determine whether any Realized Losses
(other than Excess Special Hazard Losses, Excess
Bankruptcy Losses, Excess Fraud Losses and
Extraordinary Losses) will be allocated to the Class B
Certificates on such Distribution Date pursuant to
Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section
4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B
Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of Section 4.05.
Excess Special Hazard Losses, Excess Fraud Losses,
Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

(c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related
Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount
Available") shall be equal to the lesser of (X)
        minus the sum of (i) all previous payments made under subsections (a) and (b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential
Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss
Obligation."

(d) The Trustee will promptly notify General Motors
Acceptance Corporation of any failure of Residential
Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited
Guaranty"), executed by General Motors Acceptance
Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and
(ii) such required payments, by delivering to General
Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second
Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

(e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited
Guaranty shall be deposited directly in the Certificate
Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

(f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss
Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate
Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance
Corporation as of the date of issuance of the Limited
Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B
Certificates at the request of the Company that such substitution shall not lower the rating on the Class B
Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate
Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited
Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

Section 12.02.  Amendments Relating to the Limited
Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B
Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B
Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless
(A) the Holder of 100% of the Class B Certificates is
Residential Funding or an Affiliate of Residential
Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with Section
11.01(e) and, provided further that the Company obtains, in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate
Certificate Loss Obligation), an Opinion of Counsel
(which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.
                    EXHIBIT M

[Form of Limited Guaranty]

LIMITED GUARANTY

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

Mortgage Pass-Through Certificates
Series 1995-S7


      , 199__

Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series
1995-S7

Ladies and Gentlemen:

WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance
Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section
12.01 of the Pooling and Servicing Agreement dated as of May 1, 1995 (the "Servicing Agreement"), among
Residential Funding Mortgage Securities I, Inc. (the
"Company"), Residential Funding and Bankers Trust
Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Pass-Through Certificates, Series 1995-S7 (the
"Certificates"); and

WHEREAS, pursuant to Section 12.01 of the Servicing
Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related
Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate
Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing
Agreement.

(b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting
Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance.
Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to
Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing
Agreement.

2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential
Funding or the Trustee.

3. Modification, Amendment and Termination.  This
Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing
Agreement.  The obligations of GMAC under this Limited
Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment
No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, GMAC has caused this Limited
Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

GENERAL MOTORS ACCEPTANCE
CORPORATION


By:
Name:
Title:


Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee


By:


Name:

Title:



RESIDENTIAL FUNDING MORTGAGE
  SECURITIES I, INC.


By:


Name:

Title:

                       EXHIBIT N

FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE
LOAN


__________________, 19____

Residential Funding Mortgage
  Securities I, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
One North State Street
Chicago, Illinois 60602

Attention:  Residential Funding Corporation Series
1995-S7

Re: Mortgage Pass-Through Certificates, Series 1995-S7
Assignment of Mortgage Loan.

Ladies and Gentlemen:

This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to
Section 3.13(d) of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of May 1, 1995 among Residential Funding Mortgage
Securities I, Inc., as seller (the "Company"),
Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

 (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

(ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

(iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

(iv) such assignment is at the request of the borrower under the related Mortgage Loan.

Very truly yours,




___________________________
(Lender)

By:
Name:
Title:
                          EXHIBIT O


Planned Principal Balances
(see attached)

For information on the Planned Principal Balances, see Prospectus Supplement dated May 24, 1995 to the
Prospectus dated April 20, 1995 for Residential
Funding Securities I, Inc., Mortgage Pass-Through
Certificates Series 1995-S7.  See pages S-33 through
S-36.




                          EXHIBIT P

Segment I Scheduled Principal Balances


For information on the Segment I Scheduled Principal
Balances,see Prospectus Supplement dated May 24, 1995 to the Prospectus dated April 20, 1995 for Residential
Funding Securities I, Inc., Mortgage Pass-Through
Certificates Series 1995-S7.  See pages S-33 through
S-36.









                          EXHIBIT Q

Schedule of Discount Fractions

1995-S7 SCHEDULE OF DISCOUNT MORTGAGE LOANS
LOAN     PRINCIPAL  NET MTG    DISCOUNT       PO
NUMBER   BALANCE     RATE      FRACTION     BALANCE

1416428  315,100.27  5.92%  26.0000000000% $81,926.07
1416387  405,188.17  6.42%  19.7500000000% $80,024.66
1415890   90,232.88  6.72%  16.0000000000% $14,437.26
1416376  232,327.20  6.92%  13.5000000000% $31,364.17
1415888  254,278.89  6.97%  12.8750000000% $32,738.41
1415889  106,527.46  7.22%   9.7500000000% $10,386.43
1416383  244,671.77  7.30%   8.8125000000% $21,561.70
1416384  317,058.46  7.30%   8.8125000000% $27,940.78
1415902  274,901.23  7.35%   8.1875000000% $22,507.54
1415912   73,865.48  7.35%   8.1875000000%  $6,047.74
1416382  368,244.25  7.42%   7.2500000000% $26,697.71
1415913  268,327.32  7.47%   6.6250000000% $17,776.68
1415936   69,969.94  7.47%   6.6250000000%  $4,635.51
1416385  203,935.73  7.55%   5.6875000000% $11,598.84
1416378  293,741.67  7.55%   5.6875000000% $16,706.56
1417572  241,000.00  7.55%   5.6875000000% $13,706.88
1416386  216,265.70  7.55%   5.6875000000% $12,300.11
1414836  239,298.72  7.60%   5.0625000000% $12,114.50
1416391  226,632.05  7.67%   4.1250000000%  $9,348.57
1416010  360,000.00  7.67%   4.1250000000% $14,850.00
1417154  305,000.00  7.67%   4.1250000000% $12,581.25
1415206  224,150.36  7.67%   4.1250000000%  $9,246.20
1415914  237,952.57  7.72%   3.5000000000%  $8,328.34
1415900  253,846.92  7.72%   3.5000000000%  $8,884.64
1415295  250,000.00  7.80%   2.5625000000%  $6,406.25
1416760  220,800.00  7.80%   2.5625000000%  $5,658.00
1415284  308,000.00  7.82%   2.2500000000%  $6,930.00
1416605  246,400.00  7.85%   1.9375000000%  $4,774.00
1415323  289,171.18  7.85%   1.9375000000%  $5,602.69
1415915  226,668.50  7.85%   1.9375000000%  $4,391.70
1415654   54,000.00  7.85%   1.9375000000%  $1,046.25
1415965  238,761.84  7.85%   1.9375000000%  $4,626.01
1415911  296,986.90  7.85%   1.9375000000%  $5,754.12
1415017  293,326.68  7.92%   1.0000000000%  $2,933.27
1417564  250,000.00  7.92%   1.0000000000%  $2,500.00
1417345  570,000.00  7.92%   1.0000000000%  $5,700.00
1403144  259,265.14  7.97%   0.3750000000%    $972.24
1415916  237,258.53  7.97%   0.3750000000%    $889.72
1415897  342,930.83  7.97%   0.3750000000%  $1,285.99
1415949  298,154.88  7.97%   0.3750000000%  $1,118.08
1415960  349,010.76  7.97%   0.3750000000%  $1,308.79


     $10,553,252.28          5.3974608480% $569,607.66